ARRANGEMENT INVOLVING
STRATHMORE MINERALS CORP.,
ITS SECURITYHOLDERS
AND
FISSION ENERGY CORP.

ANNUAL AND SPECIAL MEETING
OF SECURITYHOLDERS OF STRATHMORE MINERALS CORP.
TO BE HELD ON JUNE 19, 2007

NOTICE OF ANNUAL AND SPECIAL MEETING
AND
MANAGEMENT INFORMATION CIRCULAR

May 8, 2007

Neither the TSX Venture Exchange Inc. nor any securities regulatory authority has in any way passed upon the merits of the transaction described in this Information Circular.

May 8, 2007

Dear Strathmore Securityholder:

The Board of Directors of Strathmore Minerals Corp. (“Strathmore”) invites you to attend an annual and special meeting of securityholders (the “Meeting”) of Strathmore on Tuesday, June 19, 2007, at 2nd Floor, Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia at 11:00 a.m. (local time in Vancouver).

At the Meeting, holders of Strathmore’s common shares (“Common Shareholders”) will be asked to participate in the following annual general meeting business matters:

(a)

receiving and considering the audited financial statements of Strathmore for the fiscal year ended December 31, 2006 and the report of the auditors thereon;

(b)

electing directors of Strathmore for the ensuing year;

(c)

appointing auditors of Strathmore for the ensuing year and authorizing the directors to fix their remuneration;

(d)

considering and, if deemed appropriate, approving with or without amendment the ordinary resolution approving Strathmore’s stock option plan and the granting of options under such plan;

(e)

subject to the approval of the plan of arrangement referred to below (the “Arrangement”), considering and, if deemed appropriate, approving with or without amendment the ordinary resolution approving the organization of Fission Energy Corp. (“Fission Energy”) and Fission Energy’s stock option plan; and

(f)

transacting such other business as may properly come before the said meeting or any adjournment thereof.

In addition, holders of Strathmore’s warrants to purchase common shares (“Warrantholders”), holders of options to purchase common shares (“Optionholders”) and Common Shareholders will collectively be asked to consider and, if deemed appropriate, approve with or without amendment the special resolution approving and adopting the Arrangement between Strathmore and Fission Energy, which is discussed in more detail in the attached management information and proxy circular (the “Information Circular”).

In order to become effective, the Arrangement must be approved by at least 66 2/3% of the votes cast at the Meeting by the Common Shareholders, Warrantholders and Optionholders voting together as a single class, as well as by at least a simple majority of the votes cast by the Common Shareholders.  All other matters will be considered and voted on by the Common Shareholders only.

It is a condition to the completion of the Arrangement that the common shares of Fission Energy will be listed on the TSX Venture Exchange concurrently with the closing of the Arrangement.  The listing of such securities on the TSX Venture Exchange is subject to, among other things, meeting minimum listing requirements, and the Exchange’s approval.

The directors of Strathmore believe that the creation of two separate public companies dedicated to the pursuit of their respective businesses will focus the efforts of each company, and provide Strathmore’s securityholders with additional investment choices and enhanced flexibility.

After careful consideration, the Board of Directors has unanimously determined that the Arrangement is fair to Strathmore’s securityholders and is in the best interests of Strathmore.  A description of the various factors considered by the Board of Directors in arriving at this determination is contained in the enclosed Information Circular.  The Board of Directors of Strathmore unanimously recommends that Strathmore’s securityholders vote in favour of the Arrangement.

The attached Notice of Annual and Special Meeting and Information Circular contain a detailed description of the business to be transacted at the Meeting and include certain other information to assist you in considering the matters to be voted upon.  You are urged to read this material carefully and, if you require assistance, to consult your financial or other professional advisors.  As explained more fully in the attached Information Circular, in addition to approval by Strathmore’s securityholders, completion of the Arrangement is subject to certain conditions and receipt of all applicable regulatory and court approvals.

If you are a registered securityholder and unable to be present at the Meeting in person, we encourage you to vote by completing the applicable enclosed form(s) of proxy.  Your vote is important regardless of the number of securities you own.  You should specify your choice by marking the box on the applicable enclosed form(s) of proxy and by dating, signing and returning the applicable form(s) of proxy in the appropriate return envelope addressed to CIBC Mellon Trust Company to be received by 10:00 a.m. (local time in Vancouver) on June 15, 2007.  Please do this as soon as possible.  Voting by proxy will not prevent you from voting in person if you attend the Meeting, but will ensure that your vote will be counted if you are unable to attend.

If you are a non-registered securityholder of Strathmore and received these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

We consider the Arrangement an important step in Strathmore’s growth and hope you will be able to attend the Meeting.

Yours truly,

(signed) DEVINDER RANDHAWA

Devinder Randhawa

Chairman and Chief Executive Officer

NOTICE OF ANNUAL AND SPECIAL MEETING OF SECURITYHOLDERS

NOTICE IS HEREBY GIVEN that an annual and special meeting (the “Meeting”) of holders of common shares, warrants and options (collectively, the “Securityholders”) of Strathmore Minerals Corp. (“Strathmore”) will be held on Tuesday, June 19, 2007 at 2nd Floor, Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia at 11:00 a.m. (local time in Vancouver).

At the Meeting, holders of Strathmore’s common shares (“Common Shareholders”) will be asked to participate in the following annual general meeting business matters:

(a)

receiving and considering the audited financial statements of Strathmore for the fiscal year ended December 31, 2006 and the report of the auditors thereon;

(b)

electing directors of Strathmore for the ensuing year;

(c)

appointing auditors of Strathmore for the ensuing year and authorizing the directors to fix their remuneration;

(d)

considering and, if deemed appropriate, approving with or without amendment the ordinary resolution approving Strathmore’s stock option plan and the granting of options under such plan;

(e)

subject to the approval of the plan of arrangement referred to below (the “Arrangement”), considering and, if deemed appropriate, approving with or without amendment the ordinary resolution approving the organization of Fission Energy Corp. (“Fission Energy”) and Fission Energy’s stock option plan; and

(f)

transacting such other business as may properly come before the said meeting or any adjournment thereof.

In addition, holders of Strathmore’s warrants to purchase common shares (“Warrantholders”), holders of options to purchase common shares (“Optionholders”) and Common Shareholders will collectively be asked to consider and, if deemed appropriate, approve with or without amendment the special resolution approving and adopting the Arrangement between Strathmore and Fission Energy, which is discussed in more detail in the attached management information and proxy circular (the “Information Circular”).

Only Securityholders of record at the close of business on May 7, 2007, the record date for the Meeting, will be entitled to notice of, to attend and to vote at, the Meeting and postponement(s) or adjournment(s) thereof in respect of the relevant resolutions(s), except to the extent that a Securityholder has transferred any securities of Strathmore subsequent to the record date and the new holder of such securities establishes proper ownership and requests, not less than 10 days before the date of the Meeting, to be included in the list of Securityholders eligible to vote at the Meeting in respect of the relevant resolution(s).

Whether or not you intend to attend the Meeting, you are requested to complete the applicable enclosed form(s) of proxy (printed on blue paper for Shareholders, on green paper for Warrantholders and on yellow paper for Optionholders) in accordance with the instructions set out therein and in the Information Circular and return the form(s) of proxy in the envelope provided for that purpose.  To be effective, proxies must be received either by mail or delivery addressed to CIBC Mellon Trust Company at 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1 or by facsimile at (604) 688-4301, in each case prior to 11:00 a.m. (Vancouver time) on June 15, 2007 or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned Meeting is reconvened or the postponed Meeting is convened.  In certain circumstances, proxies may also be deposited with the scrutineers of the Meeting, to the attention of the chair of the Meeting, at or immediately prior to the commencement of the Meeting or any postponement(s) or adjournment(s) thereof.

DATED at Vancouver, British Columbia this 8th day of May, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) DEVINDER RANDHAWA

Devinder Randhawa
Chairman and Chief Executive Officer

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS

i

SUMMARY

1

GENERAL PROXY INFORMATION

1

Solicitation of Proxies by Management

1

Appointment and Revocation of Proxies

1

Signature of Proxy

1

Voting of Proxies

2

Exercise of Discretion by Proxies

2

Voting Securities

2

INFORMATION CONCERNING STRATHMORE

3

Strathmore’s Year-End Audited Financial Statements

3

Principal Shareholders

3

Executive Compensation

3

Long-Term Incentive Plan Awards

4

Stock Appreciation Rights

4

Stock Option Grants During 2006

4

Termination of Employment, Change in Responsibilities and Employment Contracts

5

Compensation of Directors of the Company

5

Securities Authorized for Issuance under Equity Compensation Plans

5

Indebtedness of Directors, Executive Officers And Senior Officers

6

Interest of Informed Persons In Material Transactions

6

Management Contracts

7

Interest of Certain Persons In Matters To Be Acted Upon

7

Audit Committee

7

Audit Committee Charter

7

Responsibilities of the Audit Committee

7

Venture Issuer Exemption

9

Corporate Governance

9

Board of Directors

9

Directorship

9

Orientation and Continuing Education

10

Ethical Business Conduct

10

Nomination of Directors

10

Compensation Committee

10

Board Review Process

11

Other Board Committees

11

Additional Information

11

THE ARRANGEMENT

11

General

11

Reasons for the Arrangement

12

Recommendation of Directors

12

Fairness of the Arrangement

12

Details of the Arrangement

13

Authority of Board of Directors of Strathmore

15

Conditions to the Arrangement

16

Securityholder Approval

17

Court Approval of the Arrangement

17

Proposed Timetable for Arrangement

18

Fission Energy Share Certificates and Certificates for Strathmore New Shares

18

Relationship Between Strathmore and Fission Energy after the Arrangement

19

Effect of Arrangement on Outstanding Stock Options and Share Purchase Warrants

19

Resale of Strathmore New Shares and Fission Energy Shares

20

Expenses of Arrangement

22

INCOME TAX CONSIDERATIONS

22

Certain Canadian Federal Income Tax Considerations

22

U.S. Federal Income Tax Considerations

29

RIGHTS OF DISSENT

35

RISK FACTORS

36

LEGAL PROCEEDINGS

43

EXPERTS

43

AUDITORS, TRANSFER AGENT AND REGISTRAR

44

MATERIAL CONTRACTS

44

Financial Statements

45

Election of Directors

45

Appointment of Auditors

46

Approval of the Arrangement

47

Approval of Organization of Fission Energy and the Fission Energy Stock Option Plan

47

Other Business

47

INFORMATION CONCERNING STRATHMORE POST-ARRANGEMENT

47

Selected Unaudited Pro Forma Consolidated Financial Information

47

Mineral Properties to be Held Following the Arrangement

48

Roca Honda Property

49

Church Rock Property

61

The Chord Property, USA

74

The Wyoming Properties, USA

74

INFORMATION CONCERNING FISSION ENERGY POST-ARRANGEMENT

74

Name and Incorporation

74

Business History

74

General Development of the Business

75

Description of Assets of Fission Energy

75

Summary of Property Commitments

75

Principal Properties

75

Dieter Lake Property

76

Duddridge Lake Property

85

Description of the Securities

92

Selected Unaudited Pro Forma Financial Information and Management’s Discussion and Analysis

92

Pro Forma Consolidated Capitalization of Fission Energy

93

Fully Diluted Share Capital of Fission Energy

93

Available Funds

94

Principal Purposes for Available Funds

94

Administration Expenses

94

Dividends

95

Prior Sales of Securities of Fission Energy

95

Principal Shareholders of Fission Energy

95

Other Reporting Issuers

97

Promoter of Fission Energy

99

Corporate Cease Trade Orders or Bankruptcies

99

Penalties or Sanctions

100

Conflicts of Interest

100

Proposed Executive Compensation of Fission Energy

101

Indebtedness of Directors and Executive Officers of Fission Energy

101

Investor Relations Arrangements

102

Options and Warrants

102

Auditors, Transfer Agent and Registrar

102

Sponsorship

102

GLOSSARY OF TERMS

102

GLOSSARY OF TERMS

103

AUDITORS’ CONSENTS

108

DIRECTORS’ APPROVAL

109

CERTIFICATE

110

SCHEDULE A THE ARRANGEMENT RESOLUTION

A-1

SCHEDULE B ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

B-1

SCHEDULE C FISSION ENERGY STOCK OPTION PLAN RESOLUTION

C-1

SCHEDULE D FISSION ENERGY STOCK OPTION PLAN

D-1

SCHEDULE E INTERIM ORDER AND NOTICE OF APPLICATION

E-1

SCHEDULE F DISSENT RIGHTS UNDER THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

F-1

SCHEDULE G STRATHMORE CONSOLIDATED FINANCIAL STATEMENTS FOR 2005 AND 2006

G-1

SCHEDULE H UNAUDITED PRO FORMA BALANCE SHEETS OF STRATHMORE AND FISSION ENERGY

H-1

FORWARD-LOOKING STATEMENTS

Certain information in this Information Circular and the documents incorporated by reference herein constitute “forward-looking statements”.  All statements, other than statements of historical facts, included herein and in press releases and public statements by our officers or representatives, that address activities, events or developments that management of Strathmore expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of each of Strathmore’s and Fission Energy’s business, legal proceedings, estimated completion dates, estimated exploration expenditures, operations, mineral resources, current working capital, cash operating costs, plans and other such matters, as well as statements made concerning plans and anticipated effects of the Arrangement are forward-looking statements.  The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “target”, “budget”, “may”, “schedule” and similar words or expressions identify forward-looking statements.  These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of Strathmore or Fission Energy, including anticipated consequences of the Arrangement, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements.  These factors include, without limitation, risks related to the Arrangement, including possible non-completion of the Arrangement and the risk that the market price of Strathmore Shares could decrease following the Arrangement.  These factors also include risks related to the businesses of Strathmore and Fission Energy, including risks that Strathmore’s or Fission Energy’s acquisition, exploration and property advancement efforts will not be commercially successful; risks relating to the uranium industry, the inherently hazardous nature of mining-related activities, uncertainties concerning mineral resource estimates, risks relating to intense competition within the mining industry; dilution caused by future fund raising activities and uncertainties regarding such fund raising activities, the potential success of such activities, the risk that the companies’ directors may have conflicts of interest through their involvement in other natural resource companies, potential challenges to title in the companies’ mineral properties, potential effects on Strathmore’s or Fission Energy’s operations of environmental and other regulations in the countries in which it operates; risks due to legal proceedings; uncertainty of being able to raise capital on favourable terms or at all; and risks that may affect Strathmore’s ability to complete the proposed Arrangement including risks that Strathmore may be unable to obtain required securityholder or court approvals.  Additional risks for Fission Energy include, as a newly formed independent company, its lack of operating history; the risk that it may lose key personnel or fail to attract and retain personnel; the risk that Fission Energy may experience difficulty in growth and managing its growth; the potential lack of adequate liquidity for its shares; and the risks inherent in accurately valuing Fission Energy Shares.  Please see “Risk Factors” below for more information about these and other risks.  Securityholders are cautioned against attributing undue certainty to forward looking statements.  Although Strathmore has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements.  Strathmore assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTICE TO UNITED STATES SECURITYHOLDERS

Strathmore and Fission Energy are corporations existing under the laws of British Columbia and Canada, respectively.  The information in this Information Circular relating to Strathmore and Fission Energy has been prepared in accordance with the disclosure requirements of Canadian corporate and securities laws.  The financial statements of Strathmore included herein or incorporated by reference in this Information Circular, as well as the financial information related to Fission Energy, have been prepared in Canadian dollars and in accordance with Canadian GAAP, are subject to Canadian auditing and auditor independence standards, and thus may not be comparable in all respects to financial statements of U.S. companies whose financial statements are prepared in accordance with U.S. GAAP.  Likewise, information concerning the properties and operations of Strathmore and Fission Energy has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to disclosure standards applicable in the United States.

Mineral resource estimates included and incorporated by reference in this Information Circular were prepared in accordance with the Canadian Securities Administrators’ National Instrument 43-101, which established Canadian standards for public disclosure of scientific and technical information concerning mineral projects.  The requirements of National Instrument 43-101 differ from those of the SEC in a number of material respects, and information concerning descriptions of deposits included and incorporated by reference in this Information Circular may not be comparable to information made public by U.S. companies subject to the reporting requirements of the SEC.  This Information Circular and the documents incorporated by reference use the term “resources” which is a term not recognized by the SEC.  U.S. investors are advised that while “resources” are recognized and required to be disclosed under Canadian securities laws, the SEC does not recognize the term or permit it to be used in filings by U.S. companies.  Under U.S. standards, a deposit may not be recognized as a “reserve” unless a determination has been made that it may be economically and legally produced or extracted at the time the determination is made.  “Resources” are not “reserves” and U.S. investors are cautioned that “resources” may not ever be converted into “reserves”.  Further, “resources” classified as “inferred resources” have a great amount of uncertainty as to their existence and whether they can be mined economically or legally.  It cannot be assumed that “inferred resources” will ever be upgraded to a higher category, and U.S. investors should not assume that all or any part of an “inferred resource” exists or can be legally or economically mined.

Securityholders should be aware that the transactions pursuant to the Plan of Arrangement whereby (i) Shareholders will dispose of Strathmore Shares and will receive Strathmore New Shares and Fission Energy Shares, (ii) Strathmore Warrantholders will have their warrants adjusted in accordance with the terms of the Strathmore Warrants and (iii) Strathmore Optionholders who are employees (“Employee Optionholders”) will dispose of their Strathmore Options for consideration consisting solely of Strathmore New Options to acquire Strathmore New Shares and Optionholders who are not employees (“Non-Employee Optionholders”) will have the exercise price of their existing Strathmore Options adjusted all as described herein, may have tax consequences both in the U.S. and in Canada.  Such consequences for investors who are resident in, or citizens of, the U.S. may not be described fully herein.  See “United States Federal Income Tax Considerations”.  All Securityholders should seek their own tax advice with respect to the tax consequences to them of the transactions contemplated in the Plan of Arrangement.

Enforcement by Strathmore’s and Fission Energy’s securityholders of civil liabilities under U.S. securities laws may be affected adversely by the fact that each of Strathmore and Fission Energy is organized under the laws of a jurisdiction other than the U.S., that certain of the officers and directors of Strathmore and Fission Energy are residents of a country other than the U.S., that some of the experts named in the Information Circular are residents of a country other than the U.S., and that a portion of the assets of Strathmore and a substantial portion of the assets of Fission Energy and such persons are located outside of the U.S.

The securities of Strathmore and Fission Energy issuable in connection with the Arrangement have not been approved or disapproved by the SEC or securities regulatory authorities in any state, nor has the SEC or the securities regulatory authorities of any state passed on the adequacy or accuracy of this Information Circular.  Any representation to the contrary is a criminal offence.

The securities of Strathmore and Fission Energy to be received under the Arrangement have not been and will not be registered under the U.S. Securities Act, and will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof.  Section 3(a)(10) of the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for one or more outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by a court authorized to grant such approval after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear.  The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered.  The Court issued the Interim Order on May 8, 2007 and, subject to the approval of the Arrangement by the Securityholders, a hearing on the Arrangement will be held on June 22, 2007 at 9:45 a.m. at the Law Courts, 800 Smithe Street, Vancouver, British Columbia.  All Securityholders are entitled to appear and be heard at this hearing.  See “The Arrangement – Court Approvals of the Arrangement” in this Information Circular.

Strathmore has filed a registration statement on Form 20-F with respect to the Strathmore Shares under the U.S. Exchange Act which has not become effective.  If and when this registration statement on Form 20-F becomes effective, Strathmore will become subject to the reporting requirements of Section 12 of the U.S. Exchange Act.  Strathmore and Fission Energy expect that the securities of Fission Energy issued pursuant to the Arrangement will not be registered under the U.S. Exchange Act in reliance on the exemption from registration under the U.S. Exchange Act provided by Rule 12g3-2(b) thereunder, which will require Fission Energy to furnish certain information to the SEC or the public as provided by such rule.

Securities of Strathmore and Fission Energy received by a holder who will be an “affiliate” of Strathmore or Fission Energy after the Arrangement, or is an “affiliate” of Strathmore or Fission Energy prior to the Arrangement, will be subject to certain restrictions on resale imposed by the U.S. Securities Act.  As defined in Rule 144 under the U.S. Securities Act, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.  See “The Arrangement – Resale of Strathmore New Shares and Fission Energy Shares – Exemption from United States Registration Requirements and Resale Restrictions”.

CURRENCY AND EXCHANGE RATE INFORMATION

All references to “$” or “dollars” set forth in this Information Circular are in Canadian dollars, except where otherwise indicated.

The following table sets forth, for each of the years indicated, the year end exchange rate, the average closing rate and the high and low closing exchange rates of one Canadian dollar in exchange for one U.S. dollar as quoted by the Bank of Canada.  The noon exchange rate on May 7, 2007 as reported by the Bank of Canada for the conversion of Canadian dollars was CAD$1.00 equals U.S.$0.9071.

	Year Ended December 31,
	2003	2004	2005	2006
High	$0.7726	$0.8493	$0.8695	$0.9134
Low	$0.6381	$0.7160	$0.7878	$0.8479
Average	$0.7159	$0.7689	$0.8256	$0.8818
Year End	$0.7713	$0.8320	$0.8606	$0.8581

SUMMARY

The following is a summary of certain information contained elsewhere in this Information Circular, including the schedules attached hereto, which are incorporated into and form part of this Information Circular. Certain capitalized words and terms used in this summary are defined in the Glossary of Terms which follows.  This summary is qualified in its entirety by the more detailed information and financial statements appearing or referred to elsewhere in this Information Circular and the schedules attached hereto.  Securityholders are urged to read this Information Circular and the documents incorporated by reference carefully and in their entirety.

The Meeting

The Meeting will be held on Tuesday, June 19, 2007 at 2nd Floor, Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia at 11:00 a.m. (Vancouver time).

Purpose of the Meeting

At the Meeting, the Shareholders will receive the audited financial statements of Strathmore for the fiscal year ended December 31, 2006 and will be asked to consider and, if thought fit, to pass resolutions approving or confirming the following matters:

(a)

Electing Strathmore’s directors for the ensuing year;

(b)

Appointing Strathmore’s auditors for the ensuing year and authorizing its directors to fix their remuneration;

(c)

Approving Strathmore’s Stock Option Plan and the granting of options thereunder; and

(d)

Subject to the approval of the Arrangement Resolution discussed below, approving the organization of Fission Energy and the Fission Energy Stock Option Plan.

In addition, Shareholders, Warrantholders and Optionholders will be asked as a group to consider and, if thought fit, to pass a resolution approving the Arrangement.  In order to become effective, the Arrangement must be approved by a least 66 2/3% of the votes cast at the Meeting by the Securityholders voting together as a single class, as well as by at least a simple majority of the votes cast by the Shareholders.

By passing the Arrangement Resolution approving the Arrangement, the Securityholders will also be giving authority to Strathmore’s Board of Directors to use its best judgment to proceed with and cause Strathmore to complete the Arrangement in the event of any variation of, or amendments to, the Arrangement Agreement without any requirement to seek or obtain any further approval of the Securityholders.

Meeting Record Date

Strathmore has fixed May 7, 2007 as the record date for determining the Securityholders entitled to receive notice of and vote at the Meeting.

The Arrangement

The purpose of the Arrangement is to “spin-out” Strathmore’s Canadian and Peruvian mineral property interests (together, the “Spin-Off Properties”) into a separate public company, Fission Energy.  The Arrangement will separate the Spin-Off Properties from Strathmore’s other mineral properties located in the United States.

Strathmore’s Board of Directors believes that the current market price of the Strathmore Shares does not adequately reflect the underlying value of its properties.  In addition, the Board believes that the Arrangement will allow Strathmore to focus on financing and developing the Spin-Off Properties separately, while reducing stock dilution for Securityholders interested in the more advanced Strathmore assets located in the United States.

Upon completion of the Arrangement, Fission Energy will acquire all of Strathmore’s interests in the Spin-Off Properties, together with $500,000 in cash (collectively, the “Spin-Off Assets”).  Each Shareholder, other than a Dissenting Shareholder, will ultimately acquire one new common share in the capital of Strathmore (a “Strathmore New Share”) and one-third of one common share in the capital of Fission Energy (a “Fission Energy Share”) for each Strathmore common share (“Strathmore Share”) held on the Share Distribution Record Date, where the Strathmore New Shares will be identical in every respect to the present Strathmore Shares. See “The Arrangement - Details of the Arrangement”.

Effect of the Arrangement on Strathmore Options and Warrants

Strathmore Options

As of the Effective Date, each outstanding Strathmore Option held by an Employee Optionholder will be disposed of and exchanged for one Strathmore New Option and no other consideration, which Strathmore New Option will be identical in every respect to the Strathmore Option originally granted except it will have an adjusted exercise price to take into account any change in the fair market value of Strathmore Shares as a result of transferring the Spin-Out Assets from Strathmore to Fission Energy.

The exercise price under the Strathmore New Options will be determined by the Board of Directors such that the difference between the fair market value of a Strathmore Share and the exercise price of the Strathmore Option immediately prior to the Arrangement becoming effective, shall be equal to the difference between the fair market value of a Strathmore New Share and the exercise price of the Strathmore New Option immediately after the Arrangement becoming effective.  The fair market value of the Strathmore Shares and Strathmore New Shares shall be determined as the weighted average trading price for the three days prior to and after the Share Distribution Record Date, respectively.

As of the Effective Date, each outstanding Strathmore Option held by a Non-Employee Optionholder, such as a consultant, will have its exercise price adjusted in accordance with the terms of such Strathmore Options, to take into account any difference in the fair market value of the Strathmore Shares prior to the Arrangement becoming effective and the Strathmore New Shares immediately after the Arrangement becoming effective; however, it will otherwise continue to exist in its current form.  The adjusted exercise price of the existing Strathmore Option held by a Non-Employee Optionholder will be set so that the difference between the fair market value of a Strathmore New Share and the adjusted exercise price of the existing Strathmore Option immediately after the adjustment of the exercise price is equal to the difference between the fair market value of a Strathmore Share and the exercise price of a holder’s Strathmore Option, immediately before the adjustment of the exercise price, as determined by the Board of Directors as described in the paragraph above.

Strathmore Warrants

As of the Effective Date, pursuant to the terms of the warrant agreements entered into on May 9, 2006 between Strathmore and the Warrantholders who received Strathmore Warrants pursuant to Strathmore’s May 2006 brokered private placement, each Strathmore Warrant received in such private placement will be adjusted upon the occurrence of a spin-out transaction to compensate the Warrantholders for the assets spun out and, in the case of the Arrangement, the securities received by a Warrantholder on exercise of a Warrant will be adjusted to reflect the securities received by Shareholders on the Arrangement.

After the Arrangement, each Warrantholder will, upon exercise of the right to purchase Strathmore Shares, be entitled to receive, and shall accept, in lieu of the number of Strathmore Shares to which the Warrantholder was initially entitled upon such exercise, the kind and amount of shares and other securities or property which the Warrantholder would have been entitled to receive as a result of the transferring of the Spin-Out Assets if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Strathmore Shares to which the Warrantholder was theretofore entitled upon such exercise.  Therefore, upon the due exercise of its Warrants, the Warrantholder will receive one Strathmore New Share and one-third of one Fission Energy Share for each Strathmore Warrant so exercised.  The exercise price paid will be split between Strathmore and Fission Energy on the same ratio that the fair market value of the Spin-Out Assets has to the fair market value of all assets of Strathmore.

Recommendation and Approval of Board of Directors

The Board of Directors of Strathmore has reviewed the Arrangement and concluded that the terms of the Arrangement are fair and reasonable to, and in the best interests of, Strathmore and its Securityholders.  Accordingly, Strathmore’s Board of Directors has approved the Arrangement and authorized the submission of the Arrangement to the Securityholders and the Court for approval.  The Board of Directors of Strathmore recommends that Securityholders vote for the approval of the Arrangement. See “The Arrangement - Recommendation of Directors”.

Reasons for the Arrangement

The formation of Fission Energy to hold the Spin-Off Properties will allow management of Strathmore to focus entirely on the development of the more advanced U.S. Mineral Properties, and free management of Fission Energy to facilitate separate fund-raising, exploration and mining strategies that will be required to move the exploration stage Spin-Off Properties forward.  In addition, Strathmore believes that the creation of two separate public companies dedicated to the pursuit of their respective businesses will focus the efforts of each company, provide Securityholders with additional investment flexibility and also better reflect the value of all of Strathmore’s current assets, including the Spin-Out Assets.

See “The Arrangement - Reasons for the Arrangement”.

Conduct of Meeting and Securityholder Approval

The Interim Order provides that, in order for the Arrangement to proceed, the Arrangement Resolution must be passed, with or without variation, by at least two-thirds of the eligible votes cast at the Meeting by holders of Strathmore Shares, Strathmore Options and Strathmore Warrants voting together as a single class, as well as by at least a simple majority of the votes cast by holders of Strathmore Shares.  See “The Arrangement - Securityholder Approval”.

If the Arrangement Resolution is not passed by an adequate majority of eligible votes at the Meeting, the Arrangement will not be completed, Strathmore will continue to hold and manage the Spin-Off Assets in the same manner as it presently does, and Fission Energy will continue as a private company, wholly-owned by Strathmore.

Court Approval

A Plan of Arrangement under the BCBCA requires court approval. Prior to the mailing of this Information Circular, Strathmore obtained an interim order of the Court authorizing the calling and holding of the Meeting and prescribing the conduct of the Meeting (the “Interim Order”) which is attached as Schedule “E” to this Information Circular. The Interim Order, among other things, provides for the calling and holding of the Meeting and caused to be issued the notice of application for the final order of the Court (the “Final Order”). The Interim Order does not constitute approval of the Plan of Arrangement or the contents of the Information Circular by the Court.  As set forth in the Interim Order, the hearing in respect of the Final Order is scheduled to take place before the Court on June 22, 2007, at 9:45 a.m. (Vancouver time) at the Law Courts, 800 Smithe Street, Vancouver, British Columbia, subject to the adoption of the Plan of Arrangement by Securityholders at the Meeting.  The Notice of Hearing of Petition for the Final Order is attached as part of Schedule “E”.

Income Tax Considerations

Canadian federal income tax considerations to Securityholders are summarized herein under “Certain Canadian Federal Income Tax Considerations” and United States federal income tax considerations to Securityholders subject to such taxation laws are summarized herein under “Certain United States Federal Income Tax Considerations”.

Securityholders should carefully review the applicable tax considerations under the Arrangement and are urged to consult their own tax advisors in regard to their particular circumstances.

Right to Dissent

The following description of the rights of Dissenting Shareholders is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of the Shareholder’s Strathmore Shares, and is qualified in its entirety by the reference to the full text of the relevant provisions of the BCBCA. A registered holder of Strathmore Shares who intends to exercise the right of dissent and appraisal should carefully consider and comply with those provisions of Division 2 of Part 8 of the BCBCA. Failure to comply strictly with those provisions of the BCBCA and to adhere to the procedures established therein may result in a loss of all rights of dissent.

Under the BCBCA and the Interim Order, a registered holder of Strathmore Shares has the right to dissent with respect to the Arrangement by filing a written objection (an “Objection Notice”) to the Arrangement Resolution with the Secretary of Strathmore, at Strathmore’s head office, 700 – 1620 Dickson Avenue, Kelowna, British Columbia, V1Y 9Y2, no later than 10:00 a.m. (Vancouver time) on June 18, 2007.  If the Arrangement Resolution is passed and Strathmore intends to act or acts upon it, each Dissenting Shareholder will be entitled to be paid by Strathmore the fair value of the securities in respect of which such Dissenting Shareholder dissents, in accordance with section 245 of the BCBCA. Beneficial owners of Strathmore Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of Strathmore Shares are entitled to dissent.  Accordingly, a beneficial owner of Strathmore Shares desiring to exercise the right to dissent must make arrangements for the Strathmore Shares beneficially owned by such holder to be registered in his, her or its name prior to the time the written objection to the Arrangement Resolution is required to be received, or alternatively make arrangements for the registered holder of such holder’s Strathmore Shares to dissent on the beneficial holder’s behalf. See “Right of Dissent.” It is a condition of the Arrangement that Dissenting Shareholders holding not more than 3% in the aggregate of the Strathmore Shares exercise rights of dissent in relation to the Arrangement.

Stock Exchange Listings

The Strathmore Shares are currently listed and traded on the TSX Venture Exchange (the “Exchange”) and will continue to be listed following completion of the Arrangement. The closing of the Arrangement is conditional upon the Exchange approving the listing of the Fission Energy Shares on the Exchange.

Information Concerning Strathmore and Fission Energy

See “Information Concerning Strathmore Post-Arrangement” for a summary description of Strathmore, assuming completion of the Arrangement, including pro forma unaudited financial information for Strathmore.  In addition, see “Information Concerning Fission Energy Post-Arrangement” for a description of the properties, corporate structure and business, including pro forma unaudited financial information, of Fission Energy, assuming completion of the Arrangement.

Selected Unaudited Pro Forma Consolidated Financial Information for Strathmore

The following selected unaudited pro forma consolidated financial information for Strathmore is based on the assumptions described in the respective notes to the Strathmore unaudited pro forma consolidated balance sheet as at December 31, 2006 attached to this Information Circular as Schedule “H”. This pro forma consolidated balance sheet has been prepared based on the assumption, among other things, that the Arrangement had occurred on December 31, 2006.

PRO FORMA STRATHMORE MINERALS CORP. (CONSOLIDATED)
ASSETS
CURRENT:
Cash and cash equivalents	$ 4,799,908
Short term investments	$ 27,412,579
Receivables	$ 407,910
Prepaid expenses	$ 30,593
$ 32,650,990
Equipment	$ 320,201
Land	$ 370,703
Mineral property interests	$ 4,547,525
Deferred exploration costs	$ 3,004,864

TOTAL:	$ 40,894,283

LIABILITIES
CURRENT:
Accounts payable and accrued liabilities	$ 708,606
Due to related parties	$ 15,449
$ 724,055

SHAREHOLDERS’ EQUITY
Share capital	$ 56,464,982
Contributed surplus	$ 1,591,993
Deficit	$ (17,886,747)
$ 40,170,228

$ 40,894,283

Selected Unaudited Pro Forma Financial Information for Fission Energy

The following selected unaudited pro forma financial information for Fission Energy is based on the assumptions described in the respective notes to the Fission Energy unaudited pro forma balance sheet as at December 31, 2006 attached to this Information Circular as Schedule “H”.  This pro forma balance sheet has been prepared based on the assumption, among other things, that the Arrangement had occurred on December 31, 2006.

PRO FORMA FISSION ENERGY
ASSETS
CURRENT:
Cash and cash equivalents	$ 500,000
Short term investments	-
Receivables	-
Prepaid expenses	-
$ 500,000
Equipment	-
Land	-
Mineral property interests	$ 3,154,921
Deferred exploration costs	$ 8,941,150

TOTAL:	$ 12,596,071

LIABILITIES
CURRENT:
Accounts payable and accrued liabilities	-
Due to related parties	-
-

SHAREHOLDERS’ EQUITY
Share capital	$ 12,596,071
Contributed surplus	-
Deficit	-
$ 12,596,071

$ 12,596,071

Risk Factors

In considering whether to vote for the approval of the Arrangement, Securityholders should be aware that there are various risks, including those described below and those described in the Information Circular. Securityholders should carefully consider these risk factors, together with other information included in this Information Circular, before deciding whether to approve the Arrangement.

Exploration, development and mining operations involve a high degree of risk that even a combination of experience, knowledge and careful evaluation may not be able to overcome.  There is no assurance that commercial quantities of minerals will be discovered on the properties currently held by Strathmore, nor is there any guarantee that Strathmore’s or Fission Energy’s exploration programs will yield positive results.

It will be necessary for Strathmore and Fission Energy to raise additional funds to carry out further exploration and development of their mineral properties and neither Strathmore nor Fission Energy may be able to raise such funds on terms acceptable to it or at all.

Strathmore’s and Fission Energy’s operations will continue to be subject to regulatory and environmental control by, and require licenses, permits and approvals from, governmental bodies over which Strathmore and Fission Energy have no control.

See “Risk Factors” in the Information Circular.

Post-Arrangement Matters

Upon the Arrangement becoming effective, Shareholders of record on the Share Distribution Record Date will remain shareholders of Strathmore, with each currently held Strathmore Share representing one Strathmore New Share in the capital of Strathmore.  In addition, each Shareholder of record on the Share Distribution Record Date will also receive his, her or its pro rata share of the Fission Energy Shares distributed to Shareholders under the Arrangement.

The Strathmore New Shares will continue to be listed and traded on the Exchange and the closing of the Arrangement is conditional upon the Exchange approving the listing of the Fission Energy Shares.

GENERAL PROXY INFORMATION

Solicitation of Proxies by Management

This Information Circular is provided in connection with the solicitation of proxies by management of Strathmore for use at the 2007 annual and special meeting of Securityholders of Strathmore (the “Meeting”) to be held on June 19, 2007 at 2nd Floor, Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia at 11:00 a.m. (Vancouver time).

The cost of such solicitation will be borne by Strathmore. The solicitation of proxies will be primarily by mail, but may also be by telephone, facsimile or in person by the directors, officers and employees of Strathmore, at no additional compensation. In accordance with National Instrument 54-101, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Strathmore Shares held of record by such person and Strathmore may reimburse such persons for reasonable fees and disbursements incurred.

Appointment and Revocation of Proxies

The persons named in the enclosed form(s) of proxy are directors and/or officers of Strathmore. Securityholders have the right to appoint a nominee (who need not be a Securityholder) to represent them at the Meeting other than the persons designated in the enclosed form(s) of proxy, and may do so by inserting the name of the appointed representative in the blank space provided in the first page of the form(s) of proxy. Such Securityholder should notify the nominee of the appointment, obtain the nominee’s consent to act as proxy and provide instructions on how the Securityholder’s Strathmore Securities are to be voted. The nominee should bring personal identification to the Meeting.

A form of proxy will not be valid for the Meeting or any adjournment(s) thereof unless it is completed and signed by the Securityholder or by his attorney authorized in writing, or if the Securityholder is a corporation, under its corporate seal or by a duly authorized officer or attorney of such corporation and delivered to CIBC Mellon Trust Company, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, fax number (604) 688-4301, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the Meeting or any adjournment(s) thereof.

In addition to revocation in any other manner permitted by law, a Securityholder who has given a proxy may revoke it, any time before it is exercised, by instrument in writing executed by the Securityholder or by his attorney authorized in writing and deposited either at the offices of Strathmore at any time up to and including the last business day preceding the day of the Meeting, or any adjournment of the Meeting, at which time the proxy is to be used, or with the chairman of the Meeting on the day of the Meeting, or any adjournment of the Meeting. A proxy may also be revoked by the Securityholder personally attending the Meeting and voting his, her or its shares.

Signature of Proxy

The enclosed form(s) of proxy will be executed by the Securityholder or his attorney authorized in writing, or if the Securityholder is a corporation, the proxy(s) should be signed in its corporate name under its corporate seal or by an authorized officer whose title should be indicated. A proxy signed by a person acting as an attorney or in some other representative capacity should reflect such person’s capacity following his, her or its signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Strathmore).

Voting of Proxies

The persons named in the enclosed form(s) of proxy are directors and/or officers of Strathmore and have indicated their willingness to represent as proxy the Securityholder who appoints them. Each Securityholder may instruct his proxy how to vote his, her or its securities by completing the proxy form.

The persons indicated in the accompanying proxy(s) will vote or withhold from voting the securities in respect of which they are appointed proxy on any ballot that may be called for in accordance with the instructions of the Securityholder as indicated on the proxy(s) and, if the Securityholder specifies a choice with respect to any matter to be acted upon, the Strathmore Shares, Strathmore Options or Strathmore Warrants will be voted accordingly.  In the absence of such direction,

(A)

the Strathmore Shares shall be voted in favour of:

1.

the election of the persons proposed to be nominated by management as directors;

2.

the appointment of Davidson & Company LLP, Chartered Accountants, of Vancouver, BC, as auditors of Strathmore;

3.

approving the ordinary resolution approving the Strathmore Stock Option Plan and the quantity of options under such plan;

4.

approving the special resolution approving and adopting the Plan of Arrangement; and

5.

approving the ordinary resolution approving the organization of Fission Energy and the Fission Energy Stock Option Plan; and

(B)

the Strathmore Warrants and Strathmore Options shall be voted in favour of:

1.

approving the special resolution approving and adopting the Plan of Arrangement;

all as more specifically described in this Information Circular.

Exercise of Discretion by Proxies

The enclosed form(s) of proxy confer discretionary authority upon the person indicated in the proxy(s) with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting.  At the time of printing of the Information Circular, the management of Strathmore knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting and the Information Circular. If any matters which are not now known to the directors and senior officers of Strathmore should properly come before the Meeting, the persons named in the accompanying form(s) of proxy will vote on such matters in accordance with their best judgment.

Voting Securities

Strathmore is authorized to issue an unlimited number of Strathmore Shares without par value.  As of May 1, 2007, there were outstanding (a) 72,170,623 Strathmore Shares, (b) Strathmore Options to acquire an aggregate of 3,935,288 Strathmore Shares and (c) Strathmore Warrants to acquire an aggregate of 541,325 Strathmore Shares.  Each Strathmore Share carries one vote at all meetings of Shareholders.  For purposes of the Arrangement Resolution, each Strathmore Option carries one vote for each Strathmore Share that would be receivable on the exercise of such option and each Strathmore Warrant carries one vote for each Strathmore Share that would be receivable on the exercise of such warrant.

Any Securityholder of record at the close of business on May 7, 2007 who either personally attends the Meeting or who has properly executed and deposited a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or have his, her or its Strathmore Securities voted at the Meeting.  Securityholders will only be entitled to vote his or her Strathmore Securities other than Strathmore Shares, or have his or her Strathmore Securities other than Strathmore Shares voted, on the approval of the Arrangement Resolution.

INFORMATION CONCERNING STRATHMORE

Strathmore’s Year-End Audited Financial Statements

Strathmore’s consolidated audited financial statements for the years ended December 31, 2006 and 2005 are attached hereto as Schedule “G”.

Principal Shareholders

To the knowledge of the directors and executive officers of Strathmore, as at May 7, 2007 the only person or company who beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the issued and outstanding Strathmore Shares is Sprott Asset Management Inc., 200 Bay Street, Suite 2700, P.O. Box 27, Royal Bank Plaza, South Tower, Toronto, Ontario, V5J 2J1.  As at May 1, 2007, Sprott exercises control or direction over 12,680,400 Strathmore Shares and 415,000 Strathmore Warrants.  Assuming the exercise of the Strathmore Warrants, Sprott exercises control or direction over 18.04% of the issued and outstanding Strathmore Shares.

Executive Compensation

The following table sets forth all compensation for the periods indicated in respect of the individuals who served as the Chief Executive Officer and the Chief Financial Officer of Strathmore at any time during the financial year, each of the three most highly compensated executive officers of Strathmore other than the CEO and CFO, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeded $150,000, and any additional individuals who would have satisfied these criteria except that the individual was not serving as an officer of Strathmore at the end of the most recently completed financial year (collectively, the “Named Executive Officers”).

Summary Compensation Table

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
					AWARDS		PAYOUTS
NAME AND PRINCIPAL POSITION	FISCAL YEAR (DEC 31)	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPEN-SATION ($)	SECURITIES UNDER OPTIONS/ SARS GRANTED (#)	RESTRICTED SHARES OR RESTRICTED SHARE UNITS ($)	LTIP PAYOUTS ($)	ALL OTHER COMPEN- SATION ($)
Devinder Randhawa, Chief Executive Officer	2006 2005	$164,081 $121,600	$0 $0	$0 $0	375,000 312,500	Nil Nil	Nil Nil	Nil Nil
	2004	$62,455	$0	$0	437,500	Nil	Nil	Nil
Patrick Groening, Chief Financial Officer(1)	2006 2005	$84,000 $80,000	$0 $0	$0 $0	140,000 200,000	Nil Nil	Nil Nil	Nil Nil
	2004	$42,240	$0	$0	175,000	Nil	Nil	Nil
David Miller President(2)	2006 2005	$168,534 $70,956	$0 $0	$0 $0	375,000 350,000	Nil Nil	Nil Nil	Nil Nil

Notes:

1.

Mr. Groening was appointed Chief Financial Officer on April 27, 2005.

2.

Mr. Miller was appointed President and Chief Operating Officer on November 25, 2005.

Long-Term Incentive Plan Awards

A long term incentive plan (“LTIP”) is a plan providing compensation intended to motivate performance over a period greater than one financial year and does not include option or stock appreciation rights (“SARs”) or plans, or plans for compensation through shares or units that are subject to restrictions on resale. Strathmore did not award any LTIPs to any Named Executive Officer during the most recently completed financial year.

Stock Appreciation Rights

A SAR is a right to receive a payment of cash or an issue or transfer of shares based wholly or in part on changes in the trading price of Strathmore’s Shares.  No SARs were granted to, or exercised by, any Named Executive Officer or any directors during the most recently completed financial year.

Stock Option Grants During 2006

The following table sets forth the options to purchase Strathmore Shares granted during 2006 to the Named Executive Officers.

Option/SAR Grants During The Most Recently Completed Financial Year

NAME	SECURITIES UNDER OPTIONS GRANTED (#)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FINANCIAL YEAR	EXERCISE OR BASE PRICE ($/SECURITY)	MARKET VALUE OF SECURITIES UNDERLYING OPTIONS ON THE DATE OF GRANT ($/SECURITY)	EXPIRATION DATE
Devinder Randhawa	275,000 100,000	10.2% 3.7%	$1.70 $2.10	$1.71 $2.10	August 31, 2011 October 27, 2011
Patrick Groening	100,000 40,000	3.7% 1.5%	$1.70 $2.10	$1.71 $2.10	August 31, 2011 October 27, 2011
David Miller	275,000 100,000	10.2% 3.7%	$1.70 $2.10	$1.71 $2.10	August 31, 2011 October 27, 2011

Aggregated Options Exercises During the Most Recently Completed Financial Year and Financial Year-End Option Values

The following table shows options that were exercised by the Named Executive Officers during the fiscal year ended December 31, 2006 and the value of unexercised options at year end.

NAME	SECURITIES ACQUIRED ON EXERCISE (#)	AGGREGATE VALUE REALIZED(1) ($)	UNEXERCISED OPTIONS AT FY-END (#) EXERCISABLE/ UNEXERCISABLE(3)	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FY-END(2) ($) EXERCISABLE/ UNEXERCISABLE(3)
Devinder Randhawa	212,500	$272,000	100,000/60,000 275,000/275,000 100,000/100,000	$183,000/$109,800 $448,250/$448,250 $135,300/$123,000
Patrick Groening	150,000	$359,500	50,000/30,000 100,000/100,000 40,000/40,000	$91,500/$54,900 $163,000/$163,000 $65,200/$49,200
David Miller	250,000	$195,250	100,000/60,000 275,000/275,000 100,000/100,000	$183,000/$109,800 $448,250/$448,250 $135,300/$100,000

Notes:

1.

Aggregate Value Realized is the difference between the market price of Strathmore’s Shares on the date of exercise and the option exercise price, multiplied by the number of Strathmore Shares acquired.

2.

Value of Unexercised Strathmore Options is equal to the difference between the closing price of the Strathmore Shares on the Exchange on December 29, 2006 of $3.33 and the exercise prices of options outstanding, multiplied by the number of shares available for purchase under such options.

3.

Unexercised Strathmore Options are subject to certain vesting provisions whereby 20% of the total number of Strathmore Options granted vest every six months until the Strathmore Options are fully vested. If the Arrangement is approved, the remaining unvested portion of the Strathmore Options will become fully vested.

Termination of Employment, Change in Responsibilities and Employment Contracts

There are no compensatory plans or arrangements with respect to any Named Executive Officer resulting from the resignation, retirement or any other termination of employment of the officer’s employment or from a change of the Named Executive Officer’s responsibilities following a change in control.

David Miller, the President, is under contract to Strathmore for a period of one year and is paid U.S. $126,000 per year. Patrick Groening, the CFO, is under contract to Strathmore for three years and is paid $84,000 per year. Mr. Randhawa does not have an employment contract.

Compensation of Directors of the Company

None of Strathmore’s directors has received any cash compensation, directly or indirectly, for his services rendered during the most recently completed financial year of Strathmore other than the reimbursement of his expenses or as set out elsewhere in this Information Circular.  See “Interest of Informed Persons”.

Strathmore does not have any non-cash compensation plans for its directors and it does not propose to pay or distribute any non-cash compensation during the current financial year.  During the most recently completed financial year ended December 31, 2006, Strathmore did not have a pension plan for its directors, officers or employees.

Securities Authorized for Issuance under Equity Compensation Plans

The only equity compensation plan which Strathmore has in place is the Strathmore Stock Option Plan which was previously approved by Shareholders. The following table sets out, as of the end of Strathmore’s fiscal year ended December 31, 2006, all required information with respect to compensation plans under which equity securities of Strathmore are authorized for issuance:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by securityholders	4,195,000	$1.82	2,868,154
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	4,195,000	$1.82	2,868,154

Indebtedness of Directors, Executive Officers And Senior Officers

None of the current or former directors, executive officers or employees of Strathmore or any of its subsidiaries is indebted to Strathmore or any of its subsidiaries, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Strathmore or any of its subsidiaries.

None of Strathmore’s directors, executive officers, proposed directors or associates of any of them, is, or, at any time since the beginning of the most recently completed financial year has been, indebted to Strathmore or any of its subsidiaries, to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Strathmore or any of its subsidiaries, or pursuant to any stock purchase program or any other program.

Interest of Informed Persons In Material Transactions

Since January 1, 2006, being the commencement of Strathmore’s last completed financial year, none of the following persons, except as set out herein and below, has any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or will materially affect Strathmore or any of its subsidiaries:

(a)

any proposed director of Strathmore;

(b)

any informed person of Strathmore; and

(c)

any associate or affiliate of any of the foregoing persons.

An “informed person” means (i) a director or executive officer of Strathmore; (ii) a director or executive officer of a person or company that is itself an informed person or subsidiary of Strathmore; (iii) any person or company who beneficially owns, directly or indirectly, Strathmore Shares or who exercises control or direction over Strathmore Shares or a combination of both carrying more than 10% of the voting rights attached to all outstanding Strathmore Shares other than shares held by the person or company as underwriter in the course of a distribution; and (iv) Strathmore itself if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

The following directors’ fees were paid to members of Board:

Devinder Randhawa:* $28,500

David Miller:* $13,500

Dr. Dieter Krewedl: $29,000

Michael Halvorson: $31,500

Steven Khan: $14,000

* These amounts are included in the disclosure of salary information in the Summary Compensation table.

Management Contracts

The management functions of Strathmore are substantially performed by directors and senior officers of Strathmore, and, not to any substantial degree, by any other person with whom Strathmore has contracted.

Interest of Certain Persons In Matters To Be Acted Upon

Except as set out herein, no director or executive officer of Strathmore or any proposed nominee of Strathmore’s management for election as a director of Strathmore, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in any matter to be acted upon at the Meeting other than the election of directors or the appointment of auditors.

Audit Committee

Multilateral Instrument 52-110 of the Canadian Securities Administrators (“MI 52-110”) requires Strathmore, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following.

Audit Committee Charter

The audit committee is a committee of the Board of Directors of Strathmore that is independent of Strathmore’s management and represents the interests of Shareholders.

The audit committee is authorized by the Board of Directors to:

(a)

oversee the process of selecting and appointing Strathmore’s external auditor,

(b)

oversee the conduct of the audit, and

(c)

have primary responsibility for the relationship between Strathmore and its external auditor.

Responsibilities of the Audit Committee

The audit committee must:

(a)

take reasonable steps, at the time the auditor’s appointment is under consideration, to ensure that the auditor is independent of management of Strathmore in accordance with applicable standards,

(b)

determine whether the audit fees charged by the auditor appear adequate in relation to the work required to support an audit opinion, without regard to fees that might be paid to the auditor for other services,

(c)

meet with the auditor, regularly and when otherwise appropriate, without management present to determine whether there are any contentious issues between the auditor and management relating to Strathmore’s financial disclosure and, if so, whether those issues have been resolved to the auditor’s satisfaction,

(d)

establish, and monitor compliance with, Strathmore’s policies regarding (i) the auditor’s providing services beyond the scope of Strathmore’s audit, and (ii) Strathmore’s hiring individuals formerly employed by the auditor to fill senior officer positions of Strathmore, and

(e)

prepare annually a report describing the steps it has taken to ensure that the auditor is independent of management of Strathmore, including (i) the policies and procedures followed so that any contracts for non-audit services to be provided by the auditor do not compromise the auditor’s independence, and (ii) the nature of any non-audit service contracts entered into and the amount of the related fees.

Strathmore’s audit committee is comprised of three directors: Devinder Randhawa, Michael Halvorson, and Dr. Dieter A. Krewedl. All audit committee members are “financially literate” (as defined in MI 52-110) and only Devinder Randhawa, the Chief Executive Officer, is not “independent”.

Since the commencement of Strathmore’s most recently completed financial year, Strathmore’s Board of Directors has not failed to adopt a recommendation of the audit committee to nominate or compensate an external auditor.

Since the commencement of Strathmore’s most recently completed financial year, Strathmore has not relied on the exemptions contained in section 2.4 or Part 8 of MI 52-110.  Section 2.4 provides an exemption from the requirements that the audit committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided.  Part 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of MI 52-110, in whole or in part.

The audit committee has not adopted specific policies and procedures for the engagement of non-audit services.  Subject to the requirements of MI 52-110, the engagement of non-audit services is considered by Strathmore’s Board of Directors, and where applicable the audit committee, on a case-by-case basis.

In the following table, “audit fees” are billed by Strathmore’s external auditor for services provided in auditing Strathmore’s annual financial statements for the subject year.  “Audit-related fees” are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit or review of Strathmore’s financial statements.  “Tax fees” are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning.  “All other fees” are fees billed by the auditor for products and services not included in the foregoing categories.

The fees paid by Strathmore to its auditor in each of the last two fiscal years, by category, are as follows:

FINANCIAL YEAR ENDING	AUDIT FEES	AUDIT RELATED FEES	TAX FEES	ALL OTHER FEES
December 31, 2006	$35,000	Nil	$1,250	Nil
December 31, 2005	$35,052	Nil	$3,000	Nil

Venture Issuer Exemption

Strathmore, as a “Venture Issuer”, is relying upon section 6.1 of Multilateral Instrument 52-110 exempting it from certain requirements relating to the composition of the audit committee requirements and reporting obligations.

Corporate Governance

Corporate governance relates to the activities of the Board of Directors, the members of which are elected by and are accountable to the Shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day to day management of Strathmore. The Board of Directors is committed to sound corporate governance practices, which are both in the interest of its Shareholders and contribute to effective and efficient decision making.

Pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”), Strathmore has reviewed existing guidelines in terms of NI 58-101 and hereby discloses its corporate governance practices in compliance with NI 58-101, as summarized below.

Board of Directors

Directors are considered to be independent if they have no direct or indirect material relationship with Strathmore.  A “material relationship” is a relationship which could, in the view of Strathmore’s Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The Board of Directors facilitates its independent supervision over management by reviewing all significant transactions of Strathmore.

The independent members of the Board of Directors of Strathmore are Michael Halvorson, Dr. Dieter A. Krewedl and Raymond Larson.

The non-independent directors are Devinder Randhawa, Chief Executive Officer and David Miller, President and Chief Operating Officer.

Directorship

Certain of the directors are presently directors in one or more other reporting issuers, as follows:

DIRECTORS	OTHER ISSUERS
Devinder Randhawa	Pacific Asia China Energy Inc., Sernova Corp., Ballyliffin Capital Corp., Jalna Minerals Ltd., Knowledge Plus Multimedia Publishing Ltd.
Dieter A. Krewedl	AuEx Ventures, Inc., Kilgore Minerals Ltd.
Michael Halvorson	Gentry Resources Ltd., Radiant Resources Inc., Orezone Resources Inc., Esperanza Silver Corporation, NovaGold Resources Inc., Pediment Exploration Ltd.

Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on Strathmore’s uranium properties and on the responsibilities of directors.  Board meetings may also include presentations by Strathmore’s management and employees to give the directors additional insight into Strathmore’s business.

Ethical Business Conduct

The Board of Directors has found that the fiduciary duties placed on individual directors by Strathmore’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of Strathmore.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the Shareholders for election at the annual meeting of Shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole.  However, if there is a change in the number of directors required by Strathmore, this policy will be reviewed.

Compensation Committee

The Compensation Committee determines compensation for the directors and executive officers and is comprised of three directors: Devinder Randhawa, Michael Halvorson, and Dr. Dieter A. Krewedl.

Strathmore’s compensation philosophy for executives continues to follow three underlying principles: namely, (i) to provide a compensation package that encourages and motivates performance; (ii) to be competitive with other companies of similar size and scope of operations so as to attract and retain talented executives; and (iii) to align the interests of its executive officers with the long-term interests of Strathmore and its Securityholders through stock-related programs.

When determining compensation policies and individual compensation levels for executive officers, the Compensation Committee takes into consideration a variety of factors.  These factors include overall financial and operating performance of Strathmore, the Compensation Committee and the Board’s overall assessment of each executive’s individual performance and contribution towards meeting corporate objectives, levels of responsibility, length of service and industry comparables.

Executive compensation is comprised primarily of a base salary and participation in the Strathmore Stock Option Plan and employment benefit plans, and may also consist of bonuses and other perquisites which are awarded on an occasional basis.

The salary for each executive officer’s position is primarily determined having regard for the incumbent’s responsibilities, individual performance factors, overall corporate performance, and the assessment of such individual as presented by management to the Board and the Compensation Committee.  The salary is intended to provide the executive officer with a compensation level competitive with base salaries within the industry.  Executive officers benefit from improved performance of Strathmore almost entirely through their participation in the Strathmore Stock Option Plan and from time to time by the receipt of bonuses.

Board Review Process

The Board has adopted a policy on Board review process.  The Board review process: (a) provides directors with an opportunity once each year to evaluate the Board’s and each Board committee’s performance and to make suggestions for its improvement; (b) provides an opportunity for the Board to comment on the Chairman’s leadership; (c) provides an opportunity for the Chairman to evaluate each director’s individual performance and to make suggestions for improvement.  The Board review process is overseen by the Board as a whole.

Other Board Committees

The board has no other committees other than the audit committee and the compensation committee.

Additional Information

Financial information is provided in Strathmore’s comparative financial statements and related Management’s Discussion and Analysis for its most recently completed financial year.  Copies of these documents will be provided, upon request to the Secretary of Strathmore at 700 – 1620 Dickson Avenue, Kelowna, British Columbia, V1Y 9Y2, free of charge to a Shareholder.  Strathmore may require the payment of a reasonable charge from any person or corporation who is not a Strathmore Shareholder and who requests a copy of such document.  Additional information relating to Strathmore is available on SEDAR at www.sedar.com and on Strathmore’s website at www.strathmoreminerals.com.

THE ARRANGEMENT

General

The purpose of the Arrangement is to reorganize Strathmore and its present operations into two separate public companies: Strathmore and Fission Energy. Upon the Arrangement becoming effective, Shareholders of record on the Share Distribution Record Date will become shareholders in both companies and will receive one Strathmore New Share and one-third of one Fission Energy Share for each Strathmore Share held by such Shareholder on such date.  Fission Energy will apply to have its shares listed on the Exchange.

On January 31, 2007, the Board of Directors of Strathmore announced the proposed Arrangement to reorganize Strathmore’s mineral property assets in an effort to maximize shareholder value.  The Arrangement has been proposed in order to facilitate the separation of all of Strathmore’s interests in the Athabasca Property, the Comstock Property, the Dieter Lake Property, the Duddridge Lake Property, the Fort McLeod Property, the Staked Canadian Properties and the Staked Peruvian Properties (collectively, the “Spin-Off Properties”) from the Chord Property, New Mexico Properties and Wyoming Properties, located in the United States (collectively, the “U.S. Mineral Properties”). Pursuant to the Arrangement, the Spin-Off Properties will be transferred to Fission Energy, while Strathmore will retain all of the U.S. Mineral Properties. Concurrently, Strathmore will transfer to Fission Energy $500,000 in cash to provide working capital and exploration funding (collectively, with the Spin-Off Properties, referred to as the “Spin-Off Assets”).

Reasons for the Arrangement

The reorganization is designed to improve the identification and valuation of specific Strathmore properties, to enhance Strathmore’s ability to divest specific properties through simpler corporate ownership, and to enable Strathmore to separately finance and develop its various assets, selectively reducing stock dilution.

The Board of Directors of Strathmore is of the view that the Arrangement will benefit Strathmore and its Securityholders.  The Board believes the formation of Fission Energy to hold the Spin-Off Properties will allow management of Strathmore to focus entirely on the development of the more advanced U.S. Mineral Properties, and free management of Fission Energy to facilitate separate fund-raising, exploration and mining strategies that will be required to move the exploration stage Spin-Off Properties forward.  In addition, Strathmore believes that the creation of two separate public companies dedicated to the pursuit of their respective businesses will focus the efforts of each company, provide Securityholders with additional investment flexibility and also better reflect the value of all of Strathmore’s current assets, including the Spin-Out Assets.

Recommendation of Directors

The Board of Directors of Strathmore approved the Arrangement and recommended and authorized the submission of the Arrangement to the Securityholders and the Court for approval. The Board of Directors of Strathmore has concluded that the Arrangement is in the best interests of Strathmore and its Securityholders, and recommends that the Securityholders vote in favour of the Arrangement Resolution proposed to be passed at the Meeting as set forth in the Notice of Meeting.

In reaching this conclusion, the Board of Directors of Strathmore considered the benefits to Strathmore and its Securityholders, as well as the financial position, opportunities and the outlook for the future potential and operating performance of Strathmore and Fission Energy, respectively.

Fairness of the Arrangement

The Arrangement was determined to be fair to the Securityholders by management and the Board of Directors of Strathmore based upon the following factors, among others:

1.

The procedures by which the Arrangement will be approved, including the requirement for two-thirds Securityholder approval and approval by the Court after a hearing at which fairness will be considered;

2.

The proposed listing of the Fission Energy Shares and the continued listing of the Strathmore New Shares on the Exchange; and

3.

The opportunity for Shareholders who are opposed to the Arrangement, upon compliance with certain conditions, to dissent from the approval of the Arrangement in accordance with the Interim Order, and to be paid fair value for their Strathmore Shares.

Each Shareholder on the Share Distribution Record Date will participate in the Arrangement on a pro rata basis and, upon completion of the Arrangement, will continue to hold the same pro rata interest that the Shareholder held in Strathmore prior to completion of the Arrangement through the Shareholder’s holdings of Strathmore New Shares and Fission Energy Shares.

Details of the Arrangement

The following description of the Arrangement is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which is annexed as Schedule “B” to this Information Circular, and the Plan of Arrangement, which forms Exhibit II to the Arrangement Agreement. Each of these documents should be read carefully in its entirety.

Pursuant to the Plan of Arrangement, save and except for Dissenting Shares, the following principal steps will occur and be deemed to occur in the following chronological order as part of the Arrangement:

(a)

the authorized share capital of Strathmore will be altered by:

(i)

renaming and redesignating all of the issued and unissued Strathmore Shares as Class A common shares (the “Strathmore Class A Shares”),

(ii)

creating an unlimited number of common shares without par value (the “Strathmore New Shares”), and

(iii)

creating an unlimited number of preferred shares without par value having the rights and restrictions described in Appendix I to the Plan of Arrangement (the “Strathmore Butterfly Shares”);

(b)

Strathmore’s Notice of Articles will be amended to reflect the alterations in (a) above;

(c)

each issued and outstanding Strathmore Class A Share outstanding on the Share Distribution Record Date shall be exchanged for one Strathmore New Share and one-third of one Strathmore Butterfly Share and such Shareholders shall cease to be the holders of the Strathmore Class A Shares so exchanged.  While each shareholder’s fractional Strathmore Butterfly Shares will be combined, no fractional shares will be issued and shareholders will not receive any compensation in lieu thereof.  The name of each Shareholder who is so deemed to exchange his, her or its Strathmore Class A Shares, shall be removed from the central securities register of Strathmore Class A Shares with respect to the Strathmore Class A Shares so exchanged and shall be added to the central securities registers of Strathmore New Shares and Strathmore Butterfly Shares as the holder of the number of Strathmore New Shares and Strathmore Butterfly Shares, deemed to have been received on the exchange, whereupon all of the issued Strathmore Class A Shares shall be cancelled with the appropriate entries being made in the central securities register of Strathmore Class A Shares.  The paid-up capital (as that term is used for purposes of the Tax Act) of the Strathmore Class A Shares immediately prior to the Effective Date shall be allocated between the Strathmore New Shares and the Strathmore Butterfly Shares so that the paid-up capital of the Strathmore New Shares and the Strathmore Butterfly Shares is based on the proportion that the fair market value (as that term is used for purposes of the Tax Act) of the Strathmore New Shares or the Strathmore Butterfly Shares, as the case may be, is of the fair market value of all new shares issued on exchange;

(d)

each holder of Strathmore Butterfly Shares (“Strathmore Butterfly Holder”) issued pursuant to (c) above will transfer to Fission Energy their Strathmore Butterfly Shares. As sole consideration, Fission Energy will issue to each particular Strathmore Butterfly Holder an equal number of Fission Energy Shares having an aggregate fair market value at that time equal to the aggregate fair market value of the Strathmore Butterfly Shares that each particular Strathmore Butterfly Holder so transferred to Fission Energy such that each Strathmore Butterfly Holder will receive one Fission Energy Share for each Strathmore Butterfly Share;

(e)

Strathmore will transfer the Spin-Off Assets to Fission Energy in exchange for that number of Fission Energy Reorganization Shares having an aggregate fair market value equal to the fair market value of the Spin-Off Assets (less the amount of related liabilities of Strathmore being assumed by Fission Energy including the value of the commitment that Fission will make to issue Fission Energy Shares to Strathmore Warrantholders upon exercise of Strathmore Warrants);

(f)

immediately after the transfer of the Spin-Off Assets by Strathmore to Fission Energy pursuant to (e) above, Strathmore will redeem all of the Strathmore Butterfly Shares held by Fission Energy for an amount equal to their fair market value at that time and will issue to Fission Energy, as payment thereof, a non-interest bearing demand promissory note having a principal amount and fair market value equal to the aggregate redemption amount and fair market value of the Strathmore Butterfly Shares so redeemed (the “Strathmore Note”). Fission Energy will accept the Strathmore Note as full satisfaction for the redemption price of its Strathmore Butterfly Shares so redeemed;

(g)

immediately after the transfer of the Spin-Off Assets by Strathmore to Fission Energy pursuant to (e) above, Fission Energy will redeem all of the Fission Energy Reorganization Shares held by Strathmore and will issue to Strathmore, as payment therefore, a non-interest bearing demand promissory note having a principal amount and fair market value equal to the aggregate redemption amount and fair market value of the Fission Energy Reorganization Shares so redeemed (the “Fission Energy Note”). Strathmore will accept the Fission Energy Note as full satisfaction for the redemption price of its Fission Energy Reorganization Shares so redeemed;

(h)

Strathmore will satisfy the principal amount of the Strathmore Note by transferring to Fission Energy the Fission Energy Note that will be accepted by Fission Energy in full payment of Strathmore’s obligation. Concurrently, Fission Energy will satisfy the principal amount of the Fission Energy Note by transferring to Strathmore the Strathmore Note that will be accepted by Strathmore in full payment of Fission Energy’s obligation. The Strathmore Note and Fission Energy Note will both be marked paid in full and cancelled;

(i)

the Strathmore Class A Shares and the Strathmore Butterfly Shares, none of which will be allotted and issued once the steps referred to in (a), (c), (d) and (g) above are completed, shall be cancelled and the authorized capital of Strathmore shall be diminished by deleting the Strathmore Class A Shares and the Strathmore Butterfly Shares as classes of shares of Strathmore;

(j)

the Notice of Articles of Strathmore shall be amended to reflect the alterations in (i) above;

(k)

the Fission Energy Reorganization Shares, none of which will be allotted and issued once the steps referred to in (e) and (f) above are completed, shall be cancelled and the authorized capital of Fission Energy shall be diminished by deleting the Fission Energy Reorganization Shares as a class of shares of Fission Energy;

(l)

the Articles of Fission Energy shall be amended to reflect the alterations in (k) above;

(m)

as of the Effective Date, each outstanding Strathmore Option held by an Employee Optionholder will be disposed of and exchanged for one Strathmore New Option and no other consideration, which will be identical in every respect to the Strathmore Option originally granted except it will have an adjusted exercise price to take into account any change in the fair market value of Strathmore New Shares as a result of transferring the Spin-Out Assets from Strathmore to Fission Energy.  The exercise price under the Strathmore New Options will be determined by the Board of Directors such that the difference between the fair market value of a Strathmore Share immediately prior to the Arrangement becoming effective and the exercise price of the Strathmore Option shall be equal to the difference between the fair market value of a Strathmore New Share and the exercise price of the Strathmore New Option immediately after the Arrangement becoming effective.  The fair market value of the Strathmore Shares and Strathmore New Shares shall be determined as the weighted average trading price for the three days prior to and after the Share Distribution Record Date, respectively;

(n)

as of the Effective Date, each outstanding Strathmore Option held by a Non-Employee Optionholder, such as a consultant, will have its exercise price adjusted, in accordance with the terms of the existing Strathmore Options, to take into account any differences in the fair market value of the Strathmore Shares prior to the Arrangement becoming effective and the Strathmore New Shares immediately after the Arrangement becoming effective; however, the Strathmore Option will otherwise continue to exist in its current form.  The adjusted exercise price of an existing Strathmore Option held by a Non-Employee Optionholder will be set so that the difference between the fair market value of a Strathmore New Share and the adjusted exercise price immediately after the adjustment of exercise price is equal to the difference between the fair market value of a Strathmore Share and the exercise price of a holder’s Strathmore Option immediately before the adjustment as determined by the Board of Directors as set out in paragraph (m); and

(o)

as of the Effective Date, pursuant to the terms of the warrant agreements entered into on May 9, 2006 between Strathmore and the Warrantholders who received Strathmore Warrants pursuant to Strathmore’s May 2006 brokered private placement, each Strathmore Warrant received in such private placement will be adjusted upon the occurrence of a spin-out transaction to compensate the Warrantholders for the assets spun out.  Each Warrantholder will, upon exercise of the right to purchase Strathmore Shares, be entitled to receive, and shall accept, in lieu of the number of Strathmore Shares to which the Warrantholder was initially entitled upon such exercise, the kind and amount of shares and other securities or property which the Warrantholder would have been entitled to receive as a result of the transferring of the Spin-Out Assets if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Strathmore Shares to which the Warrantholder was theretofore entitled upon such exercise.  Therefore, upon the due exercise of its Warrants, the Warrantholder will receive one Strathmore New Share and one-third of one Fission Energy Share for each Strathmore Warrant so exercised.  The exercise price paid will be split between Strathmore and Fission Energy on the same ratio that the fair market value of the Spin-Out Assets has to the fair market value of all assets of Strathmore.

In addition to the principal steps of the Arrangement occurring in the chronological order set out above, the time for the redemption of the Strathmore Butterfly Shares set out in step (g) above will be deemed to occur immediately upon the listing of the Strathmore Butterfly Shares on the Exchange. After the time of redemption, the Strathmore Butterfly Shares will be delisted from the Exchange. The Strathmore New Shares and the Fission Energy Shares will be listed on the Exchange on the Effective Date at the conclusion of the steps set out above.

Authority of Board of Directors of Strathmore

By passing the Arrangement Resolution approving the Arrangement, the Securityholders will also be giving authority to the Board of Directors of Strathmore to use its best judgement to proceed with and cause Strathmore to complete the Arrangement in the event of any variation of, or amendments to, the Arrangement Agreement, without any requirement to seek or obtain any further approval of the Securityholders.

The Arrangement Resolution also provides that the Plan of Arrangement may be amended by the Board of Directors of Strathmore before or after the Meeting without further notice to Securityholders. The Board of Directors has no current intention to amend the Plan of Arrangement; however, it is possible that management of Strathmore may determine, on the basis set forth below, that it is appropriate that amendments be made.

Conditions to the Arrangement

The Arrangement Agreement provides that the Arrangement will be subject to the fulfillment of certain conditions, including the following:

(a)

The Arrangement Agreement must be approved by the Securityholders in the manner referred to under “Securityholder Approval”;

(b)

The Arrangement must be approved by the Court in the manner referred to under “Court Approval of the Arrangement”;

(c)

The Exchange will have conditionally approved the Arrangement, including the listing of the Strathmore Class A Shares in substitution for the Strathmore Shares, the delisting of the Strathmore Class A Shares and in substitution the listing of the Strathmore New Shares and the Strathmore Butterfly Shares, the subsequent delisting of the Strathmore Butterfly Shares, and the listing of the Fission Energy Shares issuable under the Arrangement as of the Effective Date, subject to compliance with the requirements of the Exchange;

(d)

All other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required, necessary or desirable for the completion of the Arrangement will have been obtained or received, each in form acceptable to Strathmore and Fission Energy;

(e)

There shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by the Arrangement;

(f)

Notices of dissent will not have been delivered by Shareholders holding greater than 3% of the outstanding Strathmore Shares; and

(g)

The Arrangement Agreement will not have been terminated as provided for therein.

If any of the conditions set out in the Arrangement Agreement are not fulfilled or performed, Strathmore may terminate the Arrangement Agreement, or Strathmore may waive the condition in whole or in part.  As soon as practicable after the fulfillment of the conditions contained in the Arrangement Agreement, the Board of Directors of Strathmore intends to cause a certified copy of the Final Order to be filed with the Registrar under the BCBCA, together with such other material as may be required by the Registrar in order that the Arrangement will become effective.

Management of Strathmore believes that all material consents, orders, regulations, approvals or assurances required for the completion of the Arrangement will be obtained prior to the Effective Date in the ordinary course upon application therefor.

If the Arrangement Resolution is not passed by an adequate majority of eligible votes at the Meeting, the Arrangement will not be completed, Strathmore will continue to hold and manage the Spin-Off Assets in the same manner as it presently does, and Fission Energy will continue as a private company.

Securityholder Approval

In order for the Arrangement to become effective, the Arrangement Resolution must be passed, with or without variation, by at least two-thirds of the eligible votes cast at the Meeting in respect of the Arrangement Resolution by holders of Strathmore Shares, Strathmore Options and Strathmore Warrants voting together as a single class, as well as by at least a simple majority of the votes cast by holders of Strathmore Shares.

The Arrangement Resolution must not include votes attached to Strathmore Shares which, to the knowledge of Strathmore or its directors or executive officers, are beneficially owned or over which control or direction is exercised by the following persons:

(a)

an interested party who is not treated identically to all other holders of Strathmore Shares and who receives, directly or indirectly, as a consequence of the related party transaction, consideration of greater value than that received by all other holders of Strathmore Shares;

(b)

a related party of an interested party, unless:

(i)

the related party is a director of the issuer who is independent of the interested party; or

(ii)

the related party and the interested party are treated identically to all other holders of Strathmore Shares and do not receive, directly or indirectly, as a consequence of the related party transaction, consideration of greater value than that received by all other holders of Strathmore Shares and the related party of an interested party does not hold, directly or indirectly, whether alone or jointly or in concert with others, securities of more than one party to the related party transaction sufficient to affect materially the control of such parties; and

(c)

a person or company acting jointly or in concert with a person or company referred to in paragraph (a) or (b) in respect of the transaction.

Certain directors and executive officers of Strathmore own Strathmore Shares and/or options to acquire Strathmore Shares. Insofar as such persons will receive Fission Energy Shares based on the same pro rata distribution as the other Shareholders with respect to the distribution of the Fission Energy Shares to the Shareholders under the Arrangement, they are not considered to be “interested parties” within the meaning of OSC Rule 61-501.

If the Arrangement Resolution is not passed by an adequate majority of eligible votes at the Meeting, the Arrangement will not be completed, Strathmore will continue to hold and manage the Spin-Off Assets in the same manner as it presently does, and Fission Energy will continue as a private company.

Court Approval of the Arrangement

A Plan of Arrangement under the BCBCA requires court approval. Prior to the mailing of this Information Circular, Strathmore obtained an interim order of the Court authorizing the calling and holding of the Meeting and prescribing the conduct of the Meeting (the “Interim Order”) which is attached as Schedule “E” to this Information Circular. The Interim Order, among other things, provides for the calling and holding of the Meeting and caused to be issued the notice of application for the final order of the Court (the “Final Order”). The Interim Order does not constitute approval of the Plan of Arrangement or the contents of this Information Circular by the Court.  As set forth in the Interim Order, the hearing in respect of the Final Order is scheduled to take place before the Court on June 22, 2007, at 9:45 a.m. (Vancouver time) at the Law Courts, 800 Smithe Street, Vancouver, British Columbia, subject to the adoption of the Plan of Arrangement by Strathmore’s Securityholders at the Meeting.

The authority of the Court is very broad under the BCBCA.  Strathmore has been advised by its counsel that the Court may make any enquiry it considers appropriate and may make any order it considers appropriate with respect to the Plan of Arrangement. The Court will consider, among other things, the fairness and reasonableness of the Plan of Arrangement to Securityholders.  The Court may approve the Plan of Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit.

The Court will be advised prior to the hearing of the application for the Interim Order and the Final Order that the Court’s determination that the Plan of Arrangement is fair and reasonable will form the basis for an exemption from the registration requirements of the U.S. Securities Act with respect to the securities of Strathmore and Fission Energy to be issued pursuant to the Plan of Arrangement.

Proposed Timetable for Arrangement

The anticipated timetable for the completion of the Arrangement and the key dates proposed are as follows:

Record Date:

May 7, 2007

Annual and Special General Meeting:

June 19, 2007

Final Court Approval:

June 22, 2007

Share Distribution Record Date:

July 9, 2007

Effective Date:

July 13, 2007

Mailing of Certificates for Fission Energy Shares:

July 17, 2007

The Boards of Directors of Strathmore and Fission Energy will determine the exact Share Distribution Date, Effective Date and Mailing of Certificates for Fission Energy Shares date depending on when all the conditions to the completion of the Arrangement are satisfied. Notice of the actual Effective Date and Share Distribution Record Date will be given to Securityholders through a press release and an Exchange Bulletin when all the conditions to the Arrangement have been met or the Court and the Board of Directors of Strathmore are of the view that all transactions will be completed.

The foregoing dates may be amended if all of the conditions to the completion of the Arrangement are not met by July 13, 2007.

Fission Energy Share Certificates and Certificates for Strathmore New Shares

Pursuant to the Plan of Arrangement, the close of business on the fourth Business Day prior to the Effective Date has been established as the Share Distribution Record Date for purposes of determining Shareholders who will be entitled to receive certificates representing Fission Energy Shares.  After the Share Distribution Record Date, the share certificates representing, on their face, Strathmore Shares are deemed to represent only Strathmore New Shares. On or before the Share Distribution Record Date, the share certificates representing, on their face, Strathmore Shares are deemed under the Plan of Arrangement to represent Strathmore New Shares and an entitlement to Fission Energy Shares in accordance with the terms of the Arrangement. As soon as practicable after the Effective Date, share certificates representing the Fission Energy Shares will be sent to all Shareholders of record on the Share Distribution Record Date.

No new share certificates will be issued for the Strathmore New Shares issued pursuant to the Arrangement and therefore holders of Strathmore Shares must retain their certificates as evidence of their ownership of Strathmore New Shares.  Certificates representing, on their face, Strathmore Shares will constitute good delivery in connection with the sale of Strathmore New Shares completed through the facilities of the Exchange after the Effective Date.

Relationship Between Strathmore and Fission Energy after the Arrangement

On completion of the Arrangement, Strathmore and Fission Energy will both have the same individuals filling director and executive officer positions. See “Information Concerning Fission Energy – Directors and Officers of Fission Energy”.

Effect of Arrangement on Outstanding Stock Options and Share Purchase Warrants

Strathmore Options

As of the Effective Date, each outstanding Strathmore Option held by an Employee Optionholder will be disposed of and exchanged for one Strathmore New Option and no other consideration, which Strathmore New Option will be identical in every respect to the Strathmore Option originally granted except it will have an adjusted exercise price to take into account any change in the fair market value of Strathmore Shares as a result of transferring the Spin-Out Assets from Strathmore to Fission Energy.

The exercise price under the Strathmore New Options will be determined by the Board of Directors such that the difference between the fair market value of a Strathmore Share and the exercise price of the Strathmore Option immediately prior to the Arrangement becoming effective, shall be equal to the difference between the fair market value of a Strathmore New Share and the exercise price of the Strathmore New Option immediately after the Arrangement becoming effective.  The fair market value of the Strathmore Shares and Strathmore New Shares shall be determined as the weighted average trading price for the three days prior to and after the Share Distribution Record Date, respectively.

As of the Effective Date, each outstanding Strathmore Option held by a Non-Employee Optionholder, such as a consultant, will have its exercise price adjusted in accordance with the terms of such Strathmore Options, to take into account any difference in the fair market value of the Strathmore Shares prior to the Arrangement becoming effective and the Strathmore New Shares immediately after the Arrangement becoming effective; however, it will otherwise continue to exist in its current form.  The adjusted exercise price of the existing Strathmore Option held by a Non-Employee Optionholder will be set so that the difference between the fair market value of a Strathmore New Share and the adjusted exercise price of the existing Strathmore Option immediately after the adjustment of the exercise price is equal to the difference between the fair market value of a Strathmore Share and the exercise price of a holder’s Strathmore Option, immediately before the adjustment of the exercise price, as determined by the Board of Directors as described in the paragraph above.

Strathmore Warrants

As of the Effective Date, pursuant to the terms of the warrant agreements entered into on May 9, 2006 between Strathmore and the Warrantholders who received Strathmore Warrants pursuant to Strathmore’s May 2006 brokered private placement, each Strathmore Warrant received in such private placement will be adjusted upon the occurrence of a spin-out transaction to compensate the Warrantholders for the assets spun out and, in the case of the Arrangement, the securities received by a Warrantholder on exercise of a Warrant will be adjusted to reflect the securities received by Shareholders on the Arrangement.

After the Arrangement, each Warrantholder will, upon exercise of the right to purchase Strathmore Shares, be entitled to receive, and shall accept, in lieu of the number of Strathmore Shares to which the Warrantholder was initially entitled upon such exercise, the kind and amount of shares and other securities or property which the Warrantholder would have been entitled to receive as a result of the transferring of the Spin-Out Assets if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Strathmore Shares to which the Warrantholder was theretofore entitled upon such exercise.  Therefore, upon the due exercise of its Warrants, the Warrantholder will receive one Strathmore New Share and one-third of one Fission Energy Share for each Strathmore Warrant so exercised.  The exercise price paid will be split between Strathmore and Fission Energy on the same ratio that the fair market value of the Spin-Out Assets has to the fair market value of all assets of Strathmore.

Resale of Strathmore New Shares and Fission Energy Shares

Exemption from Canadian Prospectus Requirements and Resale Restrictions

The issue of Strathmore New Shares and Fission Energy Shares pursuant to the Arrangement will be made pursuant to exemptions from the registration and prospectus requirements contained in applicable provincial securities legislation in the provinces of Canada. Under applicable provincial securities laws, such Strathmore New Shares and Fission Energy Shares may be resold in Canada without hold period restrictions, except that any person, company or combination of persons or companies holding a sufficient number of Strathmore New Shares or Fission Energy Shares to affect materially the control of Strathmore or Fission Energy, respectively, will be restricted in reselling such shares pursuant to securities laws applicable in Canada. In addition, unless otherwise exempted, existing hold periods on any Strathmore Shares in effect prior to the Effective Date, will be carried forward to the Strathmore New Shares and the Fission Energy Shares that result from such Strathmore Shares under the Arrangement.

The foregoing discussion is only a general overview of the requirements of Canadian securities laws for the resale of the Strathmore New Shares and the Fission Energy Shares received upon completion of the Arrangement. All holders of Strathmore Shares are urged to consult with their own legal counsel to ensure that any resale of their Strathmore New Shares and Fission Energy Shares complies with applicable securities legislation.

Exemption from United States Registration Requirements and Resale Restrictions

The Strathmore New Shares, the Fission Energy Shares, the Strathmore Warrants, the Strathmore New Options and the Strathmore Butterfly Shares to be issued to the Shareholders and Optionholders, as applicable, pursuant to the Arrangement will not be registered under the U.S. Securities Act. The Strathmore New Shares, the Fission Energy Shares, the Strathmore Warrants, the Strathmore New Options and the Strathmore Butterfly Shares will be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. The Court granted the Interim Order on May 8, 2007 and, subject to the approval of the Arrangement by Securityholders, a hearing on the Arrangement will be held on June 22, 2007 by the Court. See “The Arrangement – Court Approval of the Arrangement” above.

The Strathmore New Shares, Fission Energy Shares, the Strathmore Warrants and the Strathmore New Options to be issued to Shareholders, Warrantholders and Optionholders, as applicable, in the United States will be freely tradeable under U.S. federal securities laws, except by persons who are “affiliates” of Strathmore or Fission Energy immediately prior to the Arrangement or “affiliates” of Strathmore or Fission Energy after the Arrangement. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Strathmore New Options may not be transferred other than by will or the laws on intestacy.  Subject to certain limitations, affiliates may immediately resell Strathmore New Shares, and Fission Energy Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act. Strathmore New Shares, Strathmore Warrants, and Fission Energy Shares held by such affiliates may also be resold in compliance with the resale provisions of Rule 145(d)(1), (2), or (3) under the U.S. Securities Act or as otherwise permitted under the U.S. Securities Act.  Rule 145(d)(1) generally provides that such affiliates may not sell the Strathmore New Shares, Strathmore Warrants, and Fission Energy Shares received pursuant to the Arrangement unless pursuant to an effective registration statement or in accordance with the volume, current public information and manner of sale limitations of Rule 144. These limitations generally require that any sales made by an affiliate in any three-month period not exceed the greater of 1% of the outstanding securities of Strathmore or Fission Energy, as applicable, or, if such securities are listed on a United States securities exchange or NASDAQ, the average weekly trading volume of the respective securities over the four calendar weeks preceding the placement of the sell order, and that sales be made in unsolicited, open market “broker transactions” at times when certain information specified by the Rule 144 is publicly available with respect to Strathmore or Fission Energy, as applicable. Rules 145(d)(2) and (3) generally provide that these limitations lapse for non-affiliates of Strathmore and Fission Energy after a period of one or two years, depending upon whether information continues to be publicly available with respect to such entity.

Section 3(a)(10) of the U.S. Securities Act does not exempt the issuance of securities upon the exercise or conversion of securities that were issued pursuant to Section 3(a)(10). Therefore, the Strathmore New Shares issuable upon the exercise of the Strathmore New Options and Strathmore Options, and the Strathmore New Shares and the Fission Energy Shares to be issued upon the exercise of Strathmore Warrants may not be issued in reliance upon Section 3(a)(10) and the Strathmore New Options, Strathmore Options and Strathmore Warrants may be exercised only pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. As a result, the Strathmore New Options, Strathmore Options and Strathmore Warrants may only be exercised by a holder who represents that, at the time of exercise, the holder is not then located in the United States, is not a U.S. person, as defined in Rule 902 of Regulation S under the U.S. Securities Act (a “U.S. Person”), and is not exercising the Strathmore New Options, Strathmore Options or Strathmore Warrants, as applicable, for the account or benefit of a U.S. Person or a person in the United States, unless the holder provides a legal opinion or other evidence reasonably satisfactory to Strathmore to the effect that the exercise of the Strathmore New Options, Strathmore Options or Strathmore Warrants, as applicable, does not require registration under the U.S. Securities Act or state securities laws.

In addition, any Strathmore New Shares issuable upon the exercise of the Strathmore New Options and Strathmore Options, and Strathmore New Shares and Fission Energy Shares issuable upon the exercise of Strathmore Warrants in the United States or for the account or benefit of a U.S. Person or a person in the United States will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, certificates representing such Strathmore New Shares and Fission Energy Shares, as applicable, will bear a legend to that effect, and such Strathmore New Shares and Fission Energy Shares, as applicable, may be resold only pursuant to an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws. Subject to certain limitations, Strathmore New Shares and Fission Energy Shares, as applicable, may be resold outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act.

The foregoing discussion is only a general overview of certain requirements of United States securities laws applicable to the Strathmore New Shares, Fission Energy Shares and the Strathmore New Options received upon completion of the Arrangement and the Strathmore New Shares issuable upon exercise of the Strathmore New Options and Strathmore Options, and Strathmore New Shares and Fission Energy Shares issuable upon the exercise of Strathmore Warrants. All holders of such securities are urged to consult with counsel to ensure that the resale of their securities complies with applicable securities legislation.

Expenses of Arrangement

Pursuant to the Arrangement Agreement, the costs relating to the Arrangement, including without limitation, financial, advisory, accounting, and legal fees will be borne by the party incurring them unless otherwise agreed by the parties. The costs of the Arrangement to the Effective Date will be borne by Strathmore.

INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable in respect of the redesignation of Strathmore Shares as Strathmore Class A Shares (the “Redesignation”), the exchange of Strathmore Class A Shares for Strathmore New Shares and Strathmore Butterfly Shares (the “Share Exchange”) and the transfer of the Strathmore Butterfly Shares to Fission Energy for consideration consisting of only the Fission Energy Shares (the “Share Transfer”) under the Plan of Arrangement, or the exercise of dissent rights, the exchange of Strathmore Options held by Employee Optionholders for Strathmore New Options in certain circumstances, the adjustment of the exercise price of the Strathmore Options held by Non-Employee Optionholders and the adjustments to the Strathmore Warrants, to Shareholders, Optionholders and Warrantholders who are individuals (other than trusts) and who, for purposes of the Tax Act, deal and will deal at arms’ length with Strathmore and Fission Energy, and hold and will hold their Strathmore Shares, Strathmore Options, Strathmore Warrants and Fission Energy Shares, as applicable, as capital property.  Strathmore Shares, Strathmore Warrants and Fission Energy Shares will generally be considered to be capital property to a holder thereof provided that such holder does not hold any such Strathmore Shares, Strathmore Warrants or Fission Energy Shares in the course of carrying on a business of buying and selling securities and has not acquired such Strathmore Shares, Strathmore Warrants or Fission Energy Shares in a transaction considered to be an adventure in the nature of trade.  Certain shareholders who are resident in Canada and who might not otherwise be considered to hold such Strathmore Shares or Fission Energy Shares as capital property may be entitled to have them treated as capital property by making the irrevocable election outlined in subsection 39(4) of the Tax Act to have their Strathmore Shares or Fission Energy Shares and every other “Canadian Security” (as defined in the Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.  In addition, this summary does not address income tax considerations applicable to directors, officers or other insiders of Strathmore, Fission Energy or related companies, or persons who hold Strathmore Shares or will hold Fission Energy Shares subject to escrow, trading or other restrictions that might affect the value thereof.  The summary addresses the tax considerations applicable to Strathmore only to the extent expressly set out herein.

This summary is also generally applicable to Shareholders, Optionholders or Warrantholders who at all relevant times:  (i) deal at arm’s length (within the meaning of the Tax Act) with and are not affiliated with Fission Energy or Strathmore; (ii) following the completion of the Arrangement will not, either alone or together with other persons with whom they do not deal at arm’s length, either control Fission Energy or beneficially own shares of Fission Energy which have a fair market value in excess of 50% of the fair market value or all outstanding shares of Fission Energy; and (iii) is and was not a “foreign affiliate” (within the meaning of the Tax Act) of a person resident in Canada at any time.

This summary is based on the current provisions of the Tax Act, the regulations thereunder, all proposals to amend the Tax Act or the regulations publicly announced by the federal Minister of Finance (Canada) prior to the date hereof, and the understanding of Blake, Cassels & Graydon LLP of the current published administrative practices of the Canada Revenue Agency (“CRA”). It has been assumed that all currently proposed amendments will be enacted as proposed and that there will be no other relevant change to the Tax Act or other applicable law or policy, although no assurance can be given in these respects. For purposes of this summary, it has also been assumed that the Strathmore Class A Shares will be or remain listed on the Exchange upon the Redesignation, the Strathmore Butterfly Shares will be listed on the Exchange as of the time of the Share Exchange and the Share Transfer, and the Strathmore New Shares and Fission Energy Shares will be listed on the Exchange when issued.

No advance income tax ruling has been obtained with respect to the Arrangement.

This summary is not exhaustive of all Canadian federal income tax considerations applicable to Shareholders, Optionholders and Warrantholders under the Plan of Arrangement or in respect of an exercise of dissent rights.  The summary does not take into account provincial, territorial, U.S. or other foreign tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular Shareholder, Optionholder or Warrantholder. The tax consequences to any particular Shareholder, Optionholder or Warrantholder will depend on a variety of factors including the Shareholder, Optionholder or Warrantholder’s own particular circumstances. Therefore, all Shareholders, Optionholders and Warrantholders, and all persons affected by the Plan of Arrangement should consult their own tax advisors with respect to their particular circumstances. An advance income tax ruling has not been obtained with respect to the transactions contemplated herein.  The discussion below is qualified accordingly.

Residents of Canada

The following summary applies generally to an individual who is a Shareholder, Optionholder or Warrantholder and who, for the purposes of the Tax Act, is resident only in Canada and who participates in the Redesignation, Share Exchange, and the Share Transfer or the exchange of Strathmore Options for Strathmore New Options or adjustment to the exercise price of the Strathmore Options, or the adjustment to the Strathmore Warrants under the Plan of Arrangement.

Shareholders Resident in Canada who Participate in the Plan of Arrangement

Under the Tax Act, the Redesignation is not a taxable event to a Shareholder.

The Share Exchange will not result in the recognition of a capital gain or loss to the Shareholder under the Tax Act.  On the Share Exchange, the Shareholder will be deemed to dispose of the Shareholder’s Strathmore Class A Shares for proceeds equal to his or her “adjusted cost base” of those shares, and will acquire the Strathmore New Shares and Strathmore Butterfly Shares at an aggregate cost equal to such amount.

The Shareholder must apportion such cost between the Strathmore New Shares and Strathmore Butterfly Shares in accordance with their proportionate fair market values immediately after the Share Exchange.  For this purpose, it is assumed to be reasonable to expect that the fair market value of the Shareholder’s Strathmore Butterfly Shares immediately after the Share Exchange will derive from the fair market value of the Spin-Off Assets to be transferred to Fission Energy under the Plan of Arrangement. The fair market value of Strathmore New Shares is a question of fact determined by reference to all relevant factors (including the respective trading values of those shares following the Share Exchange).

On the Share Transfer, the Strathmore Butterfly Shares acquired by each Shareholder participating under the Plan of Arrangement will be transferred by the Shareholder to Fission Energy for consideration consisting of only Fission Energy Shares, on the terms and subject to the Plan of Arrangement.  A holder of Strathmore Butterfly Shares who exchanges such shares for Fission Energy Shares will dispose of the Strathmore Butterfly Shares for proceeds of disposition equal to the aggregate adjusted cost base thereof to such holder immediately before the exchange and will acquire the Fission Energy Shares received on exchange at cost equal to such aggregate adjusted cost base, unless such holder chooses to include in computing income, and to report in the holder’s return of income, for the year in which the disposition occurs any portion of the capital gain or capital loss otherwise arising on such disposition.

Dissenting Shareholders Resident in Canada

A Shareholder who dissents (a “Dissenter”) will be deemed to receive a dividend equal to the amount by which the amount received (other than in respect of interest awarded by a Court, if any) from Strathmore exceeds the paid-up capital of the Dissenter’s Strathmore Shares. The deemed dividend will be subject to the normal gross-up and dividend tax credit rules under the Tax Act.

In addition, a Dissenter will be considered to have disposed of his or her Strathmore Shares for proceeds of disposition equal to the amount received from Strathmore (less the deemed dividend referred to above and not including any interest awarded by a Court). The Dissenter will realize a capital gain (or capital loss) to the extent such adjusted proceeds of disposition, less any reasonable costs of disposition, exceed (or are exceeded by, respectively) the Dissenter’s adjusted cost base of the Strathmore Shares so disposed of. Any such capital gain or loss will be subject to the normal rules under the Tax Act.  Interest awarded to a Dissenter by a Court, if any, must be included by the Dissenter in computing the Dissenter’s income for purposes of the Tax Act.

Disposition of Strathmore Options by Employee Optionholders

An Optionholder who:

(i)

is an employee of Strathmore, including a director;

(ii)

acquired his or her Strathmore Options pursuant to the Strathmore Stock Option Plan by virtue of being an employee or director of Strathmore; and

(iii)

exchanges his or her Strathmore Options for only Strathmore New Options and no other consideration;

will not recognize any taxable income or loss as a result of such exchange and for the purposes of the provisions of the Tax Act dealing with employee stock options will be deemed not to have disposed of Strathmore Options or acquired the Strathmore New Options, provided the total value of the Strathmore New Shares to be acquired under the Strathmore New Options immediately after the exchange less the amount payable under the Strathmore New Options to acquire the Strathmore New Shares does not exceed the total fair market value of the Strathmore Shares to be acquired under the Strathmore Options less the exercise price under the Strathmore Option determined immediately prior to the Arrangement becoming effective.

To the extent the above described rollover provision applies, the Strathmore New Options will be deemed to be the same option and a continuation of the Strathmore Options.  Further the provisions of the Tax Act providing for the deduction of one-half of any resulting employee benefit will continue to apply if at the time of the exchange of the Strathmore Option for a Strathmore New Option the exercise price was not less than the fair market value of a Strathmore Share at the time of grant of the Strathmore Option.

Adjustments to Exercise Price of the Strathmore Options held by Non-Employee Optionholders

The tax consequences to a Non-Employee Optionholder of the adjustment to the exercise price of the Strathmore Options are not clear.  On the basis that the adjustment is being made fully in accordance with the existing terms of the Strathmore Options, the adjustment should not result in a disposition of the Strathmore Option for a new option.  CRA may, however, disagree with this position and take the position that a Non-Employee Optionholder has, as a result of the adjustment, disposed of his or her Strathmore Option for proceeds of disposition equal to the fair market value of a Strathmore New Option with an adjusted exercise price.  In that case, to the extent the fair market value of the Strathmore New Option exceeded the fair market value of the Strathmore Option, the Non-Employee Optionholder would realize a capital gain equal to the difference, less any reasonable costs of disposition.

Non-Employee Optionholders are urged to seek their own tax advice with respect to the adjustment to the exercise price of the Strathmore Options.

Adjustments to Strathmore Warrants

The tax consequences to Warrantholders of the adjustments to the Strathmore Warrants are not clear.  On the basis that the adjustments to the Strathmore Warrants are being made fully in accordance with the existing terms of the Strathmore Warrants, the adjustments should not result in a disposition of such Strathmore Warrant or a receipt of income to a Strathmore Warrantholder.  CRA may, however, disagree with this position and take the position that the adjustments to the Strathmore Warrant result in a disposition of the existing Strathmore Warrant in return for proceeds of disposition equal to the fair market value of a new adjusted Strathmore Warrant.  In that case, to the extent the fair market value of the adjusted Strathmore Warrant exceeded the fair market value of the non-adjusted Strathmore Warrant, the Warrantholder would realize a capital gain equal to the difference, less any reasonable costs of disposition.

Strathmore Warrantholders are urged to seek their own tax advice with respect to the adjustments to the Strathmore Warrants.

Non-Residents Participating in the Plan of Arrangement

The following part of the summary applies, subject to all provisos and assumptions set out above, to a Shareholder, Optionholder or Warrantholder who participates in the Redesignation, Share Exchange and the Share Transfer or the exchange of Strathmore Options for Strathmore New Options or adjustment to the exercise price of Strathmore Options or the adjustments to the Strathmore Warrants under the Plan of Arrangement, and who for the purposes of the Tax Act and any relevant tax treaty, is not and has never been resident in Canada and does not and will not at any relevant time use or hold any shares of Strathmore (including the Strathmore Shares, the redesignated Strathmore Class A Shares, the Strathmore Butterfly Shares and any other shares), Strathmore Options, or Strathmore Warrants in carrying on, or otherwise in connection with, a business in Canada (herein referred to as a “Non-Resident Shareholder”, “Non-Resident Optionholder” and “Non-Resident Warrantholder” respectively).

Non-Resident Shareholders who Participate in the Plan of Arrangement

Under the Tax Act, the Redesignation is not a taxable event to a Non-Resident Shareholder.

The Share Exchange will not result in the recognition of a capital gain or loss to the Non-Resident Shareholder under the Tax Act. On the Share Exchange, the Non-Resident Shareholder will be deemed to dispose of the Non-Resident Shareholder’s Strathmore Class A Shares for proceeds equal to his or her “adjusted cost base” of those shares, and will acquire the Strathmore New Shares and Strathmore Butterfly Shares at an aggregate cost equal to such amount.

The Non-Resident Shareholder must apportion such cost between the Strathmore New Shares and Strathmore Butterfly Shares in accordance with their proportionate fair market values immediately after the Share Exchange. For this purpose, it is assumed to be reasonable to expect that the fair market value of the Non-Resident Shareholder’s Strathmore Butterfly Shares immediately after the Share Exchange will derive from the fair market value of the Spin-Off Assets to be transferred to Fission Energy under the Plan of Arrangement.  The fair market value of Strathmore New Shares is a question of fact determined by reference to all relevant factors (including the respective trading values of those shares following the Share Exchange).

On the Share Transfer, the Strathmore Butterfly Shares acquired by each Non-Resident Shareholder participating under the Plan of Arrangement will be transferred by the Non-Resident Shareholder to Fission Energy for consideration consisting solely of Fission Energy Shares, on the terms and subject to the Plan of Arrangement.  A holder of Strathmore Butterfly Shares who exchanges such shares for Fission Energy Shares will dispose of the Strathmore Butterfly Shares for proceeds of disposition equal to the aggregate adjusted cost base thereof to such holder immediately before the exchange and acquire the Fission Energy Shares received in exchange therefore at cost equal to such aggregate adjusted cost base, unless the Shareholder chooses to include in computing income, and to report in the holder’s return of income, for the year in which the disposition occurs any portion of the capital gain or capital loss otherwise arising on such disposition.

For the purpose of the Share Exchange, and the Share Transfer, the existing Strathmore Class A Shares, and the Strathmore Butterfly Shares owned by a Non-Resident Shareholder at the time of the Share Exchange and the Share Transfer will be considered “Excluded Property” for purposes of the Tax Act.  Therefore, there is no Canadian tax liability to be withheld by Strathmore at the time of the Share Exchange and Share Transfer, nor is there an obligation for the Non-Resident Holder to obtain a certificate from the CRA in respect of the proposed Share Exchange or Share Transfer.

Dissenting Shareholders Not Resident in Canada

This part of the summary addresses a Non-Resident Shareholder who exercises his or her dissent rights. Such Non-Resident Shareholder is referred to in this part of the summary as a “Dissenting Non-Resident”, and this part of the summary only addresses such Dissenting Non-Residents.

A Dissenting Non-Resident will be deemed to receive a dividend from Strathmore in the same circumstances as described above for Canadian Dissenters (under Dissenting Shareholders Resident in Canada). The deemed dividend, and any interest awarded by a Court, will be subject to a 25% withholding tax under the Tax Act unless such rate of withholding is reduced pursuant to an income tax treaty in force between Canada and the Non-Resident Shareholder’s jurisdiction of residence. Strathmore will apply the 25% withholding tax on payments made by it except to the extent Strathmore is satisfied that the Dissenting Non-Resident qualifies for a lower rate of withholding tax by virtue of an applicable tax treaty (if any).

A Dissenting Non-Resident will also realize a capital gain or loss in the same circumstances as described above for Canadian Dissenters (under Dissenting Holders Resident in Canada). The Dissenting Non- Resident will be subject to tax in respect of such capital gain only if the Dissenting Non-Resident’s Strathmore Shares constitute “taxable Canadian property” and the Dissenting Non-Resident is not entitled to relief under an applicable tax treaty (if any).

Strathmore Shares will not be “taxable Canadian property” to a Dissenting Non- Resident provided that (i) at no time during the 60-month period preceding the Share Exchange and the Share Transfer, respectively, did the Dissenting Non-Resident (or persons with whom the Dissenting Non-Resident did not deal at arm’s length for purposes of the Tax Act, alone or together with the Dissenting Non-Resident) hold 25% or more of the issued shares of any class of Strathmore or have the right to acquire 25% or more of the issued shares of any class of Strathmore and provided that (ii) the Dissenting Non-Resident has not used or held, and has not been considered for purposes of the Tax Act to use or hold, any shares of Strathmore in carrying on a business in Canada.

Disposition of Strathmore Options by a Non-Resident Employee Optionholder

A Non-Resident Optionholder, who meets the conditions as set out above under the heading “Disposition of Strathmore Options by Employee Optionholders” by virtue of employment with Strathmore in Canada will not recognize any taxable income or loss as a result of such exchange on the basis that the value of the Strathmore New Options received, determined immediately after the Arrangement becoming effective, will not exceed the value of the Strathmore Options, determined immediately before the Arrangement becoming effective.  For the purposes of determining the treatment under the Tax Act of any subsequent transactions involving the Strathmore New Options received on the exchange, including on the exercise of such options, such options will be treated as being the same options as the Strathmore Options, exchanged for the Strathmore New Options.

While not entirely clear, such exchange may constitute a disposition of the Strathmore Option for the purposes of calculating capital gains and capital losses.  Proceeds of disposition of the Strathmore Option will be equal to the fair market value of the Strathmore New Option calculated at the time of the exchange.  The capital gain realized would be equal to the proceeds of disposition minus any amount paid to obtain the Strathmore Option less any reasonable costs of disposition.

Non-Resident Optionholders will be subject to tax in respect of any such capital gain only if the Non-Resident Optionholder’s Strathmore Options constitute “taxable Canadian property” and the Non-Resident Optionholder is not entitled to relief under an applicable tax treaty (if any).

For this purpose, Strathmore Options will not be “taxable Canadian property” to a Non-Resident Optionholder provided that (i) at no time during the 60-month period preceding the exchange did the Non-Resident Optionholder (or persons with whom the Non-Resident Optionholder did not deal at arm’s length for purposes of the Tax Act, alone or together with the Non-Resident Optionholder) hold 25% or more of the issued shares of any class of Strathmore or have the right to acquire 25% or more of the issued shares of any class of Strathmore and provided that (ii) the Non-Resident Optionholder has not used or held, and has not been considered for purposes of the Tax Act to use or hold, any shares, options or warrants of Strathmore in carrying on a business in Canada.

A Non-Resident Optionholder who was granted Strathmore Options by virtue of employment with Strathmore outside of Canada will not recognize any taxable employment benefit on the exchange of the Strathmore New Option.

Non-Resident Non-Employee Optionholders are urged to seek their own tax advice with respect to the Canadian income tax consequences of an exchange of options.

Adjustments to Exercise Price of Strathmore Options Issued to Non-Resident Persons Who are Not Employees of Strathmore (“Non-Resident Non-Employee Optionholder”)

The tax consequences to a Non-Resident Non-Employee Optionholder of the adjustment to the exercise price of the Strathmore Options are not clear.  On the basis that the adjustment is being made fully in accordance with the existing terms of the Strathmore Options, the adjustment should not result in a disposition of the Strathmore Option for a new option.  CRA may, however, disagree with this position and take the position that a Non-Resident Non-Employee Optionholder has, as a result of the adjustment, disposed of his or her Strathmore Option for proceeds of disposition equal to the fair market value of a Strathmore New Option with an adjusted exercise price.

Non-Resident Non-Employee Optionholders should seek their own tax advice with respect to the adjustment to the exercise price of their Strathmore Options.

If a disposition of Strathmore Options is determined to occur and this results in a capital gain, Non-Resident Non-Employee Optionholders will be subject to tax in respect of such capital gain only if the Non-Resident Non-Employee Optionholder’s Strathmore Options constitute “taxable Canadian property” and the Non-Resident Non-Employee Optionholder is not entitled to relief under an applicable tax treaty (if any).

Strathmore Options will not be “taxable Canadian property” to a Non-Resident Non-Employee Optionholder provided that (i) at no time during the 60-month period preceding the adjustment to the exercise price did the Non-Resident Non-Employee Optionholder (or persons with whom the Non-Resident Non-Employee Optionholder did not deal at arm’s length for purposes of the Tax Act, alone or together with the Non-Resident Non-Employee Optionholder) hold 25% or more of the issued shares of any class of Strathmore or have the right to acquire 25% or more of the issued shares of any class of Strathmore (ii) the Non-Resident Non-Employee Optionholder has not used or held, and has not been considered for purposes of the Tax Act to use or hold, any shares, options or warrants of Strathmore in carrying on a business in Canada.

Adjustments to Strathmore Warrants

The tax consequences to Non-Resident Warrantholders of adjustments to the Strathmore Warrants are not clear.  On the basis that the adjustments to the Strathmore Warrants are being made fully in accordance with the existing terms of the Strathmore Warrants, the adjustments should not result in a disposition of such Strathmore Warrant or a receipt of income to a Non-Resident Warrantholder.  CRA may, however, disagree with this position and take the position that the adjustments to the Strathmore Warrant result in a disposition of the existing Strathmore Warrant in return for proceeds of disposition equal to the fair market value of a new amended Strathmore Warrant.

Non-Resident Warrantholders are urged to seek their own tax advice with respect to the adjustments to the Strathmore Warrants.

If a disposition of the Strathmore Warrants is determined to occur resulting in a capital gain, Non-Resident Warrantholders will be subject to tax in respect of such capital gain only if the Non-Resident Warrantholder’s Strathmore Warrants constitute “taxable Canadian property” and the Non-Resident Warrantholder is not entitled to relief under an applicable tax treaty (if any).

Strathmore Warrants will not be “taxable Canadian property” to a Non-Resident Warrantholder provided that (i) at no time during the 60-month period preceding the adjustment to the exercise price of same, respectively, did the Non-Resident Warrantholder (or persons with whom the Non-Resident Warrantholder did not deal at arm’s length for purposes of the Tax Act, alone or together with the Non-Resident Warrantholder) hold 25% or more of the issued shares of any class of Strathmore or have the right to acquire 25% or more of the issued shares of any class of Strathmore (ii) the Non-Resident Warrantholder has not used or held, and has not been considered for purposes of the Tax Act to use or hold, any shares, options or warrants of Strathmore in carrying on a business in Canada.

U.S. Federal Income Tax Considerations

The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. Holders (as defined below) arising from and relating to the Arrangement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder as a result of the Arrangement.  In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences of the Arrangement to such U.S. Holder.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder.  Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. state and local, and foreign tax consequences of the Arrangement.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Arrangement to U.S. Holders.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Notice Pursuant to IRS Circular 230: Anything contained in this summary concerning any U.S. federal tax issue is not intended or written to be used, and it cannot be used by a U.S. Holder, for the purpose of avoiding U.S. federal tax penalties under the Code (as defined below).  This summary was written to support the promotion or marketing of the transactions or matters addressed by this Information Circular (including the Arrangement).  Each U.S. Holder should seek U.S. federal tax advice, based on such U.S. Holder’s particular circumstances, from an independent tax advisor.

Scope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Information Circular.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Strathmore Shares that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S., or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. Holders

A “non-U.S. Holder” is a beneficial owner of Strathmore Shares other than a U.S. Holder.  This summary does not address the U.S. federal income tax consequences of the Arrangement to non-U.S. Holders.  Accordingly, non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income, U.S. state and local, and foreign tax consequences (including the potential application and operation of any income tax treaties) of the Arrangement.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax consequences of the Arrangement to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that are liable for the alternative minimum tax under the Code; (f) U.S. Holders that own Strathmore Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (g) U.S. Holders that hold Strathmore Shares other than as a capital asset within the meaning of Section 1221 of the Code; (h) U.S. Holders who are U.S. expatriates or former long-term residents of the United States or (i) U.S. Holders that own (directly, indirectly, or constructively) 10% or more of the total combined voting power of all classes of shares of Strathmore entitled to vote.  U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Strathmore Shares, the U.S. federal income tax consequences of the Arrangement to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners.  Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement.

Tax Consequences in Other Jurisdictions Not Addressed

This summary does not address the U.S. state or local tax consequences, or the tax consequences in jurisdictions other than the U.S., of the Arrangement to U.S. Holders.  Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local and foreign tax consequences of the Arrangement.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences to U.S. Holders of transactions entered into prior to, concurrently with, or subsequent to the Arrangement (regardless of whether any such transaction is undertaken in connection with the Arrangement), including, but not limited to, the following transactions: (a) any exercise of any warrant to acquire Strathmore Shares; (b) any conversion of any note, debenture, or other debt instrument of Strathmore; and (c) any conversion of any stock option, warrant, or other right to acquire Strathmore Shares into a stock option, warrant, or other right to acquire Fission Energy Shares.

U.S. Federal Income Tax Consequences of the Arrangement

The Arrangement will be effected under applicable provisions of Canadian corporate law, which are technically different from analogous provisions of U.S. corporate law.  Therefore, the U.S. federal income tax consequences of certain aspects of the Arrangement are not certain.  This summary assumes that (a) the renaming and redesignation of the Strathmore Shares as Strathmore Class A Shares, (b) the exchange by the Shareholders of the Strathmore Class A Shares for Strathmore New Shares and Strathmore Butterfly Shares (followed by the cancellation of the Strathmore Class A Shares), (c) the transfer by the Shareholders of the Strathmore Butterfly Shares to Fission Energy in exchange for Fission Energy Shares, and (d) Strathmore’s acquisition of the Strathmore Butterfly Shares held by Fission Energy (followed by the cancellation of the Strathmore Butterfly Shares) will properly be treated, under the step-transaction doctrine or otherwise, as the distribution by Strathmore of the Fission Energy Shares under Section 301 of the Code.

There can be no assurance that the IRS will not challenge this U.S. federal income tax treatment of the Arrangement or that, if challenged, a U.S. court would not agree with the IRS.  Each U.S. Holder should consult its own tax advisor regarding the proper treatment of the Arrangement for U.S. federal income tax purposes.

Distribution of Fission Energy Shares

Subject to the “passive foreign investment company” rules discussed below, U.S. Holders will be required to include the fair market value of the Fission Energy Shares received pursuant to the Arrangement in gross income as a dividend to the extent of the current or accumulated “earnings and profits” of Strathmore.  To the extent the fair market value of the Fission Energy Shares exceeds Strathmore’s adjusted tax basis in such shares (as calculated for U.S. federal income tax purposes), the proposed Arrangement can be expected to generate additional earnings and profits for Strathmore.  Strathmore does not expect that any such dividend will qualify for the reduced U.S. federal income tax rates applicable to “qualified dividend income” under Section 1(h)(11) of the Code.  In addition, any such dividend generally will not be eligible for the “dividends received deduction” in the case of corporate U.S. Holders.  To the extent that the fair market value of the Fission Energy Shares exceeds the current and accumulated “earnings and profits” of Strathmore, the distribution of the Fission Energy Shares pursuant to the Arrangement will be treated (a) first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Strathmore Shares and, (b) thereafter, as gain from the sale or exchange of such Strathmore Shares.  Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.

A U.S. Holders’ initial tax basis in the Fission Energy Shares received pursuant to the Arrangement will be equal to the fair market value of such Fission Energy Shares on the date of distribution.  A U.S. Holder’s holding period for the Fission Energy Shares received pursuant to the Arrangement will begin on the day after the date of distribution.

Dissenting U.S. Holders

A U.S. Holder that exercises the right to dissent from the Arrangement and is paid cash for all of such U.S. Holder’s Strathmore Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received by such U.S. Holder in exchange for the Strathmore Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (b) the tax basis of such U.S. Holder in the Strathmore Shares surrendered.

Subject to the “passive foreign investment company” rules discussed below, such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the Strathmore Shares are held for more than one year.  Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.  Deductions for capital losses are subject to complex limitations under the Code.

Adjustment to Exercise Price for Strathmore Options Not Acquired Pursuant to the Strathmore Stock Option Plan

There is a possibility that an adjustment to the exercise price of Strathmore Options not acquired pursuant to the Strathmore Stock Option Plan (“Non-Employee Options”), as set out above under the heading “Effect of Arrangement on Outstanding Stock Options and Share Purchase Warrants” may be considered a disposition of such Non-Employee Options.   If the adjustment is treated as a disposition of a Non-Employee Option, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the fair market value of the new Non-Employee option deemed received and (b) such holder’s tax basis in the old Non-Employee option deemed disposed of.  Additionally, because U.S. Holders of Non-Employee Options will be treated as indirect owners of Strathmore Shares under the rules applicable to passive foreign investment companies (“PFICs”), a deemed sale of such options would be treated as a sale of the underlying Strathmore Shares subject to the adverse tax consequences described below under “Potential Application of the PFIC Rules to the Arrangement”.   U.S. Holders of Non-Employee Options should consult their own tax advisors with respect to the impact of the Arrangement and related adjustment on them.

Potential Application of the PFIC Rules to the Arrangement

Qualification of Strathmore and Fission Energy as a PFIC

A foreign corporation generally will be a “passive foreign investment company” under Section 1297 of the Code (a “PFIC”) if, for a taxable year, (a) 75% or more of the gross income of the foreign corporation for such taxable year is passive income or (b) on average, 50% or more of the assets held by the foreign corporation either produce passive income or are held for the production of passive income, based on the fair market value of such assets (or on the adjusted tax basis of such assets, if the foreign corporation is not publicly traded and either is a “controlled foreign corporation” or makes an election).  “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Strathmore believes that it was a PFIC for one or more prior taxable years.  Based on currently available information, Strathmore anticipates that it will be a PFIC for the current taxable year and that Fission Energy will be a PFIC for the current taxable year.  Whether Strathmore or Fission Energy will be a PFIC for the current taxable year depends on the assets and income of Strathmore and Fission Energy, respectively, over the course of such taxable year and, as a result, cannot be predicted with certainty as of the date of this Information Circular.  The determination of whether Strathmore or Fission Energy qualifies as a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  Accordingly, there can be no assurance that the IRS will not challenge the determination made by the Strathmore concerning its PFIC status or the PFIC status of Fission Energy.

Effect of PFIC Rules on the Distribution of Fission Energy Shares

If Strathmore is a PFIC or was a PFIC at any time during a U.S. Holder’s holding period for the Strathmore Shares, the effect of the PFIC rules on a U.S. Holder will depend on whether such U.S. Holder has made a timely and effective election to treat Strathmore as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”).  In this summary, a U.S. Holder that has made a timely and effective QEF Election or a Mark-to-Market Election is referred to as an “Electing Shareholder” and a U.S. Holder that has not made a timely and effective QEF Election or a Mark-to-Market Election is referred to as a “Non-Electing Shareholder.”  If either of these elections were successfully made, Electing Shareholders generally would not be subject to the rules of Section 1291 of the Code discussed below upon the receipt of the Fission Energy Shares pursuant to the Arrangement. However, the QEF Election was not available to U.S. Holders for any prior taxable year for which Strathmore was a PFIC and will not be available in the future, because Strathmore did not and does not intend to satisfy the record keeping and information disclosure requirements that apply to a QEF. As discussed further below, a Mark-to-Market election may allow a U.S. Holder to avoid the rules of Section 1291 below with respect to its receipt of Fission Energy Shares pursuant to the Arrangement, but this will depend on when the election was made.

With respect to a Non-Electing Shareholder, the rules under Section 1291 of the Code will apply to gain recognized on the disposition of Strathmore Shares and “excess distributions” (generally, distributions received in the current taxable year that are in excess of 125% of the average distributions received during the three preceding years or, if shorter, the U.S. Holder’s holding period for the Strathmore Shares) received on the Strathmore Shares.  Any such gain or excess distribution must be rateably allocated to each day in a Non-Electing Shareholder’s holding period for the Strathmore Shares.  The amount of any such gain or excess distribution allocated to prior years of such Non-Electing Shareholder’s holding period for the Strathmore Shares (other than years prior to the first taxable year of Strathmore beginning after December 31, 1986 for which Strathmore was not a PFIC) will be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such prior year.  A Non-Electing Shareholder will be required to pay interest on the resulting tax liability for each such prior year, calculated as if such tax liability had been due in each such prior year.  Such a Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.  The amount of any such gain or excess distribution allocated to the current year of such Non-Electing Shareholder’s holding period for the Strathmore Shares will be treated as ordinary income in the current year, and no interest charge will be incurred with respect to the resulting tax liability for the current year.

If the distribution of the Fission Energy Shares pursuant to the Arrangement constitutes an “excess distribution” with respect to a Non-Electing Shareholder, such Non-Electing Shareholder will be subject to the rules of Section 1291 of the Code discussed above upon the receipt of the Fission Energy Shares.  In addition, the distribution of the Fission Energy Shares pursuant to the Arrangement may be treated, under proposed Treasury Regulations, as the “indirect disposition” by a Non-Electing Shareholder of such Non-Electing Shareholder’s indirect interest in Fission Energy, which generally would be subject to the rules of Section 1291 of the Code discussed above.

If a Mark-to-Market Election has been made by a U.S. Holder in a year prior to the distribution of Fission Energy Shares pursuant to the Arrangement, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above upon the receipt of  such Fission Energy Shares.  However, if a U.S. Holder makes a Mark-to-Market election after the beginning of such U.S. Holder’s holding period for the Strathmore Shares and in the same year as the Fission Energy Shares are distributed pursuant to the Arrangement, the rules of Section 1291 of the Code discussed above would apply to the distribution of Fission Energy Shares.

A U.S. Holder that has made a Mark-to-Market Election in a year prior to the year in which Fission Energy Shares are distributed pursuant to the Arrangement will avoid the potential interest charge of section 1291 on the distribution of Fission Energy Shares and on any “indirect disposition” of such U.S. Holder’s indirect interest in Fission Energy deemed to occur, as described above.  Instead such U.S. Holder will include in ordinary income for the taxable year in which the distribution of Fission Energy Shares occurs an amount equal to the excess, if any, of (a) the fair market value of the Strathmore Shares as of the close of such taxable year over (b) such U.S. Holder’s tax basis in such Strathmore Shares.  Such U.S. Holder will be allowed a deduction in an amount equal to the lesser of (a) the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Strathmore Shares over (ii) the fair market value of such Strathmore Shares as of the close of such taxable year or (b) the excess, if any, of (i) the amount included in ordinary income because of such Mark-to-Market Election for prior taxable years over (ii) the amount allowed as a deduction because of such Mark-to-Market Election for prior taxable years.

A U.S. Holder that has made a Mark-to-Market Election generally also will adjust his or her tax basis in the Strathmore Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election.  Inclusion and deductions because of the Mark-to-Market election are taken into account when calculating gain or loss on a future sale of Strathmore Shares.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the Arrangement.  In particular, each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election or a Mark-to-Market Election.

Information Reporting; Backup Withholding Tax

The distribution within the U.S., or by a U.S. payor or U.S. middleman, of the Fission Energy Shares pursuant to the Arrangement generally will be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.  However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.  Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS.  Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

RIGHTS OF DISSENT

Dissenters’ Rights

As indicated in the Notice of Meeting, a registered Shareholder is entitled to dissent and be paid by Strathmore the fair value of his, her or its Strathmore Shares in accordance with section 245 of the BCBCA if such registered Shareholder dissents from the Arrangement and otherwise complies with the procedure set out in section 242 of the BCBCA and the Arrangement Resolution is passed at the Meeting. The statutory provisions dealing with the right of dissent are technical and complex. Any Shareholder who wishes to exercise his, her or its right to dissent should seek his, her or its own legal advice, as failure to comply strictly with the provisions of section 242 of the BCBCA may prejudice such Shareholder’s right of dissent. The relevant provisions of the BCBCA are set out in Schedule “F” of this Information Circular.

In order for a Shareholder to dissent, a written objection (an “Objection Notice”) to the Arrangement Resolution must be received by Strathmore, to the attention of the Secretary, at its head office, 700 – 1620 Dickson Avenue, Kelowna, British Columbia, V1Y 9Y2, no later than 10:00 a.m. (Vancouver time) on June 18, 2007.  A vote against the Arrangement Resolution, an abstention, or the execution of a proxy to vote against the Arrangement Resolution, does not constitute an Objection Notice.

Holders of Strathmore Warrants or Strathmore Options must validly exercise their Strathmore Warrants or Strathmore Options, become registered holders of Strathmore Shares prior to the Meeting and otherwise comply with the BCBCA, including section 242 of the BCBCA, in order to exercise the Dissent Right.

A Dissenting Shareholder may only dissent under section 242 with respect to all the Strathmore Shares held by such Dissenting Shareholder or held on behalf of any one beneficial owner and registered in the Dissenting Shareholder’s name. A Shareholder is not entitled to dissent with respect to his, her or its shares if he, she or it votes any of his, her or its Strathmore Shares in favour of the Arrangement Resolution. Beneficial owners of Strathmore Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only registered Shareholders are entitled to dissent. Accordingly, a beneficial owner of Strathmore Shares desiring to exercise the right to dissent must make arrangements for the Strathmore Shares beneficially owned by such Shareholder to be registered in his, her or its name prior to the time the Objection Notice is required to be received, or alternatively, make arrangements for the registered Shareholder to dissent on the beneficial holder’s behalf.

A Dissenting Shareholder who has complied with the provisions of section 242, or Strathmore, may apply to the Court for an order requiring such Dissenting Shareholder’s Strathmore Shares to be purchased, fixing the price and terms of the purchase and sale or ordering that they may be determined by arbitration, and the Court may make such order and such consequential orders or directions as the Court considers appropriate. There is no obligation on Strathmore to make application to the Court. The Dissenting Shareholder will be entitled to receive the fair value of the Shares held by such holder as of the day before the Meeting or such later date on which the Special Resolution to authorize the Arrangement is passed.

A Dissenting Shareholder ceases to have any rights as a Shareholder, other than the right to be paid the fair value of the Strathmore Shares in the amount agreed to between Strathmore and the Dissenting Shareholder or in the amount of the judgment, as the case may be, on the earliest of the Effective Date, the making of an agreement between Strathmore and the Dissenting Shareholder as to the payment to be made for the Dissenting Shareholder’s Strathmore Shares, and the pronouncement of the order of the Court fixing the fair value of the Strathmore Shares. Until any of the foregoing events occurs, the Shareholder may withdraw the Dissenting Shareholder’s dissent, or Strathmore may rescind the Arrangement Resolution and in either event, proceedings under Part 8 of the BCBCA shall be discontinued.

Strict Compliance with Dissent Provisions Required

The above summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of his Strathmore Shares. Section 242 of the BCBCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all rights dissent. Accordingly, each registered Shareholder who might desire to exercise the right of dissent and appraisal should carefully consider and comply with the relevant provisions of the BCBCA dealing with dissent, and consult his own legal advisor. The full text of sections 237-247 of the BCBCA is set out in Schedule F.

The Arrangement Agreement provides that, unless otherwise waived, it is a condition to the obligation of Strathmore and Fission Energy to complete the Arrangement, that, on or before the Effective Date, holders of not more than 3% in the aggregate of the outstanding Strathmore Shares shall have exercised the right to dissent. If the number of outstanding Strathmore Shares in respect of which the right to dissent have been exercised exceeds 3% in the aggregate the Arrangement will not proceed unless Strathmore waives such condition.

Shareholders who wish to exercise the right to dissent should review the dissent procedures described in Schedule “F” and seek legal advice, as failure to adhere strictly to the right to dissent requirements may result in the loss or unavailability of any right to dissent.

RISK FACTORS

The risk factors set out below assume the completion of the Arrangement. If the Arrangement is not consummated, the risk factors of both Strathmore and Fission Energy will remain the risk factors that Shareholders should carefully consider, in addition to the other information contained in this Information Circular. These risk factors are not a definitive list of all risk factors associated with Strathmore and Fission Energy.

Possible Non-Completion of the Arrangement

There is no assurance that the Arrangement will receive regulatory, Court or Securityholder approval or will be completed. If the Arrangement is not completed, Securityholders will lose the prospective benefits of the Arrangement, the share price of the Strathmore Shares may suffer and Securityholders will continue to be subject to the risk factors of both Strathmore and Fission Energy as disclosed in this Information Circular.

Acquisitions and Joint Ventures

Strathmore and Fission Energy will evaluate from time to time opportunities to acquire and joint venture mining assets and businesses.  These acquisitions and joint ventures may be significant in size, may change the scale of Strathmore’s or Fission Energy’s business and may expose it to new geographic, political, operating, financial and geological risks.  Strathmore’s and Fission Energy’s success in their acquisition and joint venture activities will depend on their ability to identify suitable acquisition and joint venture candidates and partners, acquire or joint venture them on acceptable terms and integrate their operations successfully with those of Strathmore or Fission Energy, as the case may be.  Any acquisitions or joint ventures would be accompanied by risks, such as the difficulty of assimilating the operations and personnel of any acquired companies; the potential disruption of Strathmore’s or Fission Energy’s ongoing business; the inability of management to maximize the financial and strategic position of Strathmore or Fission Energy through the successful incorporation of acquired assets and businesses or joint ventures; additional expenses associated with amortization of acquired intangible assets; the maintenance of uniform standards, controls, procedures and policies; the impairment of relationships with employees, customers and contractors as a result of any integration of new management personnel; dilution of Strathmore’s or Fission Energy’s present shareholders or of their interests in their subsidiaries or assets as a result of the issuance of shares to pay for acquisitions or the decision to grant earning or other interests to a joint venture partner; and the potential unknown liabilities associated with acquired assets and businesses.  There can be no assurance that Strathmore or Fission Energy would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions or joint ventures.  There may be no right for shareholders to evaluate the merits or risks of any future acquisition or joint venture undertaken except as required by applicable laws and regulations.

Dilution

Strathmore and Fission Energy each plan to focus on exploring for minerals and will use their working capital to carry out such exploration. However, both companies will require additional funds to further such activities.  To obtain such funds, Strathmore and Fission Energy may sell additional securities including, but not limited to, their common shares or some form of convertible security, the effect of which would result in a substantial dilution of the equity interests of Strathmore’s and Fission Energy’s shareholders.

There is no assurance that additional funding will be available to Strathmore or Fission Energy for additional exploration or for the substantial capital that is typically required in order to bring a mineral project to the production decision or to place a property into commercial production. There can be no assurance that Strathmore or Fission Energy will be able to obtain adequate financing in the future or that the terms of such financing will be favourable.  Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of its properties.

Uncertainty of Mineral Resource Estimates

Mineral resource figures are only estimates.  Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices.  While Strathmore and Fission Energy believe that the mineral resource estimates included are established and reflect management’s best estimates, the estimating of mineral resources is a subjective process and the accuracy of mineral resource estimates is a function of the quantity and quality of available data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting available engineering and geological information.  There is significant uncertainty in any mineral resource estimate and the actual deposits encountered and the economic viability of a deposit may differ materially from Strathmore’s and Fission Energy’s estimates.  Estimated mineral resources may have to be re-estimated based on changes in uranium prices, further exploration or development activity or actual production experience.  This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral resource estimates.  Mineral resources are not mineral reserves and there is no assurance that any mineral resource estimate will ultimately be reclassified as proven or probable mineral reserves.  Mineral resources which are not mineral reserves do not have demonstrated economic viability.

Strathmore and Fission Energy have no History of Mineral Production or Mining Operations

Neither Strathmore nor Fission Energy has ever had uranium producing properties.  There is no assurance that commercial quantities of uranium will be discovered nor is there any assurance that Strathmore’s or Fission Energy’s exploration programs will yield positive results.  Even if commercial quantities of uranium are discovered, there can be no assurance that any property will ever be brought to a stage where uranium resources can profitably be produced therefrom.  Factors which may limit the ability to produce uranium resources include, but are not limited to, the spot price of uranium, availability of additional capital and financing and the nature of any mineral deposits.  Neither Strathmore nor Fission Energy has a history of mining operations that would guarantee it will produce revenue, operate profitably or provide a return on investment in the future.  Strathmore has not paid dividends in the past and neither Strathmore nor Fission Energy has any plans to pay dividends in the foreseeable future.

Economics of Developing Mineral Properties

Mineral exploration and development is speculative and involves a high degree of risk.  While the discovery of an ore body may result in substantial rewards, few properties which are explored are commercially mineable and ultimately developed into producing mines.

Should any mineral resources and reserves exist, substantial expenditures will be required to confirm mineral reserves which are sufficient to commercially mine and to obtain the required environmental approvals and permitting required to commence commercial operations.  The decision as to whether a property contains a commercial mineral deposit and should be brought into production will depend upon the results of exploration programs and/or feasibility studies, and the recommendations of duly qualified engineers and/or geologists, all of which involves significant expense. This decision will involve consideration and evaluation of several significant factors including, but not limited to: (1) costs of bringing a property into production, including exploration and development work, preparation of production feasibility studies and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) uranium prices, which are historically cyclical; (5) environmental compliance regulations and restraints (including potential environmental liabilities associated with historical exploration activities); and (6) political climate and/or governmental regulation and control.  Development projects are also subject to the successful completion of engineering studies, issuance of necessary governmental permits, and availability of adequate financing.  Development projects have no operating history upon which to base estimates of future cash flow.

The ability to sell, and profit from the sale of any eventual mineral production from any property will be subject to the prevailing conditions in the minerals marketplace at the time of sale. The global minerals marketplace is subject to global economic activity and changing attitudes of consumers and other end-users’ demand for mineral products. Many of these factors are beyond the control of a mining company and therefore represent a market risk which could impact the long term viability of the company and its operations.

Potential Profitability Depends Upon Factors Beyond the Control of Strathmore and Fission Energy

The potential profitability of mineral properties is dependent upon many factors beyond Strathmore’s and Fission Energy’s control. For instance, world prices of and markets for minerals are unpredictable, highly volatile, potentially subject to governmental fixing, pegging and/or controls and respond to changes in domestic, international, political, social and economic environments. Another factor is that rates of recovery of minerals from mined ore (assuming that such mineral deposits are known to exist) may vary from the rate experienced in tests and a reduction in the recovery rate will adversely affect profitability and, possibly, the economic viability of a property. Profitability also depends on the costs of operations, including costs of labour, equipment, electricity, environmental compliance or other production inputs. Such costs will fluctuate in ways Strathmore and Fission Energy cannot predict and are beyond Strathmore’s and Fission Energy’s control, and such fluctuations will impact on profitability and may eliminate profitability altogether. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for development and other costs have become increasingly difficult, if not impossible, to project. These changes and events may materially affect the financial performance of Strathmore and Fission Energy.

Strathmore’s and Fission Energy’s potential future revenues will be directly related to the prices of uranium as their potential revenues are expected to be derived from uranium mining.  Uranium prices are and will continue to be affected by numerous factors beyond Strathmore’s and Fission Energy’s control. Such factors include, among others, the demand for nuclear power; political and economic conditions in uranium producing and consuming countries such as Canada, the U.S., Russia and other former Soviet republics; reprocessing of used reactor fuel and the re-enrichment of depleted uranium tails; sales of excess civilian and military inventories (including from the dismantling of nuclear weapons) by governments and industry participants; and production levels and costs of production in countries such as Russia and former Soviet republics, Africa and Australia.  The effect of these factors, individually or in the aggregate, is impossible to predict with accuracy.  A decline in uranium prices may also require Strathmore and Fission Energy to write down their mineral resources, which would have a material adverse effect on their potential earnings and potential profitability.

Regulatory Requirements

The current or future operations of Strathmore and Fission Energy, including development activities and possible commencement of production on their properties, require permits from various federal and local governmental authorities, and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with the applicable laws, regulations and permits.  There can be no assurance that all permits which Strathmore and Fission Energy may require for the development and construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations would not have an adverse effect on any mining project which Strathmore or Fission Energy, as the case may be, might undertake.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed upon them for violation of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on Strathmore and Fission Energy and cause increases in costs or require abandonment or delays in the development of new mining properties.

Worldwide demand for uranium is directly tied to the demand for electricity produced by the nuclear power industry, which is also subject to extensive government regulation and policies. The development of mines and related facilities is contingent upon governmental approvals that are complex and time consuming to obtain and which, depending upon the location of the project, involve multiple governmental agencies.  The duration and success of such approvals are subject to many variables outside Strathmore’s and Fission Energy’s control.  Any significant delays in obtaining or renewing such permits or licenses in the future could have a material adverse effect on Strathmore and Fission Energy.  In addition, the international marketing of uranium is subject to governmental policies and certain trade restrictions, such as those imposed by the suspension agreements entered into by the United States with certain republics of the former Soviet Union and the agreement between the United States and Russia related to the supply of Russian Highly Enriched Uranium into the United States.  Changes in these policies and restrictions may adversely impact Strathmore’s and Fission Energy’s businesses.

Property Title Risk

Strathmore and Fission Energy have investigated their rights to explore all of their material properties and, to the best of their knowledge, those rights are in good standing.  However, no assurance can be given that such rights will not be revoked, or significantly altered, to their detriment.  There can also be no assurance that Strathmore’s or Fission Energy’s rights will not be challenged or impugned by third parties, including the local governments and by First Nations, Navajo and Métis.  The validity of unpatented mining claims on U.S. public lands is sometimes uncertain and may be contested.  Due to the extensive requirements and associated expense required to obtain and maintain mining rights on U.S. public lands, Strathmore’s U.S. properties may be subject to various uncertainties which are common to the industry, with the attendant risk that its title may be defective.

Mining and Insurance

Strathmore’s and Fission Energy’s businesses are capital intensive and subject to a number of risks and hazards, including environmental pollution, accidents or spills, industrial and transportation accidents, labour disputes, changes in the regulatory environment, natural phenomena (such as inclement weather conditions, earthquakes, pit wall failures and cave-ins) and encountering unusual or unexpected geological conditions.  Many of the foregoing risks and hazards could result in damage to, or destruction of, Strathmore’s and Fission Energy’s mineral properties or future processing facilities, personal injury or death, environmental damage, delays in or interruption of or cessation of their exploration or development activities, delay in or inability to receive regulatory approvals to transport their uranium concentrates, or costs, monetary losses and potential legal liability and adverse governmental action.  Strathmore and Fission Energy may be subject to liability or sustain loss for certain risks and hazards against which they do not or cannot insure or which it may reasonably elect not to insure because of the cost.  This lack of insurance coverage could result in material economic harm to Strathmore or Fission Energy, as the case may be.

Uranium Industry Competition and International Trade Restrictions

The international uranium industry, including the supply of uranium concentrates, is competitive, with supplies available from a relatively small number of western world uranium mining companies, from certain republics of the former Soviet Union and the People’s Republic of China, from excess inventories, including inventories made available from decommissioning of nuclear weapons, from reprocessed uranium and plutonium, from used reactor fuel, and from the use of excess Russian enrichment capacity to re-enrich depleted uranium tails held by European enrichers in the form of UF6.  The supply of uranium from Russia and from certain republics of the former Soviet Union is, to some extent, impeded by a number of international trade agreements and policies.  These agreements and any similar future agreements, governmental policies or trade restrictions are beyond the control of Strathmore and Fission Energy and may affect the supply of uranium available in the United States and Europe, which are the largest markets for uranium in the world.  If Strathmore or Fission Energy is unable to supply uranium to important markets in the U.S. or Europe, its business, financial condition and results of operations may be materially adversely affected.

Deregulation of the Electrical Utility Industry

Strathmore’s and Fission Energy’s future prospects may be tied directly to those of the electrical utility industry worldwide. Deregulation of the utility industry, particularly in the United States and Europe, is expected to impact the market for nuclear and other fuels for years to come, and may result in the premature shutdown of nuclear reactors. Experience to date with deregulation indicates that utilities are improving the performance of their reactors and achieving record capacity factors.  There can be no assurance that this trend will continue.

Public Acceptance of Nuclear Energy Cannot Be Assured

Growth in the demand for uranium and in the nuclear power industry will depend upon continued and increased acceptance of nuclear technology by the public as a safe and viable means of generating electricity.  Nuclear energy competes with other sources of energy including oil, natural gas, coal and hydro-electricity.  Sustained lower prices of oil, natural gas, coal and hydro-electricity may result in lower demand for uranium concentrates.  Furthermore, growth of the uranium and nuclear power industry will depend on continued and increased acceptance of nuclear technology as a means of generating electricity.  Because of unique political, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power and increase the regulation of the nuclear power industry.  An accident or incident at a nuclear reactor anywhere in the world, or an accident or incident relating to the transportation or storage of new or spent nuclear fuel, could negatively impact the public’s acceptance of nuclear power and the future prospects for nuclear power generation, which may have a material and adverse effect Strathmore’s and Fission Energy’s businesses, financial condition and results of operations.

Public Involvement in the Permitting Process

The process of obtaining radioactive materials licenses (“RML”) from the US Nuclear Regulatory Commission and those required in the States that Strathmore is operating in allow for public participation.  If a third party chooses to object to the issuance of any RML or permit required by Strathmore, significant delays may occur before Strathmore is able to secure an RML or permit. Generally, the public objections can be overcome with the passage of time and through the procedures set forth in the applicable permitting legislation.  However, the regulatory agencies must also allow and fully consider public comment according to such procedures and there can be no assurance that Strathmore will be successful in obtaining any RML or permit.

Environmental Risks and Hazards

All phases of Strathmore’s and Fission Energy’s operations are subject to environmental regulation in the jurisdictions in which they operate.  These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the general, transportation, storage and disposal of solid and hazardous waste.  Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  There is no assurance that future changes in environmental regulation, if any, will not adversely affect Strathmore’s and Fission Energy’s operations.  Environmental hazards may exist on the properties which are unknown to Strathmore and Fission Energy at present and which have been caused by previous or existing owners or operators of the properties.  Reclamation costs are uncertain and planned expenditures estimated by management may differ from the actual expenditures required.

Strathmore is not insured against most environmental risks.  Insurance against environmental risks (including potential liability for pollution and other hazards as a result of the disposal of waste products occurring from exploration and production) has not been generally available to companies within the industry.  Strathmore and Fission Energy will periodically evaluate the cost and coverage of the insurance against certain environmental risks that is available to determine if it would be appropriate to obtain such insurance.

Without such insurance, and if Strathmore or Fission Energy becomes subject to environmental liabilities, the payment of such liabilities would reduce or eliminate its available funds or could exceed the funds Strathmore or Fission Energy, as the case may be, have to pay such liabilities and result in bankruptcy.  Should Strathmore or Fission Energy be unable to fund fully the remedial cost of an environmental problem, they might be required to enter into interim compliance measures pending completion of the required remedy.

Political Risk

Strathmore’s and Fission Energy’s future prospects may be affected by political decisions about the uranium market.  There can be no assurance that the United States, Peru or other governments will not enact legislation restricting to whom Strathmore or Fission Energy can sell uranium or that the United States or other governments will not increase the supply of uranium by decommissioning nuclear weapons.

Operations in Foreign Jurisdictions

Strathmore conducts exploration, development and mining operations outside of Canada currently in the U.S. and Peru and may in future operate in other countries.  Strathmore’s foreign mining investments are subject to the risks normally associated with the conduct of business in foreign countries. The occurrence of one or more of these risks could have a material and adverse effect on Strathmore’s future cash flows, results of operations, financial condition and prospects. Risks include, among others, labour disputes, arbitrary invalidation of governmental orders and permits, corruption, uncertain political and economic environments, sovereign risk, war (including in neighbouring states), civil disturbances and terrorist actions, arbitrary changes in laws or policies of particular countries, the failure of foreign parties to honour contractual obligations, foreign taxation, delays in obtaining or the inability to obtain necessary government permits, opposition to mining from environmental or other non-governmental organizations, limitations on foreign ownership, limitations on the repatriation of earnings, foreign exchange controls, currency devaluations, import and export regulations including limitations on uranium exports, instability due to economic under-development, inadequate infrastructure and increased financing costs. In addition, Strathmore and Fission Energy may face disadvantages of competing against companies from countries that are not subject to Canadian and U.S. laws, including the Foreign Corrupt Practices Act, restrictions on the ability to pay dividends offshore, and risk of loss due to disease and other potential endemic health issues. These risks may disrupt or limit Strathmore’s or Fission Energy’s operations, restrict the movement of funds or supplies or result in the restriction of contractual rights or the taking of property by nationalization or expropriation without fair compensation.  There can be no assurance that industries deemed to be of national or strategic importance like mineral production, and in particular, uranium mining, will not be nationalized. Government policy may change to discourage foreign investment, nationalization of mining industries may occur or other government limitations, restrictions or requirements not currently foreseen may be implemented.

Management

Strathmore and Fission Energy are both dependent on a relatively small number of key personnel, the loss of any of whom could have an adverse effect on such companies.

Conflicts of Interest

Certain directors and officers of Strathmore and Fission Energy are, and may continue to be, involved in the mining and mineral exploration industry through their direct and indirect participation in corporations, partnerships or joint ventures which are potential competitors of Strathmore. Situations may arise in connection with potential acquisitions in investments where the other interests of these directors and officers may conflict with the interests of Strathmore or Fission Energy.  The directors of Strathmore and Fission Energy are required by law, however, to act honestly and in good faith with a view to the best interests of the respective company and its shareholders and to disclose any personal interest which they may have in any material transaction which is proposed to be entered into with Strathmore or Fission Energy, as the case may be, and to abstain from voting as a director for the approval of any such transaction.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which Strathmore is or is likely to be a party or of which any of its properties including the Spin-Off Properties are or, to the best of knowledge of management of Strathmore, is likely to be subject.

EXPERTS

Blake, Cassels & Graydon LLP are Canadian legal counsel to Strathmore and have prepared a summary of the principal Canadian Federal Income Tax considerations generally applicable to the holders of Strathmore Shares disclosed under the heading “Income Tax Considerations – Canadian Federal Income Tax Considerations”.

Dorsey & Whitney LLP are U.S. legal counsel to Strathmore and have prepared a summary of the principal U.S. Federal Income Tax considerations generally applicable to the holders of Strathmore Shares disclosed under the heading “Income Tax Considerations – U.S. Federal Income Tax Considerations”.

The summary of the Dieter Lake Property disclosed under the heading “Information Concerning Fission Energy – Principal Properties – Dieter Lake Property” was taken by consent from a report entitled “Strathmore Minerals Corporation – 2005 Exploration at the Dieter Lake Property”, Quebec, dated November 3, 2006, (the “Dieter Lake Report”). The Dieter Lake Report was authored by C.F. Davis, P. Geo. and M.Guo, P.Geol., each of whom are considered independent of Strathmore.

The summary of the Duddridge Lake Property disclosed under the heading “Information Concerning Fission Energy – Principal Properties – Duddridge Lake Property” was taken by consent from a report entitled “Report on the Duddridge Lake Uranium Property – Northern Saskatchewan” dated May 28, 2004 (the “Duddridge Lake Report”) and prepared for Strathmore by Stuart C. Fraser, P. Geol., who is considered independent of Strathmore.

The summary of the Strathmore Church Rock Property disclosed under the heading “Information Concerning Strathmore – Principal Properties – Church Rock Property” was taken by consent from a report entitled “Technical Report on the Strathmore Church Rock Property – McKinley County, New Mexico” dated December 20, 2005 (the “Church Rock Report”) and prepared for Strathmore by David C. Fitch, C.P.G., who is considered independent of Strathmore.

The summary of the Roca Honda Property disclosed under the heading “Information Concerning Strathmore – Principal Properties – Roca Honda Property” was taken by consent from a report entitled “Technical Report on the Roca Honda Property, McKinley, New Mexico” dated March 31, 2006 (the “Roca Honda Report”) and prepared for Strathmore by David C. Fitch, C.P.G., who is considered independent of Strathmore.

None of the authors of the above mentioned technical reports have an interest in this transaction. Copies of these reports may be viewed upon written request to Strathmore, or at www.sedar.com.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of Strathmore are Davidson & Company LLP, Chartered Accountants, of Vancouver, British Columbia.

Strathmore’s registrar and transfer agent is CIBC Mellon Trust Company of 1066 West Hastings Street, Vancouver, British Columbia.

MATERIAL CONTRACTS

The following are the contracts which are material to Strathmore and which have been entered into within the two years prior to the date of this Information Circular:

1.

On February 14, 2007 Strathmore announced that it had entered into an Exclusivity Agreement to negotiate a joint venture agreement to develop its Roca Honda Project and construct a uranium mill in the Grants Mineral Belt of New Mexico. On May 4, 2007, Strathmore announced that both companies have mutually agreed to extend the negotiation period until July 9, 2007.

2.

On January 29, 2007, Strathmore entered into an option agreement on the Juniper Ridge property, Wyoming, whereby Yellowcake Mining Inc. has the option to earn an 80% interest by:

•

issuing 9,000,000 shares to Strathmore,

•

paying U.S.$100,000 and U.S.$100,000 on the subsequent anniversary date for 4 years for a total of U.S.$500,000,

•

spending U.S.$1,600,000 per year for a period of 5 years for a total of U.S.$8,000,000,

•

making a royalty payment of 3% on the option portion of all future production, and,

•

proceeding with the initial financing of the evaluation of the Texas database (Conoco files).

3.

On April 5, 2007 Strathmore announced that it had entered into a Letter of Intent with Yellowcake Mining Inc. whereby Yellowcake can earn a 60% interest in the SKY property in

Wyoming for a proposed expenditure of U.S.$7,500,000.

4.

On April 12, 2007 Strathmore announced that it had entered into a binding Letter of Intent with Yellowcake Mining Inc. whereby Yellowcake can earn a 60% interest in the Jeep property in Wyoming for a proposed expenditure of U.S.$10,000,000.

5.

The Arrangement Agreement.

PARTICULARS OF MATTERS TO BE ACTED UPON

Financial Statements

A copy of the audited financial statements of Strathmore and auditors’ report for the year ended December 31, 2006 is included with this Information Circular.

Election of Directors

At the meeting it is proposed that five directors be elected to serve until the next annual general meeting or until their successors are elected or appointed in accordance with the BCBCA and the articles of Strathmore. There are presently five directors of Strathmore.

The following table indicates the names of the five nominees for directors, the date each such person first became a director, the principal occupation of each such person and the number of Strathmore Shares beneficially owned or controlled (directly or indirectly) by each such person as of May 7, 2007.  The information contained in this table as to the number of Strathmore Shares beneficially owned or controlled, directly or indirectly, is based upon information furnished to Strathmore by the respective nominees. The Board of Directors is required to appoint an Audit Committee, the proposed members of which are indicated in the table.

Name and Municipality of Residence	Principal Occupation(1)	Director Since	Number of Common Shares beneficially owned or over which control or direction is exercised(1)
DEVINDER RANDHAWA Kelowna, B.C., Canada CEO, Director (2)(3)	CEO of Strathmore and President of RD Capital Inc., a privately held consulting firm providing venture capital and corporate finance services to emerging companies in the resources and non-resource sectors both in Canada and the US.	October 18, 1996	1,619,538
DAVID R. MILLER Vancouver, B.C., Canada President, COO and Director	Mr. Miller is the President of Strathmore and a Geologist.	June 8, 2006	1,840,430
MICHAEL HALVORSON Edmonton, Alberta, Canada Director (2)(3)	President of Halcorp Capital Ltd., a private company specializing in the raising of investment capital.	July 14, 2004	611,111
DR. DIETER A. KREWEDL Truckee, California, U.S.A. Director (2)(3)	Dr. Krewedl is a retired Geologist and Businessman	January 14, 2005	150,000
RAYMOND LARSON Temecula, California, U.S.A. Director	Mr. Larson was Chairman and CEO of Uranium Resources Inc. until he retired in 1994.	January 1, 2007	105,000

Notes:

1.

The information as to principal occupation and shares beneficially owned or over which control or direction is exercised, not being within the knowledge of Strathmore, has been furnished by each director individually.

2.

Member of the Audit Committee of the board of directors.

3.

Member of the Compensation Committee of the board of directors.

Appointment of Auditors

The management of Strathmore proposes to nominate Davidson & Company LLP, Chartered Accountants, of Vancouver, British Columbia, as auditors for Strathmore until the next annual general meeting of Shareholders at remuneration to be fixed by the directors.  Davidson & Company LLP have been the auditors of Strathmore for over 10 years.  There are no “reportable events” between Strathmore and its auditors as defined in National Instrument 51-102 – Continuous Disclosure Obligations.

Approval of Stock Option Plan

During the next year, Strathmore may grant additional stock options pursuant to the Strathmore Stock Option Plan, subject to all necessary regulatory approvals.  Under the current policy of the Exchange, Shareholder approval of the Strathmore Stock Option Plan is required on an annual basis.  Under the Exchange’s Policy 4.4 governing stock options, all issuers are required to adopt a stock option plan pursuant to which stock options may be granted.  The Strathmore Stock Option Plan will be limited to not more than 10% of the current issued Strathmore Shares (subject to certain other limitations as set out in the Plan) and set at the time of any granting of options (on a non-diluted basis).  This is constituted as a “rolling” as opposed to a “fixed number” plan.  Any previously granted options are governed by the Strathmore Stock Option Plan, and if any options granted expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available under the Strathmore Stock Option Plan.  Options may be issued only on terms that are acceptable to the Exchange.

A copy of the Strathmore Stock Option Plan is available for review at the offices of Strathmore or at its registered offices at Suite 700, 595 Howe Street, Vancouver, British Columbia, V6C 2T5 during normal business hours up to and including the date of the Meeting.

In connection with the foregoing, Strathmore is asking Shareholders to approve the following resolutions:

“BE IT RESOLVED THAT, subject to regulatory approval:

1.  The Strathmore Stock Option Plan be and it is hereby affirmed and approved;

2.  The Board of Directors be authorized to grant options under and subject to the terms and conditions of the Strathmore Stock Option Plan, which may be exercised to purchase up to 10% of the issued common shares of Strathmore as at the time of the grant; and

3.  The directors and officers of Strathmore be authorized and directed to perform such acts and deeds and things and execute all such documents, agreements and other writings as may be required to give effect to the true intend of these resolutions”.

Approval of the Arrangement

The Securityholders will also be asked to consider and approve the Arrangement by approving the Arrangement Resolution in substantially the form set out in Schedule “A” to this Information Circular. If the Arrangement Resolution is not passed by an adequate majority of eligible votes at the Meeting, the Arrangement will not be completed, and Strathmore will continue to hold and manage the Spin-Off Assets in the same manner that it presently does and Fission Energy will continue as a private corporation.

Approval of Organization of Fission Energy and the Fission Energy Stock Option Plan

Subject to the approval of the Arrangement Resolution, the Shareholders will be asked to consider and approve the organization of Fission Energy including the Fission Energy Stock Option Plan by approving the resolution in substantially the form set out in Schedule “C” to this Information Circular.

Other Business

Management of Strathmore knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Information Circular. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form(s) of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

INFORMATION CONCERNING STRATHMORE POST-ARRANGEMENT

Strathmore is a TSX Venture Exchange listed mining and exploration company existing under the BCBCA.  The head office of Strathmore is located at 700 – 1620 Dickson Avenue, Kelowna, British Columbia, V1Y 9Y2. The registered and records office of Strathmore is located at 700 – 595 Howe Street, Vancouver, BC, V6C 2T5.

Selected Unaudited Pro Forma Consolidated Financial Information

The following selected unaudited pro forma consolidated financial information for Strathmore is based on the assumptions described in the respective notes to the Strathmore unaudited pro forma consolidated balance sheet as at December 31, 2006 attached to this Information Circular as Schedule “H”. This unaudited pro forma consolidated balance sheet has been prepared based on the assumption, among other things, that the Arrangement had occurred on December 31, 2006.

PRO FORMA STRATHMORE MINERALS CORP. (CONSOLIDATED)
ASSETS
CURRENT:
Cash and cash equivalents	$ 4,799,908
Short term investments	$ 27,412,579
Receivables	$ 407,910
Prepaid expenses	$ 30,593
$ 32,650,990
Equipment	$ 320,201
Land	$ 370,703
Mineral property interests	$ 4,547,525
Deferred exploration costs	$ 3,004,864

TOTAL:	$ 40,894,283

LIABILITIES
CURRENT:
Accounts payable and accrued liabilities	$ 708,606
Due to related parties	$ 15,449
$ 724,055

SHAREHOLDERS’ EQUITY
Share capital	$ 56,464,982
Contributed surplus	$ 1,591,993
Deficit	$ (17,886,747)
$ 40,170,228

$ 40,894,283

Mineral Properties to be Held Following the Arrangement

Strathmore has been, and after completion of the Arrangement will continue to be, a mining and exploration company. After the Effective Date, Strathmore will own the U.S. Mineral Properties, a description of which is set out below.

Following completion of the Arrangement, Strathmore’s material properties, for the purpose of NI 43-101, will be the New Mexico Properties consisting of the Roca Honda Property and the Church Rock Property, both of which have been the subject of a NI 43-101 compliant technical report.  Copies of the Roca Honda Report and the Church Rock Report are available upon request from Strathmore and are available on SEDAR at www.sedar.com.  The author of both the Roca Honda Report and the Church Rock Report is David C. Fitch, C.P.G, who is a “qualified person” within the meaning of NI 43-101, and the disclosure in this Information Circular considering the Roca Honda Property and the Church Rock Property has been prepared with Mr. Fitch’s consent.

The following is a summary of certain portions of the Roca Honda Report and the Church Rock Report, and is qualified by and should be read together with the Roca Honda Report and the Church Rock Report in full, for a complete set of references and authorities for the statements made in this Information Circular. The Roca Honda Report and the Church Rock Report contain tables and data that are not included in this summary.

Roca Honda Property

Property Description and Location

The Roca Honda Property is a uranium property in McKinley, New Mexico which totals approximately 1,840 acres and consists of 63 unpatented mining claims totalling approximately 1,200 acres and an adjoining New Mexico State General Mining lease, held by Strathmore Resources.

The Roca Honda Property is located in northwestern New Mexico in the Grants Mineral Belt in the eastern part of the Ambrosia Lake District, approximately 16 air miles northeast of Grants, New Mexico.

Mining Claims

The 63 unpatented mining claims are located on U.S. Forest Service land, are contiguous and consist of the following claim names and numbers: Roca Honda 163-171 (NMMC 39757-37965), Roca Honda 190-196 (NMMC 37975-37983), Roca Honda 217-225 (NMMC 37993-38001), Roca Honda 244-252 (NMMC 38011-38019), Roca Honda 271-279 (NMMC 38029-38037), Roca Honda 298-306 (38047-38055), and Roca Honda 325-333 (38065-38073).  The claims are listed in the U.S. Bureau of Land Management Mining Claim Geographic Index Report (LR2000) with a location date of June 30, 1965 and the latest assessment year is 2006.

Surface Rights

Certain claims on the Roca Honda Property are on National Forest Service Lands, administered by the U.S. Forest Service. A Notice of Intent and/or a Plan of Operations must be filed with the appropriate District Ranger of the U.S. Forest Service and approval must be received before any new surface disturbance activities may be conducted.  A Plan of Operations requires a reclamation cash bond be in an amount set by a Forest Service officer.

New Mexico State Lease

The area covered by the New Mexico State Mining Lease (in this section of the Information Circular, “Roca Honda Property”, referred to as the “Lease”) is 640 acres and it is located in Section 16.  The Lease was acquired by David Miller on November 30, 2004 and was subsequently assigned to Strathmore Resources, a wholly owned subsidiary of Strathmore.  The term of the Lease is three years and will continue as long as minerals are produced or mined in paying quantities on the Roca Honda Property.  The Lease stipulates a 5% of gross returns royalty to the State of New Mexico, less smelting or reduction costs, for production of uranium and if there is no production during the terms of the Lease, an advance royalty is required.

The Lease grants Strathmore Resources the right to enter the Roca Honda Property for mining purposes, and the right to use and occupy so much of it as may be necessary or convenient to carry out such mining purposes.

Nature and Extent of Strathmore’s Title

Strathmore Resources holds the claims on the Roca Honda Property by Quit Claim Deed by Rio Algom Mining LLC.  There is also an underlying Purchase Agreement between Rio Algom Mining LLC and Strathmore dated March 12, 2004, leading to the Quit Claim Deed.  The Purchase Agreement sets out existing royalty obligations for Section 10 of the Roca Honda Property.  Uranium production from 36 of the mining claims on the Roca Honda Property are subject to a non-participating 1% royalty to the estate of Melvin E. Richards, et al. The rights and obligations associated with this royalty are fully described in a Settlement Agreement and Release dated June 6, 1983.

Environmental Liability

To the best knowledge of the author of the Roca Honda Report, there has been no previous mining of the deposits on the property. There has been surface disturbance consisting of drill roads about eight feet wide and drill pads.

The author of the Roca Honda Report is not qualified regarding environmental matters, but saw no apparent existing environmental liabilities associated with the Roca Honda Property.

Permits Required

Prior to any mining activity on the area covered by the New Mexico State Mining Lease, a reclamation plan must be submitted to the state commissioner for approval and permits must be obtained from various permitting agencies in accordance with the New Mexico Mining Act.

A new drilling program on the Roca Honda Property will require an approved exploration permit from the New Mexico Mining and Minerals Division of Energy, Minerals and Natural Resources Department (in this “Roca Honda Property” section, the “EMNRD”), and an approved Plan of Operations from the U.S. Forest Service.  Exploration operations also require an approved exploration permit from EMNRD.

In addition to the above surface use and drilling permits, any injection or pumping operations will require permits from the New Mexico Environmental Department, which has authority under the Safe Water Drinking Act. Furthermore, any uranium ISR pilot plant operations with wells will require an extensive permitting procedure involving material licences to be obtained from the Nuclear Regulatory Commission (“Nuclear Regulatory Commission”) and an approved Environmental Impact Statement prior to any production.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Access

The Roca Honda Property can be reached by traveling north 23½ miles from Milan on NM State Hwy 53, then west by dirt roads approximately 1½ miles on U.S. Forest Service Lands.  Most of the drill roads require four-wheel drive.  Access to certain areas will require road maintenance and permission from the State Highway Department and owners of fee lands.

Climate, Topography, Elevation and Vegetation

The Roca Honda Property is vegetated mostly by grasses, pinion pine and juniper trees and is in a semi-arid, high-desert climate. Annual precipitation is nearly 11 inches and an average of nearly 13 inches of snow falls annually. Grants has an annual average temperature of 51°F, and average summer high temperature of 81°F, a low temperature of 50°F, and an average winter high temperature of 40°F, and an average low temperature of 10°F. Winter snow and inclement weather conditions may interrupt operations occasionally.

The Roca Honda Property has moderately rough topography in certain areas and consists of shaly slopes below ledge-forming sandstone beds as mesas.  Elevations range from 7,300 to 7,800 feet.

History

Ownership History of the Property

Kerr-McGee Oil Industries, Inc. (“Kerr-McGee”) staked the unpatented mining claims in Section 9 and 10 of the Roca Honda Property in 1965.  Kerr-McGee, its subsidiaries and its successor Rio Algom Mining LLC, held the claims until they were acquired by Strathmore Resources in March of 2004.  The land under the New Mexico State Lease (Section 16) is owned by the State of New Mexico. State Mining Leases in respect of Section 16 were issued to various companies over the years. Rare Metals Corporation held a State Mining Lease over Section 16 in the 1950s and performed the first exploration drilling in the area.  Subsequently, Western Nuclear Corporation (“Western Nuclear”) held a State Mining Lease over Section 16 from the period of 1968 to 1971 and Reserve Oil and Minerals Corporation “Reserve” owned a 25% interest in the Lease at that time. Western Nuclear and Reserve acquired another 15-year lease in that area, which was later assigned to a company, U.Q.I.T.U., and relinquished on February 15, 1990.  Quivira Mining Company, a wholly owned subsidiary of Kerr-McGee acquired Lease number Q-1414 over Section 16 effective July 1, 1990, which was relinquished on November 11, 2000.  David Miller acquired a new State Mining Lease in November 2004 and subsequently assigned the Lease to Strathmore Resources.  David Miller was issued 300,000 Strathmore Shares valued at $406,500 for the State Mining Lease.

Exploration and Development Work Undertaken

Based largely on the author of the Roca Honda Report’s review of the drill records, Kerr-McGee performed an ongoing rotary drill hole exploration program beginning in 1966.

The first drill holes in Section 9 were completed in 1966. Discovery was made in drill hole in August 2, 1970, which encountered ore-grade mineralization. A total of 187 holes totalling 387,849 feet were completed. The first drill hole in the Section 10 was completed in October 1967. Discovery of ore grade mineralization was made in a drill hole completed March 19, 1974.  A total of 175 drill holes totalling 449,493 feet were completed.

In Section 16 the first drilling took place in the 1950s by Rare Metals Corporation, who drilled 13 holes including two holes that intercepted strong uranium mineralization. Subsequently, Western Nuclear acquired a mining lease for Section 16 and began drilling in 1968. Western Nuclear’s second drill hole intercepted strong uranium mineralization at a depth of 1,587 feet.  Between August, 1968 and September, 1970, Western Nuclear drilled a total of 63 drill holes totalling 121,164 feet drill holes totalling 7,835 feet were abandoned.

There has been no previous production from the Roca Honda Property.

Geological Setting

Regional Geology

The Grants Mineral Belt in northwest New Mexico, lies within the Colorado Plateau geologic province and on the south flank of the San Juan Basin. It extends several miles east of Laguna to the Gallup area and is 100 miles by 25 miles wide. The belt includes the Laguna, Ambrosia Lake and Church Rock districts. Principal host rocks for the uranium deposits are fluvial sandstones in the Jurassic Morrison Formation, named the Westwater Canyon Member, and the Jackpile Sandstone. Other less important host rocks for uranium deposits are the Cretaceous Dakota Sandstone, and the Jurassic Todilto Limestone. The Morrison Formation forms outcrops along the south edge of the San Juan Basin and dips gently north into the basin. It is overlain by the Cretaceous Dakota Sandstone, Mancos Shale, and Mesaverde Group. The Morrison Formation was deposited in a continental environment and in the Grants Mineral Belt consists of four members in ascending order; the Recapture Member (mostly grayish-red siltstone and claystone), the Westwater Canyon Member (gray, light yellow-brown and reddish-brown), fine to coarse grained arkosic sandstone with interbeds of greenish-gray and reddish-gray claystone), the Brushy Basin Member (mostly greenish gray-gray claystone) and the Jackpile Sandstone, an informal name for the upper fluvial sandstone in the east part of the Grants Mineral Belt near Laguna, New Mexico. The Jackpile sandstone does not exist in the Ambrosia Lake district. The Westwater Canyon Member, host for the uranium at the Roca Honda Property, ranges to 450 feet thick in the Grants Mineral Belt and consists of fine to coarse grained sandstone.

Local and Property Geology

Ledge-forming sandstones above shale slopes, all in the Cretaceous Mesaverde Group, underlie the Roca Honda Property. The Gallup Sandstone, lowermost formation of the Mesaverde, lies at a depth of about 400 feet, and is underlain by the Mancos Shale, which is about 800 feet thick. These units are underlain by the Dakota Sandstone, which is about 80 feet thick. The Dakota Sandstone is an aquifer in the region and unconformably overlies the Brushy Basin Member of the Jurassic Morrison Formation. The Brushy Basin Member consists of green and reddish claystone, is about 120 feet thick and is underlain by the Westwater Canyon Member, a host rock for uranium deposits. The Westwater Canyon consists of a series of fluvial quartz-rich, arkosic sandstones separated by thin green claystone shale beds. The Westwater is about 250 to 300 feet thick and is informally divided into five sandstone units.

Structure is not complex, but will require careful study for its effect on any future In-situ recovery (ISR) or conventional underground mining plans.  There are a number of north-trending faults that cut and displace ore, especially in the western two-thirds of Section 9.  Beds dip east at 7 to 11 degrees.

Deposit Types

Deposits in the Ambrosia Lake district and the Roca Honda Property are sandstone-type uranium deposits. Sandstone-type uranium deposits are irregular in shape, are roughly tabular and elongate, and range from thin pods a few feet in width and length, to bodies several tens or hundreds of feet long. The deposits are roughly parallel to the enclosing beds, but may form rolls (tabular lenses) that cut across bedding. The deposits occur in more than one layer, form distinct trends, commonly parallel to depositional trends, and occur in clusters. Two sub-types of deposits occur, primary ore and post-fault ore, also termed stack or redistributed ore, derived from primary ore. Primary ore in the Ambrosia Lake district consists mostly of uranium-enriched humic matter that coats sand grains and impregnates the sandstone, imparting a dark color to the rock. A direct correlation exists between uranium content and organic carbon content by weight percent in the ores. Primary ore is mostly tabular and subparallel to the bedding. Stack or post-fault ore differs from primary ore mostly in geometry, and “stacks” upward along faults and fractures. Stack ore is commonly medium gray, and lower in grade than primary ore.

Exploration

Exploration methods for sandstone uranium deposits differ in many respects from those for other metals. The uranium deposits in Ambrosia Lake and at the Roca Honda Property have no surface expression and thus, require drilling for discovery. There are no surface methods for detecting uranium deposits at depths of 1,500 to 2,500 feet, as at the Roca Honda Property. It is not possible to predict the discovery of ore deposits ahead of drilling. Common practice is to drill widely spaced random holes to gather geologic information, including alteration bleaching, traces of mineralization, and sandstone development. This information is used to guide the location of subsequent drill holes, with the object of intercepting mineralization as quickly as possible. Once strong “ore grade” uranium mineralization is intercepted in a drill hole, that hole is offset by four new drill holes spaced equally from the discovery hole and from each other. At drilling depths such as at the Roca Honda Property, the initial offsets are typically made on 150 or 200 foot spacing. Subsequent offset drilling to mineralization is modified continually as new geologic information is developed.

Previous exploration of the Roca Honda Property consisted of an ongoing drilling program performed by Kerr-McGee and staged over a number of years. The drilling was performed by contracted drilling companies and the geophysical logging was by Century Geophysical Corp and by trucks owed and operated by Kerr-McGee. Kerr-McGee logging trucks probed most of the mineralized drill holes.

Based on a review by the author of the Roca Honda Report of Section 16 drill hole maps and related summaries, an initial drill program of 13 drill holes was performed by Rare Metals Corporation in the 1950s using Century Geophysical Logging. The name of the drilling company was not available. Western Nuclear performed subsequent drilling under a new mining lease during a two-year period from 1968 through 1970 using Clyde Jones Drilling Company as the drilling contractor and Geoscience, a geophysical logging company based in Denver, Colorado for logging.

Mineralization

Summary

The typical mineralized rock in the Ambrosia Lake district, occurs as uranium-humate cemented sandstone. The uranium mineralization consists largely of unidentifiable organic-uranium oxide complexes that are light gray brown to black. Although coffinite and uraninite have been identified in the Grants Mineral Belt, their abundance is not sufficient to account for the total uranium content in an ore sample. Admixed and associated with the uranium are enriched amounts of vanadium, molybdenum, copper, selenium, and arsenic in order of decreasing abundance. Other metals are also enriched above background amounts. Total uranium production from Jurassic Morrison sandstones within the Grants Mineral Belt was more than 340 million pounds U3O8 from 1948 through 2000, including the Ambrosia Lake district, which has produced 201 million pounds.

Geologic controls

The primary ore control is the presence of a quartz-rich, arkosic, fluviatile sandstone in the Morrison Formation. This type of sandstone is the only commercial host rock in the Ambrosia Lake district. Next in importance is the presence of carbonaceous matter as detrital plant fragments and humate pods. The presence of pyrite and bleaching alteration is important. Sedimentary features may exhibit control on a small scale. For example in the nearby Johnny M mine, a sandstone scour feature truncates underlying black ore, indicating nearly syngenetic deposition of uranium ore with the sandstone beds. Uranium ore in places is related to clay-gall (cobbles) layers within the host sandstone. Alteration bleaching forms a halo that encloses ore. The bleaching caused by the removal of reddish ferric-iron pigmentation imparts a light-gray color to the sandstone, and a greenish rim on red-cored claystone cobbles or galls. Primary ore pre-dates, and is not related to, present structural features; however stack ore is related to both faults and occurs at the margin of reddish iron oxide staining in the sandstone.

Drilling

Previous drilling on the Roca Honda Property was performed by Kerr-McGee and by Western Nuclear using rotary mud drilling with truck-mounted drills contracted by local drilling companies. The common practice of Kerr-McGee and by Western Nuclear was to drill the holes with 4¾-inch diameter bits by conventional rotary drill rigs circulating drilling mud. All drilling was vertical. The cuttings were typically taken at five foot intervals by the driller and laid out on the ground in piles in rows of 20 samples or 100 feet. A geologist would then examine the drill cuttings and record lithology and alteration on a drill log. The drill holes were taken through the Westwater Canyon Member and a few tens of feet into the underlying Recapture Member (non-host). Upon completion of a drill hole, the hole was logged with a gamma-ray, self potential, and resistivity probe by either a contract logging company or in some cases by a logging truck owned by Kerr-McGee. After running the log, a drift tool (filmshot) was lowered into the drill hole for survey at 50 or 100 foot intervals. Deviation from vertical in a single intercept was commonly less than 1o – 3o, and the dip of beds is 7o to 11o, thus mineralized intercepts represent essentially true thickness.

A total of 438 drill holes have been completed on the Roca Honda Property, 130 of which contain the strongest mineralized intercepts with a minimum grade of 0.10% U3O8, and a minimum grade x thickness (GT) of 0.60. Table 1 summarizes the drilling results.

Table 1 Summary of Drilling Results for the Roca Honda Property

SECTION	NO. OF HOLES	TOTAL FOOTAGE	URANIUM MINERALIZATION
			GT >0.60 Grade >0.10% eU3O8	GT >0.30 Grade >0.05% eU3O8	Other
9-13-8	187	388,849	45	20	122
10-13-8	175	450,838	60	21	94
Sub-total	362	839,687	105	41	216

16-13-8	63	121,164	23	11	29
	13	unknown	2	0	11
Total	438	960,851	130	52	256

Sampling Method and Approach

Gamma-ray Logs

All of the mineralized intercepts for the historical resource estimates were calculated by Kerr-McGee from gamma-ray logs probed for each drill hole. Each log consists of gamma-ray, resistivity, and self-potential curves plotted by depth. The resistivity and selfpotential curves provide bed boundaries and are mainly used for correlation of sandstone units and mineralized zones between drill holes. The equivalent U3O8 content from the gamma logs was calculated by Kerr-McGee using the industry-standard method developed originally by the U.S. Atomic Energy Commission. Kerr-McGee’s method was as follows: For zones greater than two feet thick, first pick an upper and lower boundary by choosing a point approximately ½ height from background to peak of anomaly. Then determine the counts per second for each one-foot interval. Divide by the number of intervals for an average counts per second for the anomaly. Then convert the counts per second to % U3O8 (e U3O8) using the appropriate Kerr-McGee charts for the specific logging unit used.

Disequilibrium

Disequilibrium is a term used to describe the disparity in the normal ratio between uranium and its naturally occurring radioactive daughter products, which are measured by the gamma log. Generally, checks for disequilibrium are made when drilled resources reach approximately 100,000 to 500,000 lbs of contained U3O8 and in new areas disequilibrium is checked after the first few ore holes.

Disequilibrium was seldom a factor for dark gray, primary ore in the Ambrosia Lake district. However there may be disequilibrium to a varying extent for redistributed or stack ore. Usually in cases where disequilibrium is identified, the uranium (low radioactivity) has been transported a short distance from its daughter products (radioactive) which have remained in their original site of deposition. This must be addressed for grade-control purposes during subsequent mining.

The best evidence to allay concerns of disequilibrium is experience from identical deposits using the record trail from gamma-ray interpretations of surface drill holes, followed by ore reserve estimates, then underground gamma-ray probe from the subsequent mine, then mill-head gamma-ray probes as the truck arrives at the mill, then chemical analysis of the resultant product, termed yellowcake.

Based on years of such historical production there were no reports of significant disequilibrium effects in the east part of the Ambrosia Lake District.

It is very important how disequilibrium is determined, and using core introduces other variables requiring checks. The down-hole probe “sees” the radioactivity of a 2.5 ft. diameter cylindrical area centered about the drill hole. This should not be compared to simply the chemical assay of a 2 3/4 –inch diameter core sample. Instead, the core is sampled over the mineralized interval as determined by a hand-held Geiger counter or scintillometer to define mineralized boundaries. The core is split and sampled for the intervals selected. Each sample is crushed and pulverized, then two separate assays are made of the same pulps; a scaler-radiometric or closed can radiometric assay and a chemical assay. The disequilibrium factor, if any, is expressed as a ratio of chemical/radiometric.

It takes about 1-million years for uranium to form its radioactive daughter products and achieve equilibrium. The Morrison uranium deposits are of Jurassic age and thus are in equilibrium, unless altered by recent surface waters.

There is no report of core holes or core assays for the drilling performed by Kerr-McGee on Sections 9 and 10 (Figure 14.2). Western Nuclear reports cored intervals for 2 drill holes, Dh 68 and 69, but no assay data was reported in the files examined.

Drill cuttings

Drill cuttings are useful for mapping alteration and in conjunction with the geophysical logs for lithology, but are too dilute to analyze for uranium content. Lithologic logs were not reviewed as part of the Roca Honda Report, however drill data summary sheets provided sandstone alteration interpretations.

Sample Preparation, Analyses And Security

No chemical analyses or core holes were reported within the data searched for the Roca Honda Property. Typical operating practice in the Ambrosia Lake district was to rely on calibrated gamma log interpretation of mineralized intercepts in drilling up to and including resource estimates. The practice of core sampling for chemical assay varies by operator, but was typically done for metallurgical confirmation prior to capitalizing development such as shaft sinking and mine development. Kerr-McGee had extensive operations in the Ambrosia Lake district and from a review by the author of the Roca Honda Report of their reports and data on the Roca Honda Property (Sections 9 and 10) expressed no concern for coring for chemical assay. There was no discussion of possible disequilibrium concerns in any of the Kerr-McGee reports, including those for proposed mine and shaft sinking. It is, however, prudent and typical practice to obtain core samples for chemical assay in new regions where disequilibrium (differing chemical vs. radiometric analysis) was suspected. The author knows of no significant disequilibrium effects in the east part of the Ambrosia Lake district which extends to, and beyond the Roca Honda Property.

Probe Truck and Calibration

The Kerr-McGee files examined by the author of the Roca Honda Report contained detailed records of probe truck equipment characteristics including truck number, probe number, crystal size, dates of use, k-factors, calibration tests and resulting factors. These were kept for each logging unit. Each gamma log contained a footer with a calibration run, and a header sheet with the rerun factors and probe unit number. The Western Nuclear logging examined by the author of the Roca Honda Report was performed by Geoscience Associates, Inc., a reputable independent contract logging operator based in Denver, Colorado. Geoscience Associates, Inc. recorded calibration, instrument number and k-factor on its logs and header sheets attached to each log. Of the logs available for Section 16, calibration runs were made on all logs. The header sheet was copied at the bottom of the logs from drill holes 31 to 70, and at the top of the reduced logs for drill holes 1 to 30. There was a complete file of drill summary sheets with the interpreted grade, thickness, zone and alteration (oxidation) for each mineralized interval for all of the drill holes. Drill hole drift surveys were recorded, however the original survey shots were not recovered.

Core Samples

Based on a review of the database, drill logs, drill data sheets, and drill hole maps by the author of the Roca Honda Report, none of the Kerr-McGee drill holes in Sections 9 and 10 were cored. The fact that Kerr-McGee formulated a mining plan without the need to take cores is an indication that Kerr-McGee had full confidence in the accuracy of gamma-log interpretations. Section 16 drill data sheets denote cored intervals for two of the drill holes. Drill hole number 68 denotes cored 1430-1503 and cored 1517-1556. Drill hole number 69 denotes cored 1445-1509. There was no further information regarding core samples.

Data Verification

Review of Original Records

A detailed review was made of the extensive files in Strathmore’s warehouse in Riverton, Wyoming on October 14 and 15, 2004. There were over 300 boxes, file cabinets and map files in the data storage covering the Roca Honda Property as well as other projects. The files are quite complete with original data including gamma ray logs and maps. The specific items recovered and researched are: Original gamma ray logs, mini logs, drill hole summaries, ore reserve calculation sheets, copies of drill hole maps, ore reserve maps, reports of mine plan, survey documents, logging truck calibration records, and a few representative cross-sections. Data was reviewed in February and March, 2006 in detail for Section 16 that included drill hole maps by Rare Metals Corporation, Western Nuclear, and Kerr-McGee, reduced gamma ray logs (at a scale of 1in=50ft), drill data summary sheets with depths, thickness, grade and horizon of uranium mineralization, drift survey results and color of host rock. The dataset also included a set of drill hole data sheets prepared by Kerr-McGee for Section 16 that summarizes the mineralized intercepts by drill hole, together with a rough calculation of “ore reserves” with the initials “JWS” and dated 9-25-79. These notes did not have supportive maps with block outlines and thus may have been a set of preliminary evaluation notes.

Items not recovered for this study but listed in the data list are mylar cross-sections, lithologic logs, U.S. Atomic Energy Commission test pit logging files.

Limitations on Sample Verification

The entire original, factual assay data are represented by the continuous gamma-logs that were made during the drilling programs as each drill hole was completed. These logs were run by Kerr-McGee operated logging trucks and Century Geophysical for Sections 9 and 10, and by Geoscience Associates logging trucks and Century Geophysical for Section 16. The logging procedure is to calibrate the probe and record the plot on the log paper with a known radioactive source, and then lower the probe to the bottom of the drill hole and log coming out of the hole. When a mineralized interval is encountered the probe is pulled up through the zone to find its upper limit, lowered again and the mineralized zone is re-run at a less-sensitive scale to fit the plot on the log paper. All the information regarding scale of the re-run is noted on the log for later computation of grade.

This radiometric probe method of assay is unique to uranium exploration and provides a continuous record of the mineralization with depth.

Each logging truck periodically made logging runs of the U.S. Atomic Energy Commission (Atomic Energy Commission) test pit, a set of shallow holes with known concentrations and thickness of uranium. In addition to the gamma curve, plots are made of the Resistivity and SP (Self-Potential). The resistivity and SP provide a continuous strip chart of the various lithologies as the probe is lifted up the drill hole. Thus, the gamma anomalies may be correlated to a specific footage, correlated with specific lithologic units, much as in core, but without the possibility of mixing core, or salting samples.

The calibration of probes with the U.S. Atomic Energy Commission (later, Department of Energy, DOE) test pit is the standard by which the uranium industry operated. This method is analogous to a system of check assays of an assay laboratory. The test pits were designed with uranium-bearing material of the type and grade common to the Grants Mineral Belt. Many thousands of drill hole intercepts in the Grants Mineral Belt were logged in this manner.

Mineral Processing and Metallurgical Testing

No metallurgical test data for the Roca Honda Property were recovered in the files reviewed by the author of the Roca Honda Report. Kerr-McGee operated an acid leach mill at more than 7,000 tons-per-day in Ambrosia Lake and reported typical recoveries of 94-97%, depending on grade of the contained U3O8. There was no indication, in the files examined, that Kerr-McGee was concerned about the metallurgy for their conventional mining plans for the Roca Honda Property. However, Kerr-McGee did consider the potential for chemical mining of the uranium deposits in Sections 9 and 10. Kerr-McGee proposed an estimated 55% recovery of the historical resources and proposed a detailed chemical mining study of the Sections 9 and 10 deposits to include pump testing and leach tests of core.

Mineral Resource Estimates

Deposit Geology Pertinent to Resource Estimation

Uranium deposits occur in five sandstone units in the Westwater Canyon Member of the Jurassic Morrison Formation. The Westwater ranges from 250 to 300 feet thick in the Roca Honda Property, and is overlain by the Brushy Basin Member consisting of green mudstones and underlain by the Recapture Member consisting of mudstone, siltstone and shaly siltstone. The individual sandstone host units in the Westwater average 20 to 60 ft thick and are separated by thin mudstone interbeds. The uranium deposits are tabular and range from 1.5 to 29 feet thick. In plain view, the deposits are relatively narrow (50- 200ft) and are elongate along an east-southeast trend in Section 9 and 10 and the north part of Section 16 and an east trend in the central part of Section 16. Uranium mineralization in the Roca Honda Property would be typical of geologically identical deposits to the west in which the uranium occurs together and admixed with medium- to dark-gray humate that impregnates the sandstone. The color is due to organic carbon, which has a direct weight percent relation to uranium content. From examination of the cross sections, e-logs and underground observation to the west it is evident that uranium mineralization forms both tabular deposits that sub parallel bedding or “roll” across bedding, and in places form C-shaped roll fronts that are convex down-dip or basin ward to the northeast. Leading “tails” to the front are intersected as upper and lower limbs, up-dip from the actual front that may fill a major part of the entire thickness of an individual sandstone unit.

Data

Basic data for the author of the Roca Honda Report’s resource estimate for Sections 9 and 10 were the Kerr-McGee Drill Hole Data summaries, drill hole survey information, mineralized intercept gamma-log interpretations by Kerr-McGee geologists, drill hole maps and reports and memos prepared by Kerr-McGee. Kerr-McGee had performed a mineral survey of the claims and drill hole collars in 1980 by a professional mineral surveyor. Basic data examined by the author of the Roca Honda Report for the resource estimate for Section 16 were the Western Nuclear drill hole maps with uranium values, reduced e-logs with header sheets, gamma reruns, drill data sheets prepared by Western Nuclear with mineralization values, tops and bottoms, sand unit designation and drift survey information. Two separate maps checked each other with no visible errors.  Thickness of mineralized intercepts was taken from the measured drill hole interval and is treated as true thickness. Drill hole deviation is less than 3o from vertical, thus any correction from apparent to true thickness is negligible. Down-hole drift survey results were available to the author of the Roca Honda Report for all holes drilled on Section 9, all but one of the 175 holes drilled on Section 10, and 52 of the 63 holes completed on Section 16.

186 mineralized intervals were used in the 0.6 GT cutoff for the measured and indicated category.

Resources

Deposits at the Roca Honda Property can be reported as a mineral resource based on the fact that Kerr- McGee was proceeding to develop the deposit under a mine plan proposal and had commenced sinking a shaft to mine uranium deposits in Section 17, southwest of, and cornering Sections 9 and 10 of the Roca Honda Property. It is believed that Kerr-McGee intended to access Sections 9 and 10 from the shaft. In addition Kerr-McGee had planned to evaluate the in-situ mining potential of the Roca Honda Property. The Johnny M uranium mine, one mile west was successfully mined from 1976 to 1982. Potentially viable recovery methods for the uranium resource in the Roca Honda Property include the use of ISR as well as conventional mining and milling techniques. Strathmore is performing preliminary evaluation of the technical, regulatory, and economic feasibility to support these in-situ and conventional mining and milling alternatives.

The method of resource calculation used in the Roca Honda Report was different from that of the Kerr-McGee method and was based on the method of polygons (perpendicularbisector polygonal method), also known as areas of equal influence (AOI), wherein polygons are constructed about each sample point (drill intercept) by using perpendicular bisectors halfway between adjoining samples.

Polygons were constructed about the bottom-hole position of drill holes, and the area of equal influence (AOI) computed for each polygon. The AOI of each polygon was further limited by either adjoining drill holes, or a maximum capped size for the polygon. Criteria for the each of the Resource classes was as follows:

Measured Resource, AOI is capped at 10,000 ft2 (100ft x 100ft).

Indicated Resource, AOI is capped at 20,000 ft2 around the Measured AOI. The Indicated Resource is computed by subtracting (Measured) from (Measured and Indicated).

Measured and Indicated Resource, AOI is capped at 30,000ft2. It was decided to cap each polygonal area at 30,000ft2 AOI rather than the 40,000ft2 AOI (200ft x 200ft) typically used for computing a Measured and Indicated class. This 25% reduction in the AOI is in the author’s opinion, justified and reasonable, based on his familiarization with the geology of trend-type mineralization, present in the Roca Honda Property, which may have sharp rather than diffuse boundaries.

Inferred Resource, AOI is capped at 160,000ft2 (400ft x 400ft), which was the largest area category. The portions of any polygons larger than this category were not used in computations.

In addition to capping polygons to a maximum area as described above, perpendicular bisectors to adjoining drill holes further limit each AOI.

The drill pattern within most of the resource area is on a spacing of approximately 150-200ft. In Section 16, large areas near the center of the Section have only widely spaced drill holes. Thickness and grade of each mineralized intercept were assigned to each polygon for computing tonnage. An assumed tonnage factor of 15 cubic feet per ton was used (Kerr-McGee, undated). This is the typical tonnage factor used by most operators in the Ambrosia Lake District for mineralized intervals in the Westwater Sandstone units. Computation of tonnage was made for each interval above a cutoff of 0.03% U3O8, (except for internal dilution of combined intercept zones) and with a further cutoff of GT (grade in %U3O8 x thickness product) at increments of 0.1, 0.2,0.3,0.4,0.5,0.6,0.7,0.8,0.9 and 1.0 GT. A minimum thickness cutoff was not used because ISR mining does not require the 6 feet minimum thickness necessary for underground mining equipment and personnel. The resulting tonnages were summed for each sand unit by class of resource. A weighted-average thickness and a weighted-average grade were computed for the total tonnages of each sand unit.

The new measured and indicated resource of 15.1 million pounds U3O8 for the Section 9 and 10 part of the Roca Honda Property is significantly greater (32%) than Kerr-McGee’s estimates of 11.48 million pounds for a “demonstrated resource” for the same Sections. The larger new resource estimate results from using a lower cutoff grade, no minimum mining thickness, and a larger area of influence (AOI) for the indicated category than that of Kerr-McGee. Kerr-McGee used the circle and tangent method and a cutoff of 6ft of 0.10%U3O8, (GT of 0.6). The Roca Honda Report used the polygonal-bisector method, a grade cutoff of 0.03% U3O8 and a GT cutoff of 0.6.

A summary of the estimated mineral resource is tabulated in Table 1.1:

Table 1-1 Mineral Resource Summary

Measured

Cutoff GT	Tons	Grade (%U3O8)	Pounds (U3O8)	Thickness (ft)	GT
0.6	1,305,000	0.23	6,035,000	19.3	4.46

Indicated

Cutoff GT	Tons	Grade (%U3O8)	Pounds (U3O8)	Thickness (ft)	GT
0.6	2,477,000	0.23	11,477,000	19.3	4.51

Measured and Indicated

Cutoff GT	Tons	Grade (%U3O8))	Pounds (U3O8)	Thickness (ft)	GT
0.6	3,782,000	0.23	17,512,000	19.4	4.50

Inferred

Cutoff GT	Tons	Grade (%U3O8)	Pounds (U3O8)	Thickness (ft)	GT
0.6	4,546,000	0.17	15,832,000	19.3	3.36

Other Relevant Data and Information

Exploration Potential

In the author of the Roca Honda Report’s opinion there is excellent exploration potential for the discovery of additional uranium mineralization in the Roca Honda Property. Additional drilling could likely intercept mineralized material of similar thickness and grade as that previously identified. The best potential is within an east trend in the central part of Section 16. There are three “ore” holes that could each be offset-drilled on a 200-foot spacing by four drill holes. The author of the Roca Honda Report was also of the opinion that there is also potential near the center of Section 10 to offset-drill existing “ore” holes in the D sand with potential to extend a mineralized trend N30oW to the northwest corner of the Section.

ISR Consideration

Kerr-McGee considered the possibility of ISR production (In-situ leach) for the Roca Honda Property. A Kerr-McGee 1985 report contained a 2-page outline that summarized conventional and chemical mining resources and mining cost estimates for the Roca Honda, Sections 9 & 10. The outline for “chemical mining” used a “Total Resource” of 6,050,000 lbs U3O8 at a 55% recovery (of the total 11,000,000 pounds “resources”). Other items listed were: average thickness: 12 feet, average depth: 2250 feet, average grade: 0.32% U3O8, average front width: 200 feet. The cost estimate incorporated capital costs for production, monitor, and injection wells and plant cost. Operating and direct costs were also estimated. Restoration costs were also a line item. The costs are outdated and lack supportive information thus are not tabulated here.

Although Kerr-McGee proposed to conduct ISR pilot tests at the Roca Honda Property, there is no information that pilot tests, core analysis for permeability and metallurgical recoveries had been performed. ISR recoveries may typically be in the order of 60- to 70% but may range significantly lower or higher.

Interpretation, Conclusions and Recommendations

The author of the Roca Honda Report concluded that the exploration drilling, log interpretation, map posting and historical resources reviewed were, in the author’s opinion, produced in a professional, and accurate manner and that there is very good potential to drill additional uranium mineralization on Sections 9, 10 and 16 of the Roca Honda Property.

Exploration and Development

Recommendations – Stage I

The Roca Honda Property is a project of merit and justifies additional work. It is recommended to perform work to determine economic viability and to convert the Mineral Resource to a Mineral Reserve and Preliminary Feasibility Study compliant with the CIM Standards and as referenced in NI 43-101. The potential for ISR commercial production should be seriously evaluated. It is recommended to perform up-dated economic studies of possible ISR operations for the project. Further geologic studies should be performed to include compilation of numerous cross sections and detailed maps of mineralization in each sand unit to determine the geometry of mineralized fronts and tabular beds for a proposed pilot plant well pattern. Permitting should be given a high priority.

It is recommended to drill two or more core intercepts per Section to obtain cores from the mineralized zones for radiometric and chemical analysis, permeability and porosity tests. The core would also be used to perform leachability tests for possible ISR. Results of the initial coring would dictate whether additional cores are needed. A preliminary pumping test program should be performed for which approved permits must be acquired. Ground-water quality should be measured and rigorously monitored for pre-operation baseline data, possibly using the initial drill holes. A certified hydrogeologist should be contracted to perform a detailed hydrogeological study.

Recommendations – Stage II

Given demonstrated positive economic viability from Stage 1, then certain prefeasibility tasks are recommended to advance the project, which are described in greater detail in the Roca Honda Report. It is recognized that the required time and costs, especially in permitting activities may significantly exceed these recommendations.

Church Rock Property

Property Description and Location

Size and Location

The Church Rock Property is located in northwestern New Mexico in the Grants Mineral Belt, in the southern part of the Church Rock District. The Church Rock Property consists of 36 unpatented mining claims, totalling approximately 640 acres located in Section 4, T16N-R16W, New Mexico Principal Meridian, McKinley County, New Mexico. The Church Rock Property is approximately 10 air miles northeast of Gallup, New Mexico and can be reached by traveling east 6 miles from Gallup on Interstate 40, then north 10 miles on NM State Hwy 566 (paved), then west and southwest by dirt roads to the north central part of Section 4, 16N-16W. The Church Rock Property is one-half mile south of the Navajo Reservation boundary. Drill roads mostly require four-wheel drive for access and access to some parts may require maintenance.

Mining Claims

The 36 unpatented mining claims are held by Strathmore Resources.  The claims are contiguous and consist of the following claim names and numbers: Ram 1-36 (NMMC 36142-36177). The claims are listed in the U.S. Bureau of Land Management Mining Claim Geographic Index Report (LR2000) with a location date of 10/06/65, and the latest assessment year is 2006.  The claims were originally staked and recorded in 1965 in the name of Kerr-McGee Oil Industries, Inc.

Nature and Extent of Strathmore’s Title

Strathmore Resources holds the claims by Quit Claim Deed by Rio Algom Mining LLC conveying all title to the above-listed claims to Strathmore Resources.

Mineralized Areas, Surface Disturbance, Environmental Liability

The uranium deposits on the Church Rock Property are shallow dipping and lie at depths of between 1,500 to 1,700 feet from the surface. There is no surface expression of the deposits and thus all information defining the mineralization is from drill holes.  In New Mexico there are drill hole plugging requirements for all holes that encounter water. Forms describing the method of plugging and other required information must be submitted to the State Engineer Office and the State Bureau of Mines and Mineral Resources within 90 days of encountering water in the drill hole.

As there has been no previous mining on the property, the author of the Church Rock Report was of the opinion that it is likely there are no existing significant environmental liabilities associated with the Church Rock Property.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Access

The Property is reached by traveling east approximately 6 miles from Gallup on Old Highway 66, then north approximately 10 miles on New Mexico State Hwy 566 (a paved road) to a location approximately half of a mile south of the Navajo Indian Reservation. Several potential access routes to the site from Highway 566 are available, including two that require access approval through the Navajo Reservation and two that require access agreements with other private surface landowners.

Legislation by the Navajo Nation Council was passed and signed into law April 29, 2005 which prohibits uranium mining on Navajo territorial lands. The Church Rock Property is U.S. Bureau of Land Management lands and not Navajo Reservation Lands, however the Navajo Legislation Act may make it difficult to cross reservation lands, thus gaining alternate routes of access across non-reservation lands may be required.

Climate and Vegetation

The Church Rock Property is vegetated mostly by grasses, pinion pine and juniper trees and is in a semi-arid, high-desert climate. It is approximately 15 air miles northeast of Gallup, New Mexico, which receives an average of nearly 17 inches of precipitation annually. The major part of annual precipitation occurs with thunderstorms in June, July and August. An average of nearly 34.1 inches of snow falls annually, mostly during the period of time between December and February. Gallup has an annual average temperature of 41ºF, an average high monthly temperature of 83.9 ºF in July and an average low monthly temperature of 11.7ºF in January.  Winter snow and inclement weather conditions may interrupt operations occasionally.

Topography and Elevation

The Church Rock Property has relatively moderate topography and is mostly underlain by a mesa formed by ledge-forming sandstone beds that dip 2o to 3.5o northeast. Elevations range from 7,040 to 7,518 feet. A northeast trending canyon in the west part of the property has up to 200 ft relief, and a sandstone ledge and slopes in the extreme southeast corner of the property has 150 ft relief. The south-center to the east center part of the project has moderate relief of approximately 70 to 120 ft over a one-half mile distance.

Surface Rights

The claims on the Church Rock Property are on Bureau of Land Management Lands, administered by the U.S. Department of the Interior, Bureau of Land Management. Certain permits and approvals are required for use of the surface. A Notice of Intent and/or a Plan of Operations must be filed with the appropriate Bureau of Land Management District office and approval must be received prior to any new surface disturbance activities. A Plan of Operations requires a reclamation cash bond in an amount set by the Bureau of Land Management. In addition, exploration operations require an approved exploration permit from the New Mexico Mining and Minerals Division of Energy, Minerals and Natural Resources Department.

History

Ownership History

Kerr-McGee staked the Ram 1-36 unpatented mining claims on October 6, 1965, and recorded the location notices and affidavits in the McKinley County Courthouse. Kerr-McGee, its subsidiaries and its successor, Rio Algom Mining LLC, held the claims until they were acquired by Strathmore Resources on March 12, 2004.

No hydrologic study has been conducted for the Church Rock Property.  However, certain reports indicate that Rio Algom has not ran any ISL [in-situ leach] amenability tests for the uranium deposits in Section 4 – 1616.  However, URI to south has performed pump test and permeability studies on uranium mineralization that is a southwest extension of RAMC’s. Hence, it is believed that Section 4- 1616 uranium deposits can be mined by ISL methods.  Although Rio Algom did not run ISR tests, Kerr-McGee had previously run such tests.  Laboratory short column tests on core and ore samples indicated very leachable ore with 80 to 90% U3O8 extraction in the lab.

Historical Mineral Resource Estimates and Reliability

Historical Resource Estimates were prepared by Kerr-McGee and its successor, Rio Algom, the results of which are summarized in the following tables.

Table 1 Historical Resource Estimate: Cutoff of 5 ft of 0.10% (GT of 0.5)

CATEGORY	TONS	GRADE %U3O8	POUNDS U3O8
Measured	2,532,000	0.11	5,426,000
Indicated	34,000	0.11	76,000
Total Measured & Indicated	2,564,000	0.11	5,502,000

Potential			500,000
Totals			6,002,000
Cutoff of 0.50 GT (grade % U3O8 times thickness in ft)
Average thickness: 12 ft
From: D.E. Smouse (1995)

Table 2 Historical Resource Estimate: Cutoff of 6ft of 0.05% (GT of 0.30)

CATEGORY	TONS	GRADE %U3O8	POUNDS U3O8
Total Measured & Indicated

Cutoff of 6 ft of 0.05% (0.3 GT)	6,050,000	0.09	10,900,000

This Report: Cutoff of 0.03% (0.3 GT)	6,221,467	0.10	11,848,007
Difference from this report	2.74%	5.80%	8.70%

From: Falk (1979)

Kerr-McGee’s criteria for determining resource blocks was rigorous and developed from years of successful operating experience in New Mexico and Wyoming.  The procedure was as follows:

(i)

Measured category

For Blocks in the measured category a circle is drawn on the map around the drill hole intercepts that meet thickness and grade of cutoff. The radius of the circle is equal to ½ the horizontal distance to the nearest drill hole intercept below cutoff, or 50 feet whichever is less. Two or more above-cutoff holes may be connected to construct a measured block by lines tangent to the circles provided that:

The intercepts tie or correlate within the same lithologic unit, and at least one foot of the intercepts can be connected with each other by a horizontal line (in correlation section).

There are no below-cutoff intercepts in the same unit within the block.

The above-cutoff holes are no more than 300 feet apart.

Where a below-cutoff hole interferes with a straight-line connection of a measured block, a 50- foot radius is applied to such hole and the straight line drawn to its radius so as to remove the below-cutoff area from the measured block.

An above-cutoff intercept is considered an isolated block if it cannot be tied to another such intercept.

(ii)

Indicated category

Indicated blocks are constructed to enclose the unsampled area between measured blocks and/or isolated holes, using the same methods described above except:

Above-cutoff holes are not connected if greater than 300 feet apart.

(iii)

Inferred category

Inferred blocks are constructed to enclose the unsampled area between measured and indicated blocks and/or isolated holes, using the same methods as for measured except:

Horizontal distance between cutoff holes is greater than 500 feet and less than 1,000 feet if the intercepts tie. If they do not tie, the connection can be up to 500 feet.

(iv)

Miscellaneous

Cutoff grades (COG) and thickness for New Mexico surface holes: COG = 0.10% U3O8 at a mining thickness of 6 feet (6’/ 0.10 % U3O8).

Strathmore Church Rock cutoff was a GT of 0.50 (the equivalent of 5’/ 0.10 % U3O8).

Calculation sheets were used by Kerr-McGee. The surface area was computed by planimeter from the map and multiplied by the thickness. This number was divided by the tonnage factor.

A tonnage factor of 15 cubic feet per ton was used for the New Mexico calculations.

Certain reports have reported a demonstrated reserve (measured and indicated) of 10.9 million pounds U3O8 at an average grade of 0.09% U3O8 for Section 4, using a cutoff of 6ft. of 0.05% U3O8. In other reports, regarding chemical mining potential for the Church Rock Property, estimates of “approximately 4 million pounds U3O8 recoverable from section 4” were made.  Further reports that “Laboratory short column tests on core and ore samples indicated a very leachable ore with 80 to 90% U3O8 extraction in the lab” have also been made.

The author of the Church Rock Report believes that there is a high degree of reliability of the above historical resources due to the fact that Kerr-McGee was a proficient uranium operator, with extensive experience in the Grants Mineral Belt.

(v)

Production History

There has been no previous production from the Church Rock Property.

Geological Setting

Regional Geology

The Grants Mineral Belt, in northwest New Mexico, lies within the Colorado Plateau geologic province and on the south flank of the San Juan Basin. It extends from several miles east of Laguna to the Gallup area, a distance of 100 miles by 25 miles wide. The belt includes the Laguna, Ambrosia Lake and Church Rock districts. Principal host rocks for the uranium deposits are fluvial sandstones in the Jurassic Morrison Formation, named the Westwater Canyon Member, and the Jackpile Sandstone. Other, less important host rocks for uranium deposits are the Cretaceous Dakota Sandstone, and the Jurassic Todilto Limestone. The Morrison Formation forms outcrops along the south edge of the San Juan Basin and dips gently north into the basin. It is overlain by the Cretaceous Dakota Sandstone, Mancos Shale, and Mesaverde Group. The Morrison Formation was deposited in a continental environment and in the Grants Mineral Belt consists of four members in ascending order; the Recapture Member, mostly grayish-red siltstone and claystone, the Westwater Canyon Member, gray, light yellow-brown and reddish-brown, fine- to coarse-grained arkosic sandstone with interbeds of greenish-gray and reddish-gray claystone, the Brushy Basin Member, mostly greenish gray-gray claystone, and the Jackpile Sandstone, an informal name for the upper fluvial sandstone in the east part of the Grants Mineral Belt near Laguna, New Mexico. The Jackpile sandstone does not exist in the Church Rock or Ambrosia Lake districts. The Westwater Canyon Member, host for the uranium at the Strathmore Church Rock property, ranges to 450 feet thick in the Grants Mineral Belt and consists of fine- to coarse-grained sandstone.

Local and Property Geology

Ledge-forming sandstones above shale slopes, all in the Cretaceous Mesaverde Group, underlie the Church Rock Property. The Gallup Sandstone, lowermost formation of the Mesaverde is underlain by the Mancos Shale, which is about 800 feet thick. These units are underlain by the Cretaceous Dakota Sandstone, which is about 60-80 feet thick. The Dakota Sandstone unconformably overlies the Brushy Basin Member of the Jurassic Morrison Formation. The Brushy Basin Member overlies the Westwater Canyon Member, host rock for the uranium deposits. The Westwater Canyon consists of a series of fluvial quartz-rich, arkosic sandstones separated by thin green claystone shale beds. The Westwater is about 250 to 400 feet thick and is informally divided into 8 sandstone units, A to H from top to bottom. Only sands A to F are the significant uranium-bearing units of interest.

Structure is not complex, but will require careful study for its effect on any future mining or ISR plans. There is a north-trending, shallow plunging anticline in the east half of Section 4, and a corresponding shallow plunging syncline in the west half of Section 4. The property lies on the south margin of the San Juan Basin and beds dip northeast at 2o to 3.5o.

From a review of the drill summaries, the top of mineralized zones in the Westwater Canyon Member ranges from 1,500 to 1,700 feet below ground surface.

Exploration

Exploration methods for sandstone uranium deposits differ in many respects from those for other metals. Uranium deposits in the Church Rock district have no surface expression and thus require drilling and geophysical logging for discovery. Common practice is to drill widely-spaced holes to gather geologic information, including alteration bleaching, traces of mineralization, and sandstone development. This information is used to guide the location of subsequent drill holes, with the object of intercepting mineralization as quickly as possible. Subsequent offset drilling to mineralization is modified continually as new geologic information is developed.

Based on a review of drilling records by the author of the Church Rock Report, previous exploration of the Church Rock Property consisted of an on-going drilling program performed by Kerr-McGee and staged over a number of years. Most of the drilling was by Stewart Brothers Drilling, a contract drilling company and the geophysical logging was by Kerr-McGee owned and operated trucks.

Deposits in the Church Rock Property are sandstone-type uranium deposits. Sandstone-type uranium deposits are irregular in shape, are roughly tabular and elongate, and range from thin pods a few feet in width and length, to bodies several tens or hundreds of feet long. The deposits are roughly parallel to the enclosing beds, but may form rolls (tabular lenses) that cut across bedding. The deposits occur in more than one layer, form distinct trends, commonly parallel to depositional trends, and occur in clusters. Two sub-types of deposits occur, primary ore and post-fault ore, also termed stack or redistributed ore, derived from primary ore. Primary ore in the Grants Mineral Belt consists mostly of uranium-enriched humic matter that coats sand grains and impregnates the sandstone, imparting a dark color to the rock. Primary ore is mostly tabular and subparallel to the bedding. Stack or redistributed ore differs from primary ore mostly in geometry, and “stacks” upward along faults and fractures. Stack ore is commonly medium gray, and lower in grade than primary ore. Uranium mineralization at the Church Rock Property is mostly of the stack-ore, or roll front type with the mineralization forming northwest-facing fronts that transect bedding.

During 2005, Strathmore performed ongoing geologic studies for the Church Rock Property, including the compilation of databases, drill maps, mineralization maps, cross-sections and data review and has prepared in-house mineral resource estimates. Strathmore has set up an office in New Mexico, which has been conducting ongoing environmental and permitting studies and activities.

Mineralization

Summary

The typical mineralized rock in the Church Rock Property, as well as the Ambrosia Lake and Jackpile districts, occurs as uranium-humate cemented sandstone. The uranium mineralization consists largely of unidentifiable organic-uranium oxide complexes that are light gray brown to black. A direct correlation exists between uranium content and organic carbon content by weight percent in the ores. Although coffinite and uraninite have been identified in the Grants Mineral Belt, their abundance is not sufficient to account for the total uranium content in an ore sample. Admixed and associated with the uranium are enriched amounts of vanadium, molybdenum, copper, selenium, and arsenic in order of decreasing abundance. Other metals are also enriched above background amounts. Total uranium production from Jurassic Morrison sandstones within the Grants Mineral Belt was more than 340 million pounds U3O8 from 1948 through 2000, including the Church Rock district, which has produced 16 million pounds.

The mineralization at the Church Rock Property occurs in several elongate deposits that range to 100 or 200 feet wide by 200 to more than 3,500 feet long. Thickness of mineralization ranges from 1 ft. to 42.5 ft.

Geologic controls

The primary ore control is the presence of a quartz-rich, arkosic, fluviatile sandstone in the Morrison Formation. This type of sandstone is the primary host rock in the Church Rock Property, although some ores were produced from Cretaceous Dakota Sandstone, a quartz-sandstone. The presence of carbonaceous matter as humate pods is important. Detrital plant fragments are less common in the Church Rock districts than in the Ambrosia Lake district. The presence of pyrite and bleaching alteration is important. Sedimentary features may exhibit control on a small scale. Alteration bleaching forms a halo that encloses mineralization, up dip to the deposit. The bleaching caused by the removal of reddish ferric-iron pigmentation imparts a light-gray color to the sandstone, and a greenish rim on red-cored claystone cobbles or galls.

Drilling

Based on a review of drilling records by the author of the Church Rock Report, previous drilling on the Church Rock Property was performed by Kerr-McGee using rotary mud drilling with truck-mounted drills contracted by local drilling companies.  Kerr-McGee commonly drilled holes with 4¾ inch diameter bits by conventional rotary drill rigs circulating drilling mud.  All drilling was vertical.  The cuttings were typically taken at five-foot intervals by the driller and laid out on the ground in piles for each five feet in rows of 20 samples or 100 feet.  A geologist would then examine the drill cuttings in the field and record lithology and alteration on a drill log form.  The drill holes were taken through the Westwater Canyon Member and into the underlying Recapture Member (non-host).  Upon completion of each drill hole, the hole was logged with a gamma-ray, self potential, and resistivity probe either by a contract logging company or in some cases by Kerr-McGee’s company-owned logging truck.  After running the log, a drift tool (film-shot) was lowered into the drill hole for survey at 50 to 100-foot intervals.  Deviation from vertical in a single intercept was commonly less than 1o to 3o, and the dip of beds is less than 10o, thus mineralized intercepts represent essentially true thickness.

The first drill hole on the Church Rock Property was completed in August 1967.  Discovery of uranium mineralization with a GT of 0.60% U308 was made in the sixth drill which was completed February 6, 1968.  The mineralized zone was intercepted at a depth of 1,747 feet.  Most of the drilling was performed from 1968 through 1975 with additional drilling from 1976 to 1977.  Subsequently one drill hole per year was completed in the time between 1978 and 1984, in 1989, and in 1991.  A total of 165 holes totalling approximately 306,000 feet were completed.

Based on a review of the drill summary sheets and drill hole location maps by the author of the Church Rock Report, a total of 165 drill holes were completed, of which 74 were in the ore category and 24 were in the strong mineralization category.

Sampling Method and Approach

Gamma-ray Logs

All of the mineralized intercepts for the historical resource estimates were calculated by Kerr-McGee from gamma-ray logs probed for each drill hole. Each log typically consists of gamma ray, resistivity, and self-potential curves plotted by depth. The resistivity and selfpotential curves provide bed boundaries and are mainly used for correlation of sandstone units and mineralized zones between drill holes. The equivalent U3O8 content from the gamma logs was calculated by Kerr-McGee using essentially the industry-standard method developed originally by the U.S. Atomic Energy Commission (AEC). Kerr-McGee’s method was basically as follows: For zones greater than 2 feet thick, first pick an upper and lower boundary by choosing a point approximately ½ height from background to peak of anomaly. Then determine the counts per second (cps) for each one-foot interval. Divide by the number of intervals for an average cps for the anomaly. Then convert the cps to % U3O8 (e U3O8) using the appropriate Kerr-McGee charts for the specific logging unit used.

Disequilibrium

Disequilibrium is a term for the disparity in the normal ratio between uranium and its naturally occurring radioactive daughter products, which are measured by the gamma log. Generally, a check is made for disequilibrium after drilled resources reach a total of approximately 100,000 to 500,000 lbs of contained U3O8, or when there is a change in geologic regime. A determination of the number of check intervals needed is made by an experienced geologist. In new areas disequilibrium may be checked after the first few ore holes. For large uranium producers with years of operating experience in well-known districts, such as Ambrosia Lake and Church Rock, and with extensions on-trend with mined deposits it was common to drill out most of the resource, then obtain several core hole intercepts of selected mineralized zones for assay and metallurgical checks prior to large capital expenditures such as shaft-sinking and underground development.

Disequilibrium was seldom a factor for dark gray, primary ore in the Ambrosia Lake district. However there may be disequilibrium to a varying extent for redistributed or stack ore. Usually in cases where disequilibrium is identified, the uranium (low radioactivity) has been transported a short distance from its daughter products (radioactive) which have remained in their original site of deposition.

The subject of disequilibrium may be confusing if not understood, especially if theoretical physics is introduced. A few items may be noted from years of experience.

1.

The best evidence to allay concerns of disequilibrium is experience from identical deposits using the record trail from gamma-ray interpretations of surface drill holes, followed by ore reserve estimates, then underground gamma-ray probe from the subsequent mine, then mill-head gamma-ray probes as the truck arrives at the mill, then chemical analysis of the resultant product, termed yellowcake.

2.

It is very important how disequilibrium is determined, and using core introduces other variables requiring checks. The down-hole probe “sees” the radioactivity of a 2.5 ft. diameter cylindrical area centered about the drill hole. This should not be compared to simply the chemical assay of a 2 3/4 –inch diameter core sample. Instead, the core is sampled over the mineralized interval as determined by a hand-held Geiger counter or scintillometer to define mineralized boundaries. The core is split and sampled for the intervals selected. Each sample is crushed and pulverized, then two separate assays are made of the same pulps; a scaler-radiometric or closed can radiometric assay and a chemical assay. The disequilibrium factor, if any, is expressed as a ratio of chemical/radiometric.

3.

It takes about 1-million years for uranium to form its radioactive daughter products and achieve equilibrium. The Morrison uranium deposits are of Jurassic age and thus are in equilibrium, unless altered by recent surface waters.

4.

No mention of core holes, or core assays was seen in the drill records examined.

Drill cuttings

Drill cuttings are useful for mapping alteration and in conjunction with the geophysical logs for lithology, but are too dilute to analyze for uranium content. Lithologic logs were not reviewed for this study, but could be studied at some future date for constructing sandstone alteration maps that may be used in detailed geologic planning and to identify future exploration targets.

Sample Preparation, Analyses and Security

No chemical analyses or core holes were reported within the data searched for the Church Rock Property. Typical operating practice in the Church Rock district was to rely on calibrated gamma log interpretation of mineralized intercepts in drilling up to and including resource estimates. The practice of core sampling for chemical assay varies by operator, but was typically done for metallurgical confirmation prior to capitalizing development such as shaft sinking and mine development. Also it was typical practice to obtain core samples for chemical assay in new regions where disequilibrium (differing chemical vs. radiometric analysis) was suspected.

Probe Truck and Calibration

Kerr-McGee files contained detailed records of probe truck equipment characteristics including truck number, probe number, crystal size, dates of use, k-factors, calibration tests and resulting factors. These are kept for each logging unit whether a company Kerr-McGee truck, or a Century Geophysical truck. Each gamma log contains a footer with a calibration run, and a header sheet with the rerun factors and probe unit number.

Core Samples

The author of the Church Rock Report could locate no records of previous core samples for the Church Rock Property.

Data Verification

Review of Original Records

The author of the Church Rock Report reviewed extensive files in Strathmore’s warehouse in Riverton, Wyoming on October 14 and 15, 2004. There were over 300 boxes, file cabinets and map files in the data storage covering the Church Rock Property as well as other projects. The files were quite complete with original data including gamma ray logs and maps. Specifically, the author of the Church Rock Report reviewed original gamma ray logs, mini logs, drill hole summaries, ore reserve calculation sheets, copies of drill hole maps, ore reserve maps, reports of mine plan, survey documents, logging truck calibration records, and a few representative cross-sections. Items not recovered for this study but listed in the data list are mylar cross-sections, lithologic logs, and U.S. Atomic Energy Commission test pit logging files.

Limitations on Sample Verification

The entire original, factual assay data are represented by the continuous gamma-logs that were made during the drilling programs as each drill hole was completed. These logs were run by Kerr-McGee operated logging trucks. The procedure is to calibrate the probe and record the plot on the log paper with a known radioactive source, and then lower the probe to the bottom of the drill hole and log coming out of the hole. When a mineralized interval is encountered the probe is pulled up through the zone to find its upper limit, lowered again and the mineralized zone is re-run at a less-sensitive scale to fit the plot on the log paper. All the information regarding scale of the re-run is noted on the log for later computation of grade.

This radiometric probe method of assay is unique to uranium exploration and provides a continuous record of the mineralization with depth.

And each logging truck periodically made logging runs of the U.S. Atomic Energy Commission (AEC) test pit, a set of shallow holes with known concentrations of uranium. In addition to the gamma curve, plots are made of the Resistivity and SP (Self-Potential). The resistivity and SP provide a continuous strip chart of the various lithologies as the probe is lifted up the drill hole. Thus, the gamma anomalies may be correlated to a specific footage, correlated with specific lithologic units, much as in core, but without the possibility of mixing core, or salting samples.

The calibration of probes with the U.S. Atomic Energy Commission (later, Department of Energy, DOE) test pit is the standard by which the uranium industry operated. This method is analogous to a system of check assays of an assay laboratory. The test pits were designed with uranium-bearing material of the type and grade common to the Grants Mineral Belt. Many thousands of drill hole intercepts in the Grants Mineral Belt were logged in this manner.

Mineral Processing and Metallurgical Testing

No metallurgical test data for the Church Rock Property were recovered in the files reviewed by the author of the Church Rock Report. One report stated that Westwater Canyon sandstone in the Church Rock Property has a much higher permeability than in Ambrosia Lake. Cementation of the Westwater is also much less at the Church Rock Property.  Hence, the report stated, although Rio Algom Mining LLC has not run any leach tests it is felt that ISL operations can be utilized to mine the Section 4- 1616 deposit.

Kerr-McGee did however perform metallurgical tests on ore samples and core samples from the Westwater sandstone units from their mine at the Church Rock Property located approximately 2 miles north of the Church Rock Property. The purpose of these tests was to evaluate the potential for ISR mining of the ores. Kerr-McGee Corporation Technical Center (1982) concluded that agitation leach tests on Church Rock ore indicate that a pH 8.3 carbonate solution, containing 0.5g/l hydrogen peroxide would be suitable for in mine solution mining of this ore.  The test results yielded up to 66% recovery of U3O8. Kerr-McGee further reported that regarding their uranium properties both on the Navajo Reservation and Section 4, off the reservation that:  “Laboratory short column tests on core and ore samples indicated very leachable ore with 80 to 90% U3O8 extraction in the lab. To prepare a production cost estimate, a field recovery of 55% of the 6’ / .05% U3O8 resource was used and separate estimates were prepared for the on reservation and off-reservation reserves.”

Mineral Resource Estimates

Deposit Geology Pertinent to Resource Estimation

Uranium deposits occur in six sandstone units in the Westwater Canyon Member of the Jurassic Morrison Formation. The Westwater averages 250 ft thick in the Church Rock Property. The individual sandstone units average 20 to 60 ft thick and are separated by thin (1 to 5 ft thick) mudstone interbeds. The sand units are designated A to F, from top to bottom of the sequence. The uranium deposits are tabular and range from 1.3 to 42.5 ft thick true thickness (drill hole database). In plan view, the deposits are relatively narrow (10-200ft) and are elongate along a northeast trend. Uranium mineralization in the Church Rock district occurs with medium gray humate that impregnates the sandstone. Much of the ore in the Church Rock Property consists of “redistributed” or stack ore. The geometry of redistributed ore is similar to that of Wyoming uranium deposits, forming C-shaped roll fronts that are convex down-dip or basin ward to the north. Leading “tails” to the front are intersected as upper and lower limbs, up-dip from the actual front that may fill the entire thickness of an individual sandstone unit. The geometry of the deposits in each of the sand units is shown by the GT contour maps. They trend northeast and exhibit a relatively sharp northwest boundary, possibly due to a northeast-striking fault that may be projected from Kerr-McGee’s geologic studies in Section 27, T17N-R16W to the north. This projected fault is not mapped here, because no evidence was found in the drill data for its precise location. There may be faults in the Church Rock Property that will affect future resource and mineral reserve estimates.

Data

Basic data for the resource estimate were the Kerr-McGee Drill Hole Data summaries, entered on form KM-4092, drill hole survey information together with mineralized intercept interpretations by Kerr-McGee geologists, and drill hole maps at a scale of 1”=200’ prepared by Kerr-McGee. Individual gamma-ray, SP and resistivity logs were examined as a check, and the basic mineralized intercepts and sand unit correlations are considered reliable for purposes of resource estimation. Thickness is taken from drill hole intercept interval and is treated as true thickness. Drill hole deviation is less than 3o from vertical, thus any correction from apparent to true thickness is negligible.

Resources

The Church Rock deposit can be reported as a mineral resource based on the fact that Kerr-McGee was proceeding to develop the deposit to follow a proposed in-situ mining pilot test in Sections 27 and 34, T17N, R16W, one to two miles north of the Church Rock Property, just prior to collapse of the uranium market. Kerr-McGee had performed metallurgical tests and had prepared cost estimates for the pilot project.

The method of resource calculation herein used differs from that of the Kerr-McGee method described and is based on the method of polygons (polygonal method), also known as areas of equal influence (AOI), wherein polygons are constructed about each sample point (drill intercept) by using perpendicular bisectors halfway between adjoining samples. This method is discussed in detail by Popoff and is a method used in computing resources in tabular deposits. It is this author’s experience that the polygonal method and its variant, the general outline method were in general use for resource calculation in the Grants Mineral Belt by the U.S. A.E.C. (Department of Energy), Ranchers Exploration and Development Corporation and other companies.

Polygons were constructed as described above and the area of equal influence (AOI) computed for each polygon. For the measured resource class, each polygonal area is capped at 10,000 ft2 AOI (100ft x 100ft), and for the measured and indicated resource class, each polygonal area is capped at 40,000ft2 AOI (200ft x 200ft). The inferred resource class polygons were capped at 160,000ft (400ft x 400ft), which was the area of largest polygons. The drill pattern within the resource area is on a spacing of approximately 200ft. Thickness and grade of each mineralized intercept were assigned to each polygon for computing tonnage. An assumed tonnage factor of 15 cubic feet per ton was used. This is the typical tonnage factor used by most operators in the Grants Mineral Belt for mineralized intervals in the Westwater Sandstone units. Computation of tonnage was made for each interval above a cutoff of 0.03% U3O8, and with a further cutoff of GT (grade in % U3O8 x thickness product) at increments of 0.1, 0.2,0.3,0.4,0.5,0.6,0.7,0.8,0.9 and 1.0 GT. A minimum thickness cutoff was not used because ISR mining does not require the 6 feet minimum thickness necessary for underground mining equipment and personnel. The resulting tonnages were summed for each sand unit by class of resource. A weighted-average thickness and a weighted-average grade was computed for the total tonnages of each sand unit.

The mineral resource estimate by the polygonal method for this report, using a cutoff of 0.03% U3O8 and a GT cutoff of 0.3 for the measured and indicated class of mineral resource, correlates well with the historical resource estimate by Kerr-McGee which used a cutoff of 6ft of 0.05% U3O8, (a GT of 0.3).

A summary of the estimated resource is tabulated in the following table:

Table – Mineral Resource Summary

MEASURED
Cutoff GT	Tons	Grade (%U3O8)	Pounds (U3O8)	Thickness (ft)
0.3	1,680,333	0.10	3,233,333	8.6
Indicated
Cutoff GT	Tons	Grade (%U3O8)	Pounds (U3O8)	Thickness (ft)
0.3	4,541,134	0.09	8,614,674	8.6
Measured and Indicated
Cutoff GT	Tons	Grade (%U3O8)	Pounds (U3O8)	Thickness (ft)
0.3	6,221,467	0.10	11,848,007	8.6
Inferred
Cutoff GT	Tons	Grade (%U3O8)	Pounds (U3O8)	Thickness (ft)
0.3	1,950,560	0.09	3,525,342	8.6

Interpretation Conclusions and Recommendations

From a review of all the data it is concluded that the exploration drilling, log interpretation, map posting and the historical resources calculated by Kerr-McGee and Rio Algom were, in the author’s opinion all produced in a professional, competent and accurate manner. It is also concluded that there is very good potential to drill additional mineralization.

Recommendations – Stage I

The Church Rock Property is a project of merit and justifies additional work. It is recommended to perform work to determine economic viability and to convert the mineral resource to a mineral reserve. The potential for ISR commercial production should be seriously evaluated. It is recommended to perform up-dated economic studies of possible ISR operations for the project. Further geologic studies should be performed to include compilation of numerous cross sections and detailed maps of mineralization in each sand unit to determine the geometry of mineralized fronts for a proposed pilot plant well pattern.

It is recommended to drill two core intercepts to obtain cores from the mineralized zones for radiometric and chemical analysis, porosity and permeability tests. The core would also be used to perform leachability tests for possible ISR. Ground-water quality should be measured and rigorously monitored for pre-operation baseline data, possibly using the initial drill holes. A hydrogeological study should be contracted by a certified hydrogeologist.

Recommendations – Stage II

Given demonstrated positive economic viability from Stage 1, then certain prefeasibility tasks discussed in greater detail in the Church Rock Report are recommended to advance the project.

Following the Arrangement, Strathmore will also continue to hold the following U.S. non-principal properties.

The Chord Property, USA

Strathmore acquired an option to purchase a 100% interest in a uranium property located in South Dakota, USA, by paying $48,640.  During fiscal 2003, Strathmore amended the terms of the lease agreement for consideration of 100,000 Strathmore Shares of Strathmore valued at $56,000 and incurred additional fees of $6,468.  To earn its interest, Strathmore is required to make annual payments of either 50,000 Strathmore Shares or U.S.$10,000 per year to July 1, 2009.  In fiscal 2006, Strathmore paid $14,381 (U.S.$10,000), 2005 - $12,558 (U.S.$10,000). The property is subject to a 2% gross royalty.

The Wyoming Properties, USA

Strathmore acquired an option to purchase a 100% interest in a certain claims located in Wyoming, USA by paying $87,560, incurring additional costs of $403,100 and issuing 1,150,000 Strathmore Shares valued at $2,198,750.  To earn its interest, Strathmore is required to issue an additional 100,000 common shares in stages over two years.

INFORMATION CONCERNING FISSION ENERGY POST-ARRANGEMENT

Name and Incorporation

Fission Energy is a private corporation that was incorporated under the name Fission Energy Corp. (“Fission Energy”), pursuant to the CBCA on May 7, 2007.  The registered and records office of Fission Energy is located at Suite 700 – 595 Burrard Street, Vancouver, B.C., V6C 2T5.

To date, Fission Energy has not been organized and its first share issuance will be in accordance with the terms of the Arrangement.

Fission Energy does not presently have any subsidiaries.  After the Arrangement, Minera Peruran SAC, which holds the Peruvian properties would be a wholly-owned subsidiary of Fission Energy.

Business History

On January 31, 2007, Strathmore announced that it would reorganize its mineral property assets in an effort to maximize shareholder value.  Pursuant to the Arrangement, Strathmore will transfer to Fission Energy all of Strathmore’s Canadian mineral properties and Peruvian properties (the “Spin-Off Properties”) in exchange for Fission Energy Shares that would be distributed to the Shareholders in accordance with the terms of the Arrangement.

Ultimately, Shareholders will receive one-third of one Fission Energy Share and one New Strathmore Share for every Strathmore Share held. Concurrently, Strathmore will transfer $500,000 in cash to Fission Energy to provide working capital and exploration funding.

General Development of the Business

Stated Business Objectives

The principal business of Fission Energy following the Arrangement will be to advance the exploration stage Spin-Off Properties.  Fission Energy will be required to facilitate separate fund-raising, exploration and mining strategies to achieve its business objective and it expects to commence these strategies as soon as practicable after the Effective Date.

Milestones

For the business objectives to occur as described under Stated Business Objectives above, the first milestone will be the approval and completion of the Fission Energy Plan of Arrangement. The terms of the Arrangement include a provision for Strathmore to provide $500,000 in cash, part of which will be used to fund ongoing operations (See “Information Concerning Fission Energy Post-Arrangement – Principal Purposes for Available Funds”). This Arrangement is expected to be completed by July 19, 2007, and the funding for Fission Energy will be in place shortly thereafter.

A more detailed description of the exploration and development activities for each property is discussed below under “Principal Properties”.

Description of Assets of Fission Energy

Under the Arrangement, the Spin-Off Properties, together with $500,000 in cash will be transferred to Fission Energy in exchange for approximately 24,056,000 Fission Energy Shares.  The Spin-Off Assets are comprised of the following:

1.

All of Strathmore’s interest in the Dieter Lake Property;

2.

All of Strathmore’s interest in the Duddridge Lake Property;

3.

All of Strathmore’s interest in the Non-Principal Canadian Properties;

4.

All of Strathmore’s interest in the Staked Peruvian Properties; and

5.

$500,000 in cash.

Summary of Property Commitments

Fission Energy will have no obligation in order to maintain its properties in good standing for the first 12 months after closing of the Arrangement.

Principal Properties

Under the Arrangement, Strathmore will transfer the Spin-Off Assets to Fission Energy.  Until the Arrangement becomes effective, Fission Energy will have no assets.

Following completion of the Arrangement, Fission Energy’s material properties, for the purpose of NI 43-101, will be the Dieter Lake Property and the Duddridge Lake Property, both of which have been the subject of NI 43-101 compliant technical reports.  Copies of the Dieter Lake Report and the Duddridge Lake Report are available on SEDAR at www.sedar.com.  The authors of the Dieter Lake Report and the Duddridge Lake Report are, C.F. Davis, P.Geo, M. Guo, P.Geol and S.C. Fraser, P.Geol., respectively and each are “qualified persons” within the meaning of NI 43-101.  The disclosure in this Information Circular considering the Dieter Lake Property and the Duddridge Lake Property has been prepared with the authors’ respective consents.

The following is a summary of certain portions of the Dieter Lake Report and the Duddridge Lake Report, and is qualified by and should be read together with each of the Dieter Lake and the Duddridge Lake Reports in full for a complete set of references and authorities for the statements made in this Information Circular. The Dieter Lake Report and the Duddridge Lake Report contain tables and data that are not included in this summary.

Dieter Lake Property

Property Description and Location

The Dieter Lake Property is currently held 100% by Strathmore and will be transferred to Fission Energy as part of the Arrangement.  A comprehensive exploration program on the Dieter Lake Property was carried out during the summer of 2005 by Dahrouge Consulting Ltd. of Edmonton, Alberta.

The Dieter Lake Property is centred on latitude 55°58’N, longitude 70°34’W. During the fall of 2004, the Dieter Lake Property encompassed 168 claims totalling 8,106 hectares in northcentral Quebec. An additional 48 claims, adjoining to the south, totalling 4,512 hectares, were staked in March 2005. During and up to late summer, 236 more claims were staked, for a total area for the property of 21,809 hectares and 452 claims. During March of 2006, an additional 45 claims, totalling 2074 hectares were designated and were under application at the time that the Dieter Lake Report was being written.

List of Mineral Claims, Dieter Lake Property

CLAIM NUMBERS	TOTAL CLAIMS	NTS	RECORD DATE	EXPIRY DATE	AREA (HA)	EXPENDITURE REQUIREMENTS*
0016999 to 0017124	126	23M/15	26 Mar 2004	25 Mar 2006>	6,079½	$17,010.00
0018450 to 0018479	30	23M/16	23 Apr 2004	22 Apr 2006>	1,447½	$4,050.00
0018480 to 0018491	12	23M/15	23 April 2004	22 Apr 2006>	579	$1,620.00
0080986 to 0081033	48	23M/15	29 Jun 2005	28 Jun 2007	2,316	$6,480.00
0092312 to 0092439	128	23M/15	07 Sep 2005	06 Sep 2007	6,176	$17,280.00
0092440 to 0092531	92	23M/16	07 Sep 2005	06 Sep 2007	4,439	$12,420.00
0095066 to 0095080	15	23M/16	20 Sep 2005	19 Sep 2007	724	$2,025.00
-	12	23M/15	03 Mar 2006’	-	579	$1,620.00
-	27	23M/16	03 Mar 2006’	-	1,206	$3,645.00
-	6	25D/02	03 Mar 2006’	-	289	$810.00
Total:	496				23,835	$66,960.00

* Expenditure requirements are for the current year.

‘ The date is the application date.
> Updated applications in progress.

Strathmore obtained the Dieter Lake Property in March, 2004. Work requirements to continue active claim status in Quebec vary annually. In years 1 and 2, the required exploration expenditures are $135 per claim block; $450 per claim block in year 3; $900 per claim block in year 4; $1350 per claim block in year 5; $1800 per claim block in each of years 6 and 7; and $2500 per claim block in year 8 and each subsequent year. In addition, renewal fees of $98 per claim are required for each work period. This fee doubles if the work is filed within the 60 days preceding the expiry date, and quadruples within the last 15 days.

Uranium mineralization at the Dieter Lake Property occurs within a Lower Proterozoic sedimentary basin, within the Superior Structural Province of the Precambrian Shield.  Between Hudson Bay and Labrador Trough, north-central Quebec, are two east-west trending belts of sedimentary outliers attributed to the Sakami Formation.  The basins and grabens are remnants of a failed intracratonic rift system.  The Sakami Formation rests unconformably on Archean granite, diorite, migmatite, gneiss, amphibolites, metavolcanics and schists cut by late diorite and pegmatitic dykes.  The Sakami Formation exceeds 1000 m thickness and is divisible into a lower continental sequence of lacustrine and fluvial-deltaic sediments, and an upper continental arenite sequence.  The Gayot Lake outlier, which is host to the uranium mineralization at Dieter Lake, measures approximately 52 km east-west, by 12 km north-south.

Suggested deposit types for the uranium mineralization at Dieter Lake have included unconformity-type, black shale type, and syngenetic stratabound.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Currently, the area can only be accessed by helicopter or fixed-wing aircraft; however, an all-weather road to the SEBJ base at Lac Pau-Duplanter comes within 140 km of the Dieter Lake Property.  Caniapiscau is approximately 120 km from Dieter Lake. During summer months, the Dieter Lake Property can be accessed by float plane or helicopter, or by limited quad access. During winter months, access to the Dieter Lake Property is by ski equipped aircraft, helicopter or snowmobile.

Accommodations are available at Mirage Outfitters, which is located about 10 km east of the Hydro-Quebec Reservoir LG-4. Mirage Outfitters is approximately 1½ hours via aircraft from the property and provides all of the necessary supplies and services, including power, fuel, water and food. An airstrip is available at the Hydro-Quebec Reservoir LG-4. Mirage is accessible via aircraft or along the Transtaiga Road from Radisson. Mirage Outfitters is 1,575 km from Quebec City along the Transtaiga Road. Dieter Lake is a two to three hour single Otter flight from Radisson/LaGrande, depending on the prevailing winds.

Topography and Vegetation

The climate of the Dieter Lake Property is subarctic-continental with temperatures reaching lows of -50°C in the winter and highs of 30°C in the summer.  Lake freezing commonly occurs in early October and ice break-up generally occurs in mid to late May. Winds are common and often reach 40 mph. Mean rainfall during the period of May to September is 450 mm.

The topography of the area generally consists of gently rolling hills with elevations of about 450 to 550 metres above sea level. Glacio-fluvial deposits constitute many of the topographic features. Other glacial features, such as moraines, erratics and eskers, are common throughout the area. Drainage of major rivers is west towards Hudson Bay and north towards Ungava Bay.

The area lies in a transitional vegetation zone between subarctic and tundra. The result is stunted open forest cover, dominated by black spruce and tamarack, along the shores of lakes and rivers, and tundra barrens found on the highland.

History

Strathmore obtained the Dieter Lake Property in March, 2004 from Jody Dahrouge and Jeff Reeder.  The Dieter Lake Property has a documented history of exploration of about 30 years, starting in 1961 with by the Geological Survey of Canada. Exploration of this region is considered sporadic. The majority of significant activity occurring in the late 1970s and early 1980s, supervised by Uranerz Exploration and Mining Ltd. in a joint venture with the Société de Développement de la Baie James.

Known exploration of the property and immediate vicinity is summarized below.

Summary of Prior Work

YEAR	DESCRIPTION OF WORK	REPORTS PRODUCED
1961	Regional geological mapping conducted by I.M. Stevenson of the Geological Survey of Canada (Bélair, 1976).	N/A
1966	K.E. Eade conducted a regional geological mapping program at a scale of 1:1,000,000; it included the Dieter Lake area and can be found in G.S.C. Memoir 339 (Orr, 1977a).	Eade (1966)
1976

Uranium was discovered in the Gayot Lake area, by a joint venture involving Uranerz Exploration and Mining Ltd. (Uranerz Exploration and Mining Ltd.) and Société de Développement de la Baie James (SDBJ).

N/A
1976	*Ground prospecting, mapping, a scintillometer survey, a lake geochemical survey (304 water, 292 sediment, 15 rock) and a spectrometer survey (620 line km).	Starke et al. (1976); Bélair (1976)
1977

*Mapping (1:5,000 and 1:50,000), sampling (212 lake sediment, 300 stream sediment, 167 lake margin, 257 soil, 127 rock), and geophysical programs; radiometric-magnetic (1450 line km), EM 16, VLF and magnetometer surveys (148.01 km each).

Orr (1977a); Orr (1977b)
Winter 1978	*Completed the EM 16 and magnetometer survey grids from the 1977 program, continued sampling (248 Dieter Lake water samples), and initiated diamond drilling (19 holes totalling 1538.2 m).	N/A
Summer 1978

*Continued drilling (24 holes totalling 2148.3m), geological and surficial mapping (1:10,000 and 1:50,000), a scintillometer survey (236 lake centres, 70 stream sediments, 43 lake margin waters, 12 lake margin sediments, 82 soils, 4 bog and stream waters, 36 rock), sampling, and a helicopter spectrometer survey (2170 km).

Orr (1978) Orr (1978)
1979

*Mapping, ground prospecting scintillometer survey, sampling (53 Dieter Lake margin, 3 stream, 5 lake centre), an induced polarization (IP) orientation test (8.7 km), and diamond drilling (47 holes totalling 7193.8 m).

Orr (1979c); Orr and Holmstead (1980); Orr et al. (1979); Ripley and Ereson (1979); Gehrisch and Orr (1979)
1980

*Exploration Development Services Group compiled Uranerz Exploration and Mining Ltd.’s exploration data into a computer; they produced variograms, isopachs (1:2500), cross sections, 2D insitu resource estimates, and statistical analyses (multi-element aspect studies, U3O8-eU3O8 correlations).

1980

*Project Division Group tested in Quebec uranium financial analysis computer program, crushed and screened bulk sample material (Lakefield Research Canada Ltd.), and conducted radiometric sorting tests (Ore Sorters Canada Ltd.) and metallurgical tests (UEB, Bonn, Germany) on bulk sample.

Flöter and Schöning (1981)
1981	*Uranerz Exploration and Mining Ltd. completes a topographic survey from compiled drill hole data.	Holmstead (1981)
1981	*Exploration Development Services Group conducts as detailed reserve estimation study.	Petura and Plouffe (1981); Kirchner et al. (1981)
1982	*No exploration work conducted; claim area reduced.	Holmstead (1983)
Spring 2004	Strathmore Minerals Corp., obtains the Dieter Lake Property	N/A
October 2004	Property visit by Dahrouge Geological Consulting Ltd., James McCrea, P. Geo. and Cameco, including the collection of 51 samples and relogging some of the old core.	McCrea (2005)
Summer 2005	Exploration program by Dahrouge Geological Consulting Ltd., Personnel described in this report
*Property held under a joint venture between Uranerz Exploration and Mining Ltd. and Société Développement de la Baie James; exploration conducted by Uranerz Exploration and Mining Ltd.

Historic Estimates

Historical resource estimates have been published for the Dieter Lake Property, as summarized in the following Table:

Historical Resource Estimates

HISTORICAL CATEGORY	GRADE	TONNAGE (METRIC)	CONTAINED(LBS U3O8)	REFERENCE
Estimated resource applying radiometric ore sorting	0.11% U3O8 (200 ppm cutoff)	8,600		Petura and Plouffe (1981)
Total geological ore reserve	0.049% U3O88	20 million		Petura and Plouffe (1981)
Global in situ resource	U3O8 metal	9,700	21.3 million	Petura and Plouffe (1981)
Discovered in situ resources	0.1-0.5% U (cutoff grade of 0.03% U)	10,000		Dahlkamp (2004)
Possible reserves	0.25% U3O8 Or 0.10% U3O8	10 – 15 million Or 50 million	55 to 110 million	Sully (1989)

The foregoing historic resource estimates were completed prior to the implementation of NI 43-101 and therefore should not be relied upon or considered a defined resource.

Exploration Development Services Group provided a statistical analysis of the historic drill hole assay data. Analysis of the raw chemical data is summarized in the following Table:

Statistical Analysis of Raw Chemical Data

VARIABLE	MEAN (PPM)	STANDARD DEVIATION (PPM)	SKEWNESS	MINIMUM (PPM)	MAXIMUM (PPM)
U3O8	175	661	9.0	0.50	11,800

Exploration Development Services Group analysed the raw chemical data, taking into account grade and thickness as variables, to produce reliable input data for resource estimation.  Assays were conducted along variable sample intervals and not over a standard thickness.  Since the study was not three-dimensional, an accumulated grade-thickness was required for each hole.  Statistics considering a cutoff of 200 ppm over a minimum thickness of 2 m is indicated in the table below.  The cutoff resulted in the use of 91 of the 145 original drill holes in the statistics.

Statistical Analysis Considering Grade and Thickness

VARIABLE	MEAN (%)	STANDARD DEVIATION (%)	SKEWNESS	MINIMUM (%)	MAXIMUM (%)
Grade & Thickness	0.112	0.088	2.47	0.04	0.49
Thickness	2.050	0.340	8.43	2.00	5.10
Grade	0.055	0.043	2.55	0.02	0.25

Geologic Setting

Regional Geology

Sedimentary rocks of the Sakami Formation appear as a series of outliers, comprising two ENE-WSW trending discontinuous belts within the eastern arm of the Superior Structural Province of the Canadian Shield in northern Quebec. The two belts are approximately 200 km apart and extend for about 300 km in length, between Hudson Bay and Labrador Trough. The belts appear representative of an early intracontinental rift system, containing several basins/grabens within Archean basement rocks. The graben structures allowed for the deposition and preservation of Sakami Formation sediments. The Sakami Formation underwent block faulting during and following deposition, as the graben controlling faults remained active. The only other tectonic activity evident in the Sakami rocks is slight tilting to the south.

Based on depositional environments, the Geological Survey of Canada subdivided the Sakami Formation into lower and upper members. The lower unit is a continental sequence with lacustrine and basal fluvial-deltaic sediments, and is up to 370 m thick. It consists of a series of interbedded arkosic sandstones, red and green shales, siltstones and wackes with minor conglomeratic beds. It displays general coarsening upwards of sediments, rapid lateral facies variations, and gradational contacts between lithologies. The upper unit exceeds 1000 m thickness and conformably overlies the lower unit. It consists of massive 1-2 m beds of clean, homogenous quartz arenites. The unit is an epicontinental sequence and displays well developed, planar-type cross bedding. A general paleocurrent orientation is to the south and east with a likely sediment source to the north and northwest. Undisturbed Sakami beds display a general east-west attitude with southerly dips of 10° to 30°.

Uranium mineralization has been discovered in sediments of the Sakami Formation located near the Proterozoic/Archean unconformity. Age dating by Uranerz Exploration and Mining Ltd. on pitchblende from lower Sakami shales determined a Pb-Pb age of 1860 Ma, indicating an early Proterozoic, late Aphebian age. The age assumes coeval deposition of uranium and Sakami sediments.

The Sakami sediments unconformably overly Archean rocks, either at a fault or nonconformable contact. The Archean basement rocks consist of granite, diorite, migmatite, para- and orthogneisses, amphibolite, metavolcanics, and minor schists cut by pegmatite and diorite dykes. Deformation of the basement rocks, including folding and faulting, intrusion, and metamorphism (greenschist to amphibolitic and locally granulite facies) occurred during the Kenoran Orogeny approximately 2480 million years ago.

Property Geology

Of the two discontinuous erosional belts of Sakami sediments, the northernmost is the belt of interest at Dieter Lake. Two outliers of the Sakami Formation are located at Gayot Lake and the Little Whale River-Mildred Lake area. The entire uranium-hosting Gayot Lake Basin has an approximate east-west length of 52 km and north-south length of 12 km.

The majority of the infilling Sakami sediments in the Dieter Lake area are relatively indifferent from the regional occurrences; however, a 200 m thick transitional zone has been recognized between the lower and upper Sakami formations, consisting of argillites to siltstones in the upper and lower thirds, with quartz arenite in the middle. The transitional zone is arbitrarily included in the Lower Sakami Formation. The Sakami sediments unconformably overlie Archean basement to the north and dip gently to the south (15-20°). Faulting has influenced deposition, and the deformation of the sediments during and after sedimentation, causing major displacements and drag folding. Major faults trend approximately 35°. Horst and graben structures exist as a result of a main fault system, which strikes at approximately 57° with a near vertical dip.

Well developed stratigraphic sections of Lower Sakami sediments are present in some areas at Dieter Lake, including thin interbeds of quartz pebble conglomerates, siltstones, red and green wackes/shales and various sandstones, all overlain by clean, white to pink quartz arenites, pink to green sandstones, and red and green shales of the Upper Sakami. Conglomerate is the basal unit and is generally 2 to 5 m thick, consisting of cobbles and boulders of granitic material. Above the conglomerate is a 5 to 8 m, medium-grained, basal sandstone. The conglomerate and sandstone are confined to depressions in the basement controlled by the northeast-southwest trending faults.

A gap above the sandstone is interpreted from angular boulders of green siltstone observed within the till. In surrounding areas the unit is observed as dominantly green, thin-bedded mudstones with laminae of carbonate, siltstone, and sandy mudstone. The laminated mudstone unit ranges from 9 to 80 m thick and contains very thin rhythmical laminae from less than 1 mm to 5 mm.

The overlying unit is interpreted as a turbidite sequence containing sandy to arkosic mudstones, sandstones and conglomerates. It consists of a lower subunit of mainly green, laminated wacke and an upper subunit of oxidized, mainly red wacke. The lower wackes exhibit a slight reddish tinge immediately above the ore horizon in areas of well developed uranium mineralization. The suggested depositional conditions for the wackes are in a lacustrine environment by agitated water under reducing conditions. Above the wackes are red and green alternating mudstones and siltstones, and pinkish- or greenish-white, fine-grained sandstones. The unit is similar to the underlying turbidites but the grain sizes are generally coarser and quartz content is more abundant.

Mineralization

Uranium mineralization at the Dieter Lake Property appears syngenetic stratabound, limited to specific stratigraphic horizons or facies equivalents. Disseminated uranium mineralization exists within a shale-wacke horizon of the Lower Sakami Formation. The horizon was initially determined through geophysics and surface studies, such as scintillometer surveys and geochemical sampling. Uranerz Exploration and Mining Ltd. confirmed the presence of stratabound uranium mineralization in their 1978 diamond drilling program, indicating the strike length may be in the order of 6 km. Uranium values were obtained from each drill hole, supporting the possibility of a large mineralized area. Mineralization thicknesses obtained from drill holes exhibited thickness variations. Thicknesses determined by radiometric downhole logs, with a cutoff of 200 ppm U3O8, vary from 0.15 m to a maximum of 2.35 m, with an average of 0.74 m. Those determined by chemical assays with the same cutoff vary from 0.40 m to 3.00 m, with an average of 1.04 m.

Low grade uranium mineralization at the Dieter Lake Property exists in oxide phase in the form of very fine grained (2.5 µ), low-temperature, sooty pitchblende. The pitchblende occurs intergrown with the very fine grained carbonate-chlorite matrix of the shale, accompanied by the presence of goethite. Carbonaceous matter commonly constitutes less than 1% of the rock constituents. Mineralization exhibits a preference for clay-rich and quartz-free laminae. The mineralized horizon is well compacted and recrystallized with a high fraction of evaporitic precipitates, primarily carbonates, and elevated levels of phosphorous, vanadium and sulphides.  Trace element distribution maps, produced following the 1980 exploration program, show a very good correlation between U and Cu, as well as a good correlation between U and V, and U and Mo.  Molybdenum mineralization encountered in the Lake Vivian areas appears to be associated with tectonized granite gneiss and biotite schist. Specular hematite filled veinlets are common in sections containing MoS2.

Exploration by Uranerz Exploration and Mining Ltd. identified four major zones of uranium mineralization within the Dieter Lake Property: the Vivian Zone, Nancy I Zone, Nancy II Zone, and Bert’s Zone. The Vivian Zone appears to be the highest grade zone in the property area, with anomalous grades up to 0.56% over 1 m. The Nancy I and II zones were originally one; however, drilling discovered a south westerly barren ridge dividing the zone into two. Grades up to 0.34% U3O8 over 1 m were encountered. The Bert’s zone was discovered in Uranerz Exploration and Mining Ltd.’s 1980 drilling program with grades up to 0.22% U3O8 over 1 m. The Nancy zones and Bert’s zone are lower grade than those in the Vivian zone but they remain open to the southwest.

The mineralization encountered in drilling of the Bert’s zone is potentially the north eastern extremity of a larger and higher grade zone.  The mineralized zones appear to have a north easterly trend, parallel the prevailing fault system and are open to the southwest. Uranerz Exploration and Mining Ltd. provided typical stratigraphic sequences for the Vivian Lake Zone and Bert’s Lake zone following their 1978 drilling program.  Uranerz Exploration and Mining Ltd. reported anomalous grades, like the high of 0.56 wt% U3O8 over 1 m in the Lake Vivian Zone, supporting the possibility of isolated zones containing above average uranium grades. Diagenetic processes are often responsible for uranium enrichment in stratabound deposits.

Sampling, Analysis and Security

Sample types collected on the Dieter Lake Property during the 2005 exploration program included sediment samples, grab samples and core samples.  This work was planned and carried out by Dahrouge Geological Consulting Ltd personnel.

For the sediment sampling, a 200 m by 200 m grid was laid with 158.6 kilometres of line.  Geochemical sampling consisted of 834 sediment samples taken approximately every 200 meters.  Sample collection was done on land by foot and quad or supported by helicopter when necessary.

During geologic and structural mapping, 36 hand samples were collected from outcrops and boulders.  Most of this work was helicopter supported.  Gamma ray meters used were 2 Exploranium GR-110G portable gamma ray scintillometers and an Exploranium GR-130 minispec surveying gamma ray spectrometer.  All of the samples collected on the project property were for uranium.

Based on scintillometer readings, 204 samples were collected from the historic core to verify old data. Gamma ray meters used were 2 Exploranium GR-110G portable gamma ray scintillometers and as needed an Exploranium GR-130 minispec surveying gamma ray spectrometer. Sampling criteria was based on notable increases in scintillometer readings over a significant length. Background readings were approximately 80 to 100 counts per second. Minimum sampling criteria were generally on the order of an average 150 counts per second over a minimum length of 30 cm (~1 foot) if there was a peak reading of at least approximately 200 counts per second.

Sample Preparation and Security

The sediment samples were processed by the Saskatchewan Research Council using ICP (partial & total digestion) and fluorimetry ICP where appropriate. The packages used were industry standards developed by Cogema and Cameco.

The grab and core samples were also processed by the Saskatchewan Research Council using ICP partial and total digestion and fluorimetry ICP where appropriate. The packages used were industry standards developed by Cogema and Cameco.

Samples were packed in 5 gallon pails, which were secured with packing tape and shrink wrap. Samples were flown out of camp by J.M. Arseneault and were secured in his hangar in LaGrande, Quebec. From LaGrande the samples were shipped to Saskatchewan by Kepa Transport.

Data Verification

Areas of interest determined from historic data were re-visited by the author of the Church Rock Report, with the collection of sediment and/or grab samples. Sample analyses protocols used included blank samples, standards and repeats analyses.  Where necessary based on anomalous results, samples were re-analyzed.

A core dump was found at each of Dieter Lake and Ranger Lake.  The core was originally stored in core racks, which were in various states of disrepair.  Core racks were rehabilitated and salvaged where possible; otherwise core boxes were neatly cross stacked off the ground.  Core boxes were organized with minimal loss.  The original box tags were punched aluminium and most were still affixed to the boxes.  Fallen tags were collected and matched up to staple holes and partial tags when possible.  Ordinal boxes were also matched up by the core as needed. Some mineralized intervals were stored away from the main racks.  The missing intervals from the Dieter Lake dump were found, but those from the Ranger Lake dump were not.  Despite this, there were mineralized intervals already in the racks.  Most of the historic sampling consisted of half core samples.  In the available boxes, there were few intervals that were completely sampled.  Core samples were collected by 2005 personnel under the supervision of Clinton Davis and were used to verify the available historic assays results.

Mineral Processing & Metallurgical Testing

In April of 1980, a bulk trench sample was collected within the Lake Vivian showing for radiometric ore sorting and metallurgical testing. Approximately 1618 pounds of uranium-bearing sample material was sent to Lakefield Research of Canada Ltd. for preparation and to Ore Sorters Canada Ltd. for sorting.

Results indicated a good separation of ore and waste with sorting, while achieving a uranium recovery of about 97%; however, leaching was found to be difficult due to very fine grain size and high carbonate content. Acid leaching (210.5 kg sulphuric acid per tonne; 210 hours; 92% recovery) had a high acid consumption but required shorter retention times for greater recovery than alkaline leaching (168 hours; 66.7% recovery). Increased fine-grained material decreases the average grade but increases the recoverable uranium content. According to metallurgical tests, much of the uranium is likely present as adsorptions on clay minerals rather than more easily leachable pitchblende grains. Due to radiometric ore sorting, or dilution, which does not account for fine material, the average grade of U3O8 (200 ppm cutoff) in the Dieter Lake Property area is 0.11% with a metal content of about 8600 tonnes.

Mineral Resource Estimates

Resource modelling was updated as part of the evaluation of the data collected during the 2005 exploration program and compared to the historic resource model discussed earlier.  Michael Guo used ArcView software to create polygons using the Thiessen (Voronoi) method. The new models were plotted using the 2005 core sampling results, coupled with available historic interval assay data. Data constraints used were 200 ppm, 500 ppm, and 1000ppm U3O8 over a minimum of 1 m thickness. Polygons created had radii of 200 m. A rock density of 2.67g/cm3 was used.

The combined historic and 2005 sample data for 96 holes, resulted in an average grade of 0.057 % U3O8, based on a 200 ppm radius.  The Dieter Lake Property is considered to have an inferred resource of 24,424,306 lbs U3O8.

When higher cutoff grades of 500 ppm and 1000 ppm are utilized, the resultant average grade increases to 0.108% U3O8, and 0.159% U3O8.

Inferred Resource Modelling Results with 200m Radius Polygons

CUT-OFF GRADE (PPM)	NUMBER OF HOLES USED	TONNES OF ORE	AVERAGE GRADE (%)	CONTAINED U3O8 (LBS)
200	96	19,312,816	0.057	24,424,306
500	48	6,816,913	0.108	16,167,271
1000	22	2,931,414	0.159	10,271,855

Outstanding Issues

To the knowledge of the author of Dieter Lake Report, there are no known environmental, permitting, legal, title taxation, socio-economic or political issues that adversely affect the Dieter Lake Property. No settlements or commercial land exploitation exist in or near the Dieter Lake Property area. Refuse from previous exploration programs prior to Strathmore may be an issue.

Exploration and Development

The fall 2004 site visit and summer 2005 exploration confirmed the grade and tenure of mineralization present at the property. The 2004 work concluded that samples of mineralized boulders from near Ranger Lake indicate potential for higher-grade remobilized uranium mineralization. The sericite, illite and chlorite from core samples, may be representative of an alteration halo associated with secondary mineralization related to the known mineralization.

The summer 2005 sediment sampling appears to outline mineralized zones, weakly for the individual zones, and moderately to strongly for the combined zones. The regional geologic and structural mapping helped to define the potential geometry of the mineralized zones. This will help with targeting drill holes. It also refined the known geology of the basin, for example the north-south trending gabbroic dykes.

The 2005 airborne geophysical survey found that a resistive layer impeded a clearer view of the deeper sections of the basin by electromagnetic methods. Despite this, it refined the structural interpretation of the basin. A large conductor was outlined in the north central portion of the basin.

The 2005 core sampling tends to verify the previously collected data. In some instances the results of the resource modelling of the 2005 data show lower total amount of U3O8. This can be explained in part by missing intervals in the core racks, or where some sections no core was left to sample. When comparisons are made for intervals for which historic data is available, the new sampling does tend to verify the historic results. The resource modelling also tends to confirm the geometry previously determined patterns of mineralization.

Uranerz Exploration and Mining Ltd. provided some recommendations following their summarization of the property data. Uranerz Exploration and Mining Ltd. suggested increasing the drilling density to fill in gaps, running regular check assays, producing a detailed density summary, obtaining more carbonate assays, and recognizing the presence of other milling elements.  These suggestions may aid in producing more accurate estimations and will be taken into account in future exploration programs.

The large conductor outlined in the north central basin from 2005 GEOTEM® airborne survey warrants further investigation. Areas with anomalous soil and grab samples should be followed up with denser sampling.

A diamond drilling program consisting of approximately 5000 m in a minimum of 10 to 12 holes should be completed during 2007, in and around the known mineralized area.

Potential liabilities and responsibilities associated with refuse and waster materials left from previous exploration programs prior to Strathmore’s involvement need to be assessed.

Duddridge Lake Property

Property Description And Location

The Duddridge Lake Property is currently held by Strathmore and upon completion of the Arrangement, will be held by Fission Energy.  The Duddridge Lake Property is held under Mineral Prospecting Permit MPP 1188P and consists of 10,000 hectares. The Permit was obtained on January 14, 2004, and a $15,000 refundable work deposit was provided to the Saskatchewan Government. Expenditure requirements for the Permit include $1.25/hectare in the first year ($12,500) and $4.00/hectare ($40,000) in the second year.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Duddridge Lake Property is accessible by helicopter or by fixed wing aircraft. The Duddridge Lake Property lies 77 kilometers northwest of La Ronge, the nearest community of any significant size. In winter, a 16 kilometer road extends southerly from Duddridge Lake to an all weather road at Besnard Lake, which connects Highway 2 to La Ronge. The town of La Ronge has a population over 3500, and is a staging area to the producing uranium deposits in the Athabasca Basin.

In 1974, 1975 and 1994 Noranda Exploration utilized winter roads or trails and these roads. The roads are expected to be in poor condition.

Within the area surrounding the Duddridge Lake Property, the climate is typical of the continental type with extreme temperature and very little precipitation. Break up of ice on the lakes usually occurs in mid to late May and freezes again in early October.

There are no facilities or infrastructure at the Duddridge Lake Property, but power exists at Pinehouse, a community approximately 23 kilometers west of the southwest end of the Duddridge Lake Property.

The Duddridge Lake Property is of low relief, with differences in elevation rarely greater than 30 meters. Ridges, hills and lakes dominate the area and are generally elongate trending north northeasterly, sub parallel to the direction of ice movement and bedrock foliation. Outcrop is scarce and is generally covered with sandy glacial drift, boulders and organic rich wetlands.

Much of the Duddridge Lake Property consists of muskeg characterized by a high water table, and an abundance of tamarack bogs with black spruce, sedges and grasses. In well-drained areas characterized by an abundance of organic matter, white birch is common, with aspen poplar abundant atop gravel tills.

While there is little outcrop exposure at the Duddridge Lake Property, boulders along the west side of the lake are significant as they form an elongate mineralized boulder train, which extends for over 1500 meters. It has been suggested that the mineralized boulder field is related to lag deposits due to melt water action and/or boulder accumulations deposited by eskers. It has also been suggested that the close association of the mineralized boulders in till and the mineralized meta-arkose/carbonaceous metasandstone indicates that the till is locally derived. Noranda diamond drill logs examined by the author of the Duddridge Lake Report indicated a drift thickness of five to eight meters in the area drilled beneath the boulder train.

The author of the Duddridge Lake Report was unaware of any environmental liabilities within the area covered by Mineral Prospecting Permit 1188P.

History

Exploration History

In a joint venture arrangement in 1969, Mohawk Holdings, Thor Explorations and Mark V Mining Ltd. carried out an airborne radiometric and magnetic survey by Geo-X Surveys Ltd. over the Mark V Syndicate Permit No 1 in the Duddridge Lake area.

In 1970, Ed Schiller proposed an exploration program and outlined 13 anomalous areas for ground follow-up.

In 1970, Strato Geological Ltd. carried out various geochemical sampling and a ground magnetometer and radiometric survey at the southeast end of Sandfly Lake to explore earlier radiometric airborne anomalies. Little mineralization of economic interest was obtained from this fieldwork.

In 1974, Thor Explorations continued exploration of the Duddridge Lake Property and prospecting west of Duddridge Lake led to the discovery of a boulder train of uranium and copper mineralized boulders. A grid was established and an IP survey run and limited hand trenching carried out.

Subsequently, Noranda Exploration and Brascan Resources Ltd. optioned the property from Thor Explorations in the fall of 1974 and carried out line cutting, geologic mapping, geochemistry, and geophysics; including ground magnetic, surface radiometrics and VLF-EM surveys. In addition Sander Geophysics completed an airborne gamma ray spectrometer survey. No uraniferous anomalies were located from the airborne program.

In 1974 and 1975, Noranda Exploration undertook a diamond drill program and completed 32 holes for a total of 3223.5 metres.  In addition prospecting was carried out south of the main grid area and south of Duddridge Lake; no new indications of mineralization were discovered from outcrop or float.

In 1976, the Saskatchewan Mining Development Corporation (now, Cameco) entered into a joint venture with Noranda Exploration and continued exploration with Track Etch surveys and geochemical sampling. Exploration was carried-out over the Duddridge Lake prospect and to the south to check possible extensions to the known mineralization. Four coincident soil and Track Etch anomalies were reported, three of which overlie the known mineralization, and a fourth attributed to a pegmatitic structure. The Track Etch survey, examined by the author of the Duddridge Lake Report, did not correct for ground condition or soil type, nor did the survey attempt to correlate ground condition to radon concentrations. No strong drilling targets were delineated from the survey. The joint venture group drilled ten diamond drill holes testing the carbonaceous zone along strike to the south. Results of this drilling are unavailable. The Duddridge Lake Property was then returned to Thor Explorations.

The Saskatchewan Research Council conducted a multi-media geochem survey over the mineralized boulder train at the Duddridge Lake Property. In one report examined by the author of the Duddridge Lake Report, it was concluded that Cu is a pathfinder indicator of uranium mineralization at Duddridge Lake and that various overburden sample horizons (Ao and B1) are interchangeable in outlining uranium mineralization at Duddridge Lake.

In 1978, Dolmage Campbell and Associates Ltd. performed grid work and geochemical sampling on additional areas at the Duddridge Lake Property and used sample techniques based on the Saskatchewan Research Council field program. Four grids were sampled for Cu and U. On one of the grids, north of Ivi Lake, coincident Cu and U anomalies with a 200m length and up to 56ppm U were located along strike to the north of the known mineralization at the Duddridge Lake Property.

In 1979, Dolmage Campbell and Associates Ltd. carried out a geochemical, rock and muskeg sampling program for Thor Explorations northeast of the mineralized zone.

In 1980, Taiga Consultants Ltd. completed a basal till survey for Thor Exploration and analyzed U, Cu, Pb, Zn and As. The samples were analyzed using both fine (-250 mesh) and coarse (+250 mesh) fractions.

In 1981, Dolmage Campbell and Associates Ltd. completed a ten hole diamond drilling project for Thor Explorations. Five of the holes were drilled in Duddridge Lake to test Track Etch anomalies and may have targeted quartz pebble conglomerate horizons, which have been mapped in the area to the north. The other five holes were targeted at the south end of the Duddridge Lake grid. No new mineralization was intersected.

In 1992, Noranda Exploration revisited the Duddridge Lake area with additional prospecting, boulder train sampling and field checking of earlier geochemical anomalies as well as resampling old drill core. Noranda further prospected the area north of Ivi Lake along the up ice direction to delineate the extent of the copper mineralized boulders.

In 1993, geological mapping with the Saskatchewan Geological Survey was carried out to re-examine the U-Cu, U and Cu mineralization in the area.

In 1994, Noranda Exploration completed three diamond drill holes totalling 482 metres. Two of the holes were drilled on geophysical anomalies in the area west of and north of Ivi Lake while a third tested a HLEM geophysical anomaly southwest of Duddridge Lake. No significant copper or uranium mineralization was intersected. Noranda recommended no further work and allowed the claims to lapse.

Geological Setting

Regional Geology

The Duddridge Lake Property lies along the southeast edge of the Wollaston Domain, a northeast-trending belt of Aphebian supracrustals and granitoids. The supracrustals consist of siliciclastic metasediments and minor metavolcanics and are segmented by elongate granitoid bodies, which have been dated as late Archean. The Needle Falls Shear Zone, a major crustal structure up to several �ilometres wide, comprised of cataclastic gneisses and mylonites, bounds the Wollaston Domain to the east. Metamorphic grade generally increases from east to west within the domain from lower amphibolite to amphibolite-granulite facies toward the Mudjatik Domain.

Local Geology

Within the southeastern portion of the Wollaston Domain, metasediments are characterized by coarse clastics and rapid facies changes along the belt adjacent the Needle Falls Shear Zone.  West of the Needle Falls Shear Zone granitoids consisting predominantly of granite and diorite are overlain with metasediments including a basal conglomerate, which in turn are overlain by quartzite and arkose comprising the Meyers Lake Group. The metamorphic grade of these metasediments is interpreted as lower amphibolite.

Property Geology

Much of the Duddridge Lake Property is covered with thick glacial drift. The eastern part consists of granitoids including granite, felsite and diorite. Overlying the granitoids is the Meyers Lake Group, a thick succession of siliciclastic metasediments including a basal quartz pebble conglomerate overlain by quartzite, which in turn is overlain by a thick sequence of arkose, conglomerate, and grit with intercalated pelites. The metasediments trend northeasterly and have a steep westerly dip. Quartzofeldspathic gneiss of unknown thickness lies west of the supracrustals. Pegmatitic structures appear to cut all lithologies.

Carbonaceous bearing lenses within hematized arkose host the known uranium-copper mineralization at Duddridge Lake. Uranium mineralization has also been reported from basal quartz pebble conglomerate (east of Ivi Lake) and pegmatite (Duddridge Island). The main mineralization west of Duddridge Lake was discovered from prospecting a boulder train and diamond drilling directly below the mineralized boulders.

Uranium mineralization is associated with carbonaceous arkose, a light-gray to buff coloured rock with dark gray carbonaceous laminations and mottled areas. The carbonaceous arkose occurs as irregular lenses within a hematitic arkose, which may be cut and/or replaced by pegmatitic structures. Footwall to the mineralized zone is biotite schist, which locally is magnetite bearing. Airborne magnetic data superimposed on drill hole plan maps, does not appear to pinpoint the footwall contact clearly with the arkose.

Mineralization

The author of the Duddridge Lake Report refers to suggestions that there is an association with uranium and copper at the Duddridge Lake Property based on diamond drill information, mineralized U-Cu boulders and multi-media geochemical sample results. The Noranda 1975 drill logs, examined by the author of the Duddridge Lake Report, do not provide Cu assays, but the drill logs record numerous occurrences of minor chalcopyrite with associated radioactivity within carbonaceous arkose (S4 in Noranda drill logs). Noranda drill logs also refer to leaching and bleaching of drill core. Nevertheless there is also reference to abundant chalcopyrite with no trace of radioactivity.

There have been reports that mineralized boulders at the Duddridge Lake Property have two styles of mineralization; a dark-gray to black, fine-grained meta argillite with abundant graphite; and a pink to cream, feldspathic quartzite. Higher-grade mineralization is associated with the former, while copper mineralization predominates over uranium in the latter, as well as uraninite, galena, sphalerite, pyrite, pyrrhotite and molybdenite. Tyuyamunite, a uranyl vanadate has also been reported.

The meta-arkoses are commonly variably hematized adjacent the mineralized zone and kaolinization and carbonatization accompany the hematization.

Drilling

The Noranda 1974 and 1975 diamond drilling was completed by Midwest Drilling Company. A total of 32 BQ sized drill holes were completed. In the summer of 1976 an additional six diamond drill holes were drilled on the Duddridge Lake Property by Noranda.

Dolmage Campbell and Associates completed 10 BQ size drill holes with Coates Drilling in 1981. Seven drill holes were drilled on the Duddridge Lake Property to test anomalies within the pebble conglomerate, which parallels the mineralized zone west of the lake. Three holes were drilled at the south end of the mineralized boulder zone. Drill hole T-9-81, (section 64+00N) cuts meta-arkose from 6.1 to 18.1m, followed by abundant pegmatite and footwall biotite schist at 36m depth. Drill hole T-10-81 reports meta-arkose from 206.15 to 255.08 with minor hematite and quartzite from 255.08-285.29 with weak hematite staining and minor (<1%) disseminated �ilomet mineralization. No samples were taken for analysis from these holes.

In 1994 Noranda Exploration completed three additional diamond drill holes: SF94-1 to 3. Holes SF94-1 and 2 were drilled at the north end of the Noranda grid along sections 156 and 136N respectively. These holes were apparently drilled to test geophysical conductors and failed to intersect uranium mineralization. The third hole SF94-3 was drilled to test a HLEM anomaly in the southern part of the property.

Sampling and Analysis

Method and Approach

Much of the geochemical sampling completed by previous explorers on the Duddridge Lake Property was of high quality. Haughton (1976) with the Saskatchewan Geological Survey carried out a multi-media geochemical approach, which was intended to be a model for additional uranium and base metal sampling exploration programs within the Wollaston Domain.  Later, Taiga Consultants (1980) carried out a basal till sampling program for Dolmage Campbell and Associates and Thor Explorations using a Wacker tool under the auspices of the Saskatchewan Research Council. This work was intended to be an extension of the sampling of Haughton (1976). Radon soil and water samples were collected by Noranda Exploration and Track Etch surveys were completed in 1976, but depth of sampling are inconsistent and soil type not differentiated.

Mineral Resources

A longitudinal section along the Duddridge Lake mineralized structure shows drill hole intercepts from 86N through 124N, a strike length of 1140 meters. Tonnage calculations are shown on drill hole cross sections and blocks are illustrated on a 1:2000 scale longitudinal section in the pocket of the report. Tonnage figures are compiled from the center of each drill hole intercept to half the distance to the nearest drill hole, or 30 meters, whichever is less. True widths are taken from drill hole sections and a specific gravity of 2.4 is used to multiply and convert cubic meters to metric tons.

Based on the calculations as shown from drill hole sections, an overall tonnage of 215,016 metric tons at a grade of 2.14 lbs U3O8/tonne is estimated. This mineral resource differs substantially from the previous resource estimation of Noranda (357,310 short tons at a grade of 2.11 lbs/ton). This resource still has only been drill tested to approximately 80 meters depth. The 1994 Noranda diamond drill holes at the north west end of Ivi Lake appear to have been drilled deep enough to test the structure, but footwall biotite schist was not noted in the drill logs.

Exploration and Development

General

The Duddridge Lake Property hosts stratabound uranium and copper mineralization within carbonaceous meta-arkose, which are probably derived from underlying granitoids. The style of mineralization present appears to have ore bearing minerals consistent with both vein type and unconformity-type deposits with nickel and cobalt arsenides.  The two styles of mineralization have similarities based on association with structures such as faults and unconformities may be a significant factor in the Beaverlodge area.  The style of alteration at the Duddridge Lake Property is similar to a typical uranium vein association with strong hematization.

Recent advances in lithogeochemistry and research in Saskatchewan within the Athabasca Basin has shown boron lithogeochemistry to be effective in outlining source of mineralized boulders. In addition clay analyses including illite, kaolinite and chlorite have been useful in uranium exploration in their proximity to the unconformity-type deposits.

The mineral resource calculated in this report represents an inferred mineral resource based on closely spaced diamond drill holes. No trenching results are otherwise available to upgrade the continuity of the resource.

Recommendations

Noranda Exploration in 1992 apparently carried out fieldwork north of the boulder train, but this data is presently unavailable. Before any fieldwork is undertaken, all previous exploration work done by Noranda and not presently available through Saskatchewan assessment files should be obtained, including results for the 1976 drill holes (D-33 to 38-76) at the south end of the boulder field. In addition 3 diamond drill holes (including T-8, 9, and 10-81) from the 1981 drilling should be relogged as well as 1994 drill holes.

A field program is recommended once Noranda reports are obtained and former drill core relogged. In combination with the acquisition of Noranda data north of Ivi Lake, lithogeochemistry should be undertaken to trace source of mineralized boulders and additional basal till sampling to augment the 1980 data and to verify present anomalies. In addition, geophysics should be run with Max-Min to trace carbonaceous zones within meta-sandstone.

Contingent upon geophysics and lithogeochemistry, a winter drilling program is suggested with four diamond drill holes. Two drill holes should be targeted beneath geophysical and/or lithogeochemical anomalies, while two holes are recommended below Sections 116 and 118N, to test possible northerly rack of known mineralization.

Non-Principal Properties

The following Non-Principal Canadian Properties and Staked Peruvian Properties will also be transferred to Fission Energy.

(i)

The Athabasca Property, Canada

Strathmore acquired an option to purchase a 100% interest in a uranium property located in Alberta, Canada, by paying $98,192, incurring additional costs of $29,510 and issuing 200,000 Strathmore Shares valued at $332,000.  The property is subject to a 0.75% net smelter returns royalty on certain mineral production and a 4% gross over riding royalty on all diamond production from the property. The property acquired by Strathmore is located approximately 25 kilometers west of the Cluff Lake uranium mine operated by Cogema Resources Inc. Other deposits within a short distance of the property include the Shea Creek deposit and the Maybelle River deposit. The Maybelle River deposit is located 15 km south of the property. Significant drill intersections at Maybelle River reportedly include 21% U3O8 across 5 m. The Athabasca Property is sub-divided into holdings located north of the lake and those located south of the lake.

(ii)

The Comstock Property, Canada

Strathmore acquired an option to purchase a 100% interest in certain claims located in British Columbia, Canada by issuing 300,000 Strathmore Shares valued at $491,000 and incurring additional fees of $3,271. The Comstock property, located 12 kilometres southeast of Silverton, British Columbia, is a polymetallic Silver-Gold property consisting of 3 claims covering 300 hectares.

(iii)

The Fort Mcleod Property, Canada

Strathmore acquired an option to purchase a 100% interest in certain claims located in south western Alberta, Canada, by paying $34,070 for staking costs and issuing 100,000 Strathmore Shares valued at $265,000.  To earn its interest, Strathmore is required to issue an additional 100,000 Strathmore Shares. The property totals approximately 900,000 acres (364,218 ha). The part of the western sedimentary basin covering south western Alberta is host to a number of uranium occurrences and showings, primarily hosted within the sandstones of the Tertiary Willow Creek formation. Historical exploration during the 1980’s identified a number of sandstone hosted roll-front uranium occurrences within the region.

(iv)

The Staked Canadian Properties, Canada

Strathmore acquired, by staking, a 100% interest in the following uranium properties located in north- central Saskatchewan: Davy Lake, Hall Lake, Patterson Lake, and Waterbury Lake.

Davy Lake – The Davy Lake Project encompasses about 1.5 million acres along the northern part of the Athabasca Basin. It is underlain at depth by the Clearwater, Western Granulite and Tanto basement domains. For much of the project area, the depth to the basement unconformity is estimated at depths of less than 600 metres. The project is along trend to the southwest of the Black Lake and Riou Lake projects of UEX Corp.

Hall Lake – The Hall Lake Project encompasses about 6 claims totalling approximately 26,000 hectares along the southern part of the basin. It is underlain at depth by rocks of the Western Granulite Domain, and much of the project area is estimated to have a depth to the basement unconformity of less than 600 metres.

Patterson Lake – The property covers approximately 25,000 hectares within the southwestern part the Athabasca Basin, northwestern Saskatchewan. The Patterson Lake Property is located about 150 km north of the town of La Loche, Saskatchewan and comprises 9 claims totalling 25,000 hectares. The claims encompass an area proximal to Cluff Lake Mine Road 955 from about 1¼ km south of Broach Lake to about 2 km south of the Douglas River-Road intersection.

Waterbury Lake – The Company has acquired, via staking, approximately 100,000 acres within the eastern part of the Athabasca Basin, near Waterbury Lake in north-central Saskatchewan.  The Waterbury Lake Project is located adjacent to the Midwest Project operated by Cogema Resources Inc, and to the northeast of the Cigar Lake Project operated by Cameco Corp.

(v)

The Staked Peruvian Properties

Strathmore acquired, by staking, a 100% interest in certain uranium properties located in Peru. Strathmore’s property covers 24 square �ilometres in the central area of the Macusani District, which is approximately 250 square �ilometres in size. Exploration of the area began in the 1970’s by the Peruvian Institute of Atomic Energy (“IPEN”) and continued through the 1980’s and early 1990’s with successful results.

Description of the Securities

Each Fission Energy Share carries one vote at all meetings of shareholders, participates rateably in any dividends declared by the directors of Fission Energy on the Fission Energy Shares, and is entitled, on the liquidation, dissolution, winding-up or other distribution of assets of Fission Energy for the purposes of winding-up its affairs, to a pro rata share of the assets of Fission Energy after payment of all its liabilities and obligations.

Selected Unaudited Pro Forma Financial Information and Management’s Discussion and Analysis

Fission Energy has not completed a financial year and has not yet conducted any business. The following is a summary of certain financial information on a pro forma basis for Fission Energy as at December 31, 2006, assuming completion of the Arrangement as of such date, and should be read in conjunction with the unaudited pro forma balance sheet of Fission Energy included in Schedule “G” to this Information Circular:

PRO FORMA FISSION ENERGY
ASSETS
CURRENT:
Cash and cash equivalents	$ 500,000
Short term investments	-
Receivables	-
Prepaid expenses	-
$ 500,000
Equipment	-
Land	-
Mineral property interests	$ 3,154,921
Deferred exploration costs	$ 8,941,150

TOTAL:	$ 12,596,071

LIABILITIES
CURRENT:
Accounts payable and accrued liabilities	-
Due to related parties	-
-

SHAREHOLDERS’ EQUITY
Share capital	$ 12,596,071
Contributed surplus	-
Deficit	-
$ 12,596,071

$ 12,596,071

Pro Forma Consolidated Capitalization of Fission Energy

The following table represents the share and loan capitalization of Fission Energy, as at December 31, 2006 and assuming completion of the Arrangement.

SHARE AND LOAN CAPITAL	AUTHORIZED	DECEMBER 31, 2006	AFTER COMPLETION OF THE ARRANGEMENT
Common Shares	unlimited	Nil	24,056,000 (1)
Bank Debt	(2)	Nil	Nil

Notes:

(1)

This figure is the approximate number of Fission Energy Shares to be issued pursuant to the Arrangement for  the Spin-Off Assets.

(2)

Fission Energy currently has no long term liabilities.

Fully Diluted Share Capital of Fission Energy

The pro-forma fully diluted share capital of Fission Energy, upon completion of the Arrangement and the exercise of all warrants and other rights to purchase Fission Energy Shares, is set out below:

DESIGNATION OF FISSION ENERGY SECURITIES	NUMBER OF FISSION ENERGY SHARES	PERCENTAGE OF TOTAL
Subscribers’ shares issued on incorporation	Nil	0%
Fission Energy Shares issued to the Securityholders in accordance with the Arrangement	24,056,000	99.93%
Fission Energy Shares issued to Strathmore Warrantholders upon exercise of all outstanding Strathmore Warrants	178,637	0.07%
Total	24,234,637	100%

Available Funds

Fission Energy will receive $500,000 from Strathmore pursuant to the Arrangement. The estimated unaudited pro forma working capital of Fission Energy at December 31, 2006 is $500,000. Accordingly, Fission Energy will have $500,000 available to it upon completion of the Arrangement (the “Available Funds”).  Strathmore has committed to lend Fission Energy additional funds if the Available Funds are not sufficient to carry out the Principal Purposes for Available Funds, as described below.

Principal Purposes for Available Funds

Assuming completion of the Arrangement, Fission Energy will use the Available Funds as follows:

USE OF PROCEEDS AVAILABLE FUNDS
To pay for the exploration activities set out under the heading “Principal Properties” as follows $100,000
To fund ongoing operations and administration costs $325,000
Fees associated with Exchange listing application $75,000
Total $500,000

The funds available for ongoing operations are expected to be sufficient to meet Fission Energy’s administration costs for the next 12 months. See “Administration Expenses”.

Fission Energy will spend the Available Funds as set out above. There may be circumstances, however, where, for sound business reasons, a reallocation of funds may be necessary. Fission Energy will only redirect funds to other properties on the basis of a recommendation from a professional geologist or engineer.

Administration Expenses

The following table discloses the estimated aggregate monthly and yearly administration costs that will be incurred by Fission Energy:

TYPE OF ADMINISTRATIVE EXPENSE	MONTHLY ESTIMATED EXPENDITURE	12-MONTH ESTIMATED EXPENDITURE
Rent and Office Services	$2,917	$35,000
Professional Fees(1)	$4,583	$55,000
Consulting Fees	$17,500	$210,000
Regulatory Filing Fees	$1,250	$15,000
Miscellaneous	$833	$10,000
Total	$27,083	$325,000

Notes:

(1)

Legal, audit and accounting.

Dividends

Fission Energy has not issued any shares. Any decision to pay dividends on common shares in the future will be made by the board of directors on the basis of the earnings, financial requirements and other conditions existing at such time. Management does not foresee payment of dividends in the short or medium term.

Prior Sales of Securities of Fission Energy

As of the date of this Information Circular, Fission Energy has not issued any shares.

Principal Shareholders of Fission Energy

The only person known by Fission Energy that may have upon completion of the Arrangement, direct or indirect beneficial ownership of, control or direction over, or a combination of direct or indirect beneficial ownership of and control or direction over, voting securities that constitute more than 10% of the Fission Energy Shares is Sprott Asset Management Inc., 200 Bay Street, Suite 2700, P.O. Box 27, Royal Bank Plaza, South Tower, Toronto, Ontario, V5J 2J1.  Based on its applicable Strathmore shareholdings on May 1, 2007, Sprott is expected to exercise control or direction over 4,226,800 Fission Energy Shares and, if it exercises all of its Strathmore Warrants, Sprott would be entitled to acquire an additional 138,333 Fission Energy Shares.  Assuming the exercise of the Strathmore Warrants and completion of the Arrangement, Sprott will exercise control or direction over 18.04% of the issued and outstanding Fission Energy Shares.

Directors, Officers and Management of Fission Energy

Under the terms of the Arrangement, the directors, executive officers and management of Fission Energy are the same directors, officers and management as those of Strathmore.  Fission Energy will establish an Audit Committee and appoint the same members as those currently serving on Strathmore’s Audit Committee.

As of May 1, 2007, and assuming completion of the Arrangement, directors and executive officers of Fission Energy would hold the following Fission Energy Shares:

NAME AND MUNICIPALITY OF RESIDENCE	OFFICE HELD IN FISSION ENERGY UPON COMPLETION OF THE ARRANGEMENT	NUMBER AND PERCENTAGE OF COMMON SHARES OF FISSION ENERGY BENEFICIALLY OWNED OR CONTROLLED UPON COMPLETION OF THE ARRANGEMENT
DEVINDER RANDHAWA(1) Kelowna, B.C.	Director, Chief Executive Officer, Chairman	539,846 or 2.24%
DAVID R. MILLER Riverton, Wyoming	Director, President, Chief Operating Officer	613,477 or 2.55%
MICHAEL HALVORSON(1) Edmonton, Alberta	Director	203,704 or 0.84%
DR. DIETER A. KREWEDL(1) Truckee, California	Director	50,000 or 0.21%
RAYMOND LARSON Temecula, California	Director	35,000 or 0.14%
STEVEN KHAN Vancouver, B.C.	Executive Vice President	25,000 or 0.10%
PATRICK GROENING Kelowna, B.C.	Chief Financial Officer	28,333 or 0.12%

Notes: (1)

Proposed Members of Audit Committee.

The following is the background information on the above proposed directors, officers and management:

DEVINDER RANDHAWA

MR. RANDHAWA FOUNDED STRATHMORE MINERALS CORP. IN 1996 AND IS CURRENTLY THE COMPANY’S CEO AND CHAIRMAN. MR. RANDHAWA ALSO FOUNDED AND IS CURRENTLY THE PRESIDENT OF RD CAPITAL INC., A PRIVATELY HELD CONSULTING FIRM PROVIDING VENTURE CAPITAL AND CORPORATE FINANCE SERVICES TO EMERGING COMPANIES IN THE RESOURCES AND NON-RESOURCE SECTORS BOTH IN CANADA AND THE US.

DAVID R. MILLER

Mr. Miller is a minerals industry expert in exploration, acquisition and operations. His primary focus has been on uranium, coal bed methane and gold. Mr. Miller worked with Cogema, the second largest producer of uranium in the world, the last 4 years of which as its chief geologist for in-situ operations in the US. Mr. Miller has over 25 years of experience in exploration and acquisition of uranium properties.

MICHAEL HALVORSON

Mr. Halvorson has been involved in the securities industry and mining finance since 1967. He is a successful entrepreneur and is currently a director of a number of public mining and oil and gas companies.

DR. DIETER A. KREWEDL

Dr. Krewedl was with Pathfinder Mines Corporation, a wholly owned subsidiary of the French uranium company Cogema (Areva), for 23 years and was Pathfinder’s Vice President, Exploration from 1990 to 1995. Dr. Krewedl was instrumental in the discovery of the Green Mountain uranium deposit in Wyoming, uranium breccia pipe deposits in Arizona and uranium deposits in the Grants, New Mexico mineral belt. Dr. Krewedl was also Vice President of Echo Bay Mines, Senior Vice President of Coeur d’Alene Mines and  President of the Geological Society of Nevada.

RAYMOND LARSON

Mr. Larson founded Uranium Resources Inc. (URI) in 1977, and was its Chairman and CEO until his retirement in 1994. URI, which was one of the few US based uranium mining companies to survive the industry’s extended market downturn, pioneered the exploration, development and production of uranium ore bodies using in-situ recovery (ISR) technology.
Mr. Larson’s experience includes the commercial development of ISR uranium extraction plants at Kingsville Dome and Rosita in south Texas as well as developing significant uranium mineral interests at Church Rock and Crownpoint in northwestern New Mexico. In addition, he negotiated multiple long-term uranium sale contracts with both US and European utilities, and other industry participants. Under Mr. Larson’s leadership, URI successfully restored ISR properties in Texas and Wyoming and was a founding member of the Uranium Producers of America Association.

STEVEN KHAN

Mr. Khan spent close to twenty years in all aspects of the investment industry, including retail, institutional, corporate finance, capital markets, and investment banking areas.  Mr. Khan has held senior management roles including serving as Executive Vice President, President, Chief Executive Officer, and Chairman of a number of regional and national Canadian investment brokerage houses.  Since 2003, Mr. Khan has held various Director and executive positions with a number of public and private companies.  In addition, Mr. Khan is the sole owner of Sona Capital Ltd., a private consulting company. He holds a B.Sc. and M.B.A from the University of British Columbia and is a Fellow of the Canadian Securities Institute, holds a Chartered Financial Analyst designation, and is a member of the CFA Institute.

PATRICK GROENING

Mr. Groening obtained his Chartered Accountant designation in 1999 and is a member of the Institute of Chartered Accountants of British Columbia.  He also holds a professional accounting designation as a Certified Public Accountant and is member of the Illinois Board of Examiners in the United States.  In addition to being an auditor for several years, Mr. Groening has provided business advisory, information technology, and financial accounting services to many medium and large size organizations.  Mr. Groening has held Controller and CFO positions for a number of private and public companies.

Other Reporting Issuers

The following proposed directors, officers or promoters of Fission Energy are, or within the past five years have been, directors, officers or promoters of the following reporting issuers (other than Fission Energy):

DIRECTORS	OTHER REPORTING ISSUERS	EXCHANGE	POSITION	DATES
Devinder Randhawa	Strathmore Minerals Corp.	TSX-V	Director President Chief Executive Officer Chairman	Oct 18, 1998 – present Jun 3, 2003 – Nov 25, 2005 Nov 25, 2005 – present Nov 25, 2005 – present
	Pacific Asia China Energy Inc.	TSX-V	Director Chief Executive Officer President	Dec 30, 2005 – present Dec 30, 2005 – present Dec 30, 2005 – May 3, 2006
	Sernova Corp.	TSX-V	Director Chief Executive Officer Vice Chairman	Mar 28, 2005 – present Mar 28, 2005 – Apr 19, 2007 Apr 19, 2007 – present
	Wolf Capital Corp.	TSX-V	Director President	Jul 28, 2003 – Jul 2006 Jul 28, 2003 – Jul 2006
	Royal County Minerals Corp.	TSX-V	Director President Vice President Finance	May 1998 – Jul 2003 Dec 1998 – Jul 2003 Oct 1996 – Nov 1996
	Predator Capital Inc.	TSX-V	Director President	Jan 2000 – Jun 2003 Jan 2000 – Jun 2003
	Cumulus Ventures Inc.	TSX	Director	Feb 1995 – Aug 2002
	Jalna Minerals Ltd.	TSX-V	Director President Chief Executive Officer	Jul 7, 2006 – present Jul 7, 2006 – present Jul 7, 2006 – present
	Ballyliffin Capital Corp.	TSX-V	Director Chief Executive Officer Chief Financial Officer President	Jun 2006 – present Jun 2006 – present Jun 2006 – present Jun 2006 – present
	Knowledge Plus Multimedia Publishing Ltd.	ASE	Director	Oct 1997 – present
Michael Halvorson	Strathmore Minerals Corp.	TSX-V	Director	Jul 14, 2004 – present
	Gentry Resources Ltd.	TSX	Director	Oct 1997 – present
	Radiant Resources Inc.	TSX-V	Director	Apr 1998 – present
	Orezone Resources Inc.	TSX	Director	May 1999 – Aug 2002; Jun 5, 2003 – present
	Esperanza Silver Corporation	TSX-V	Director	Apr 2003 – present
	Canadian Gold Hunter Corp.	TSX	Director	Sept 25, 2003 – Aug 9, 2006
	Viceroy Exploration Ltd.	TSX-V	Director	Jun 30, 2003 – Nov 27, 2006
	NovaGold Resources Inc.	TSX	Director	Jul 19, 2004 – present
	Pediment Exploration Ltd.	TSX-V	Director	Mar 16, 2006 – present
	Quest Capital Corporation	TSX	Director	Jun 30, 2003 – Jun 16, 2004
	Western Silver Inc.	TSX	Director	Oct 1997 – Mar 2004
	Royal County Minerals Corp.	CDNX	Director	Jun 2001 – Nov 2003
	Predator Capital Inc.	CDNX	Director	Sept 2000 – Jun 2003
	Luxor Developments Ltd.	CDNX	Director	May 2001 – Sept 27, 2005
	Majescor Resources Inc.	CDNX	Director	Sept 2003 – Nov 1, 2005
	Newcastle Minerals Inc.	CDNX	Director	Jun 2002 – Dec 16, 2005
Dr. Dieter Krewedl	Strathmore Minerals Corp.	TSX-V	Director	Jan 14, 2005 – present
	Yamana Resources	TSX	Director	Jan 2003 – Apr 2003
	AuEx Ventures, Inc.	TSX-V	Director	May 2004 – present
	Kilgore Minerals Ltd.	TSX-V	Director	Mar 2004 – present
Steven Khan	Strathmore Minerals Corp.	TSX-V	Director Executive Vice President	Nov 25, 2003 – Jun 8, 2006 Jun 8, 2006 – present
	Ballyliffin Capital Corp.	TSX-V	Director Secretary	Jun 2006 – present Jun 2006 – present
	Pacific Asia China Energy Inc.	TSX-V	Director Executive Vice President Chief Financial Officer	Jun 22, 2005 – present Jan 27, 2006 – present Jun 22, 2005 – Jan 27, 2006
	Permission Marketing Solutions Inc.	TSX-V NEX	Director Chief Financial Officer	Jun 2005 – Dec 2005 Jun 2005 – Dec 2005
	Wolf Capital Corp.	TSX-V	Director	Sept 2003 – Jul 2006
	Globetech Ventures Corp.	NASDAQ OTCBB	Director President Chief Executive Officer	Dec 2003 – Oct 2004 Aug 2004 – Oct 2004 Aug 2004 – Oct 2004
Patrick Groening	Strathmore Minerals Corp.	TSX-V	Chief Financial Officer	Apr 27, 2005 – present
	Pacific Asia China Energy Inc.	TSX-V	Chief Financial Officer	Jan 27, 2006 – present
	Sernova Corp.	TSX-V	Secretary Chief Financial Officer	Jul 25, 2005 – present Jul 25, 2005 – present
	Jalna Minerals Ltd.	TSX-V	Chief Financial Officer	Nov 23, 2006 – present
	Wolf Capital Corp.	TSX-V	Chief Financial Officer	Jun 2004 – Aug 2006
David Miller	Strathmore Minerals Corp.	TSX-V	Director President Chief Operating Officer	Jun 8, 2006 – present Nov 25, 2005 – present Nov 25, 2005 – present
Raymond Larson	Strathmore Minerals Corp.	TSX-V	Director	Jan 1, 2007 – present

Promoter of Fission Energy

Upon completion of the Arrangement, Strathmore will be the promoter of Fission Energy.

Corporate Cease Trade Orders or Bankruptcies

Except as disclosed below, no proposed director of Strathmore or Fission Energy is, or, within the past ten years before the date of this Information Circular has been, a director or executive officer of any other issuer that, while such person was acting in that capacity:

(i)

was the subject of a cease trade or similar order, or an order that denied the other issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days; or

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(iii)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

has, within the past ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that individual.

Devinder Randhawa was formerly a director of Knowledge Plus Multimedia Publishing Ltd. (“Knowledge Plus”). Mr. Randhawa joined the board of directors of Knowledge Plus to assist in facilitating a reorganization of its affairs at a time when Knowledge Plus had no active business. The parties were unable to complete the reorganization in a timely manner and, on July 23, 1998, Knowledge Plus was delisted by the Exchange (formerly the Canadian Venture Exchange (Alberta)) for failure to meet the continuing listing requirements of the Exchange. Mr. Randhawa was a director of Knowledge Plus when it was subject to the term a cease trade order, which has not been revoked, issued by the Alberta and British Columbia Securities commissions on May 7, 1998.

Devinder Randhawa was formerly a director of Cumulus Ventures Ltd. (“Cumulus”) (formerly Cumulus Technology Ltd.). Cumulus was cease traded by the British Columbia and Ontario Securities Commissions in 2001 and the cease trade order has not been revoked.

Penalties or Sanctions

Except as disclosed below, no proposed director of Strathmore or Fission Energy has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

In September, 1989, Mr. Randhawa agreed to pay $750 for costs of an investigation by the British Columbia Securities Commission resulting from a breach of local policy for Guidelines for Advertising Guidelines of Securities and for Promotional Activities during the Course of Distribution. Mr. Randhawa wrote a series of articles for a magazine which indicated his personal opinions of a publicly traded company and its principals without the approval of Haywood Securities Inc. (“Haywood”). Mr. Randhawa was employed as a registered representative of the corporate finance department of Haywood at the time the articles were written. Mr. Randhawa waived his right to a hearing and review by the British Columbia Securities Commission, agreed to pay the costs of the investigation and also agreed to ensure that all future publications with which he is involved received appropriate approvals in compliance with the local policy. On March 21, 1996, Mr. Randhawa was fined $5,000 by the Exchange (Canadian Venture Exchange (British Columbia)) for failing to fulfill his duties in 1993 as a registered representative for Canaccord Capital Corporation due to his involvement in loaning funds to a company listed on the Exchange without first advising Canaccord Capital Corporation. Mr. Randhawa appealed the decision to the British Columbia Securities Commission and, on September 11, 1997, as a result of a hearing held on March 21, 1997, the British Columbia Securities Commission held that the Exchange erred, in part, in its decision, and reduced the fine to $2,000. Mr. Randhawa was subject to strict supervision for 3 months and had to pass a conduct and practices handbook exam. The British Columbia Securities Commission confirmed the finding of the Exchange that Mr. Randhawa had breached the Exchange’s Rule F.2.22(c) in that he made a loan to a company listed on the Exchange without first advising his employer, Canaccord Capital Corporation.

In 2003 and 2004 the Pacific District Council of the Investment Dealers Association investigated Mr. Khan’s previous employer, IPO Capital Corp. and the activities of a number of registered representatives that took place in 1999. During the relevant period, Mr. Khan was Chairman and CEO of IPO Capital Corp. In August 2004, Mr. Khan entered into a settlement agreement with the Pacific District Council of the Investment Dealer’s Association accepting that he failed to prohibit one of the representatives from selling debtor Certificates to IPO clients, when he knew, or ought to have known that the only person doing due diligence was not qualified to conduct proper due diligence with respect to the investment. Mr. Khan was fined $8,000 and paid $2,000 in investigative costs for failing to observe high standards of conduct contrary to Association By-Law 29.1.

Conflicts of Interest

The directors of Fission Energy are required by law to act honestly and in good faith with a view to the best interest of Fission Energy and to disclose any interests which they may have in any project or opportunity of Fission Energy. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not Fission Energy will participate in any project or opportunity, that director will primarily consider the degree of risk to which Fission Energy may be exposed and its financial position at that time.

Except as disclosed in this Information Circular, to the best of Fission Energy’s knowledge, there are no known existing or potential conflicts of interest among Fission Energy and its promoters, directors, officers or other members of management as a result of their outside business interests except that certain of the directors, officers, promoters and other members of management serve as directors, officers, promoters and members of management of other public companies, and therefore it is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of such other companies.

Proposed Executive Compensation of Fission Energy

Compensation of Directors

Upon completion of the Arrangement, it is anticipated that Fission Energy will pay no cash compensation to directors for services rendered in their capacity as directors.

Compensation of Executive Officers and Summary Compensation Table

The following table sets forth the expected annual and long-term compensation for services in all capacities to Fission Energy for the twelve months following completion of the Arrangement in respect of individual(s) who are expected to be acting in a capacity similar to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated Executive Officers.

NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION			LONG TERM COMPENSATION
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Securities Under Options/ SARS(1) Granted (#)	Restrict Shares or Restricted Share Units ($)	LTIP(2) ($)	All Other Compensation ($)
Dev Randhawa	2007	36,000	Nil	Nil	Nil	Nil	Nil	Nil
David Miller	2007	30,000	Nil	Nil	Nil	Nil	Nil	Nil
Steven Khan	2007	24,000	Nil	Nil	Nil	Nil	Nil	Nil
Patrick Groening	2007	24,000	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)

“SARS” or “Stock appreciation right” means a right granted by Fission Energy as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of Fission Energy.

(2)

“LTIP” or “long term incentive plan” means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

Indebtedness of Directors and Executive Officers of Fission Energy

No individual who is, or at any time from the date of Fission Energy’s incorporation on May 7, 2007 was a director or executive officer of Fission Energy, or an associate or affiliate of such an individual, is or has been indebted to Fission Energy.

Investor Relations Arrangements

As of the date of this Information Circular, there are no promotional or investor relations agreements contemplated for Fission Energy upon completion of the Arrangement.

Options and Warrants

As of the date of this Information Circular, Fission Energy is not authorized to issue options or warrants.

Subject to Shareholder approval of the organization resolution substantially in the form set out in Schedule “C”, upon giving effect to the Arrangement, Fission Energy will have adopted a stock option plan identical to the Fission Energy Stock Option Plan.  See “Particulars of Matters to be Acted Upon – Fission Energy Stock Option Plan”.

Fission Energy will not initially be issuing any options under the adopted stock option plan.

Auditors, Transfer Agent and Registrar

It is anticipated that Davidson & Company LLP, Chartered Accountants, of Vancouver, British Columbia, auditors of Strathmore, will also be the auditors of Fission Energy upon completion of the Arrangement.  Davidson & Company LLP are independent in accordance with their rules of professional conduct.

It is anticipated that CIBC Mellon Trust Company of Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia will be the registrar and transfer agent of Fission Energy upon completion of the Arrangement.

Sponsorship

It is anticipated that Fission Energy will obtain a sponsorship exemption from the Exchange.

GLOSSARY OF TERMS

The following is a glossary of general terms and abbreviations used in this Information Circular:

“Arrangement” means the arrangement under the Arrangement Provisions pursuant to which Strathmore proposes to reorganize its business and assets, and which is set out in detail in the Plan of Arrangement attached as Exhibit I to the Arrangement Agreement;

“Arrangement Agreement” means the agreement dated as of May 7, 2007 between Strathmore and Fission Energy, a copy of which is attached as Schedule “B” to this Information Circular, and any amendments or variations thereto;

“Arrangement Provisions” mean Part 8, Division 2 and Part 9, Division 5 of the BCBCA;

“Arrangement Resolution” means the special resolution which will be considered by the Securityholders to approve the Arrangement, the full text of which is set out in Schedule “A” to this Information Circular;

“Athabasca Property” means the uranium property located in Alberta, Canada, 100% of which Strathmore has an option to purchase, that is subject to a 0.75% net smelter royalty on certain mineral production and a 4% gross over riding royalty on all diamond production from the property;

“BCBCA” means the Business Corporations Act (British Columbia), as amended, together with all regulations promulgated pursuant thereto;

“Business Day” means a day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

“CBCA” means the Canada Business Corporations Act, as amended, together with all regulations promulgated pursuant thereto;

“Chord Property” means the uranium property currently being leased by Strathmore, located in South Dakota, United States, 100% of which Strathmore has an option to purchase and that is subject to a 2% gross royalty;

“Church Rock Property” means certain mining claims on the uranium property located in McKinley County, New Mexico, United States, 100% of which Strathmore owns;

“Church Rock Report” means the technical report entitled, “Technical Report on the Strathmore Church Rock Uranium Property” – McKinley County, New Mexico, dated December 20, 2005, submitted by David C. Fitch, C.P.G.;

“CIBC Mellon” means CIBC Mellon Trust Company, Strathmore’s registrar and transfer agent;

“Comstock Property” means certain mining claims located in British Columbia, Canada, 100% of which Strathmore owns;

“Court” means the British Columbia Supreme Court;

“Dieter Lake Property” means certain mining claims located in Quebec, Canada, 100% of which Strathmore owns;

“Dieter Lake Report” means the technical report entitled, “Strathmore Minerals Corporation – 2005 Exploration at the Dieter Lake Property, Quebec”, dated November 3, 2006, submitted by C.F. Davis, P. Geo. and M.Guo, P.Geol.;

“Dissenting Shareholders” means registered Shareholders who validly exercise their rights of dissent provided to them with respect to the Arrangement and who will be paid fair value for their Strathmore Shares in accordance with the Interim Order and the Arrangement Provisions;

“Dissenting Shares” means the Strathmore Shares in respect of which Dissenting Shareholders have exercised a right of dissent;

“Duddridge Lake Property” means certain mining claims located in Saskatchewan, Canada, 100% of which Strathmore owns;

“Duddridge Lake Report” means the technical report entitled, “Report on the Duddridge Lake Uranium Property, Northern Saskatchewan”, dated May 28, 2004, submitted by Stuart C. Fraser, P. Geol.;

“Effective Time” means the time on the Effective Date at which the Arrangement becomes effective;

“Effective Date” means the date upon which the Arrangement becomes effective;

“Employee Optionholders” means holders of Strathmore Options who are employees of Strathmore;

“Exchange” means the TSX Venture Exchange Inc.;

“Final Order” means the final order of the Court approving the Arrangement;

“Fission Energy” means Fission Energy Corp., a private corporation incorporated under the CBCA;

“Fission Energy Reorganization Shares” means the preferred shares, as more particularly described in Appendix II of the Plan of Arrangement, to be created and issued by Fission Energy to Strathmore as consideration for the Spin-Off Assets as set out in paragraph 3.1(e) of the Plan of Arrangement;

“Fission Energy Shareholders” means the shareholders of Fission Energy;

“Fission Energy Shares” means the common shares without par value that Fission Energy is authorized to issue as the same are constituted on the date hereof;

“Fission Energy Stock Option Plan” means the proposed Stock Option Plan of Fission Energy, which is subject to Exchange acceptance and Shareholder approval;

“Fission Energy Stock Option Plan Resolution” means an ordinary resolution which will be considered by the Shareholders to approve the Plan, the full text of which is set out in Schedule “C” to this Information Circular;

“Fort Mcleod Property” means certain mining claims located in Alberta, Canada, 100% of which Strathmore owns;

“Information Circular” means this Management Information Circular dated May 8, 2007;

“interested party” means an interested party within the meaning of OSC Rule 61-501;

“Interim Order” means the interim order of the Court dated May 8, 2007, providing, among other things, for the calling and holding of the Meeting, a copy of which Interim Order is set out as Schedule “E” to this Information Circular;

“Meeting” means the annual and special meeting of the Securityholders to be held on June 19, 2007 and includes any adjournment thereof;

“New Mexico Properties” means the Church Rock Property and the Roca Honda Property;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“Non-Employee Optionholders” means holders of Strathmore Options who did not receive their Strathmore Options by virtue of their employment by Strathmore or a subsidiary or related corporation of Strathmore;

“Non-Principal Canadian Properties” means the Athabasca Property, the Comstock Property, the Fort Mcleod Property and the Staked Canadian Properties;

“Notice of Meeting” means the Notice of Annual and Special General Meeting of the Securityholders in respect of the Meeting;

“OSC Rule 61-501” means Ontario Securities Commission Rule 61-501;

“Optionholder” means a holder of Strathmore Options;

“Plan of Arrangement” means the plan of arrangement attached as Exhibit I to the Arrangement Agreement, and any amendments or variations thereto;

“proxy” means the form of proxy which accompanies this Information Circular;

“qualified person” means an individual who is a “qualified person” within the meaning of National Instrument 43-101;

“Registrar” means the Registrar of Companies under the BCBCA;

“related party” means a related party within the meaning of OSC Rule 61-501;

“Roca Honda Property” means certain mining claims located in McKinley County, New Mexico, 100% of which Strathmore owns, some of which are subject to a 1% royalty;

“Roca Honda Report” means the technical report entitled, “Technical Report on the Roca Honda Uranium Property” – McKinley County, New Mexico”, dated March 31, 2006, prepared by David C. Fitch, C.P.G.;

“Securityholder” means a registered holder of Strathmore Shares, Strathmore Warrants or Strathmore Options;

“Share Distribution Record Date” means the close of business on the fourth Business Day prior to the Effective Date for the purpose of determining the Shareholders entitled to receive share certificates representing Fission Energy Shares under the Arrangement;

“Shareholder” means a holder of Strathmore Shares;

“Spin-Off Assets” means, collectively, the Spin-Off Properties and $500,000 in cash that are to be transferred from Strathmore to Fission Energy pursuant to the Arrangement;

“Spin-Off Properties” means all of Strathmore’s interest in the Athabasca Property, the Chomstock Property, the Dieter Lake Property, the Duddridge Lake Property, the Fort Mcleod Property, the Staked Canadian Properties and the Staked Peruvian Properties;

“Staked Canadian Properties” means the Canadian uranium properties located in Saskatchewan (namely, Davy Lake, Hall Lake, Patterson Lake, and Waterbury Lake) in which Strathmore has acquired a 100% interest by staking;

“Staked Peruvian Properties” means the uranium properties located in Peru in which Strathmore has acquired a 100% interest by staking;

“Strathmore” means Strathmore Minerals Corp., a public corporation continued under the BCBCA, whose shares are listed on the Exchange;

“Strathmore Butterfly Holder” means a holder of Strathmore Butterfly Shares;

“Strathmore Butterfly Shares” means the new preferred shares which Strathmore will create and issue as described in the Plan of Arrangement and for which the Strathmore Class A Shares are, in part, to be exchanged under the Plan of Arrangement;

“Strathmore Class A Shares” means the Strathmore Shares as renamed and redesignated as Class A common shares under the Arrangement;

“Strathmore New Options” means the new options of Strathmore issued in exchange for Strathmore Options to take into account the reduction in Strathmore’s fair market value as a result of transferring the Spin-Out Assets from Strathmore to Fission Energy;

“Strathmore New Shares” means a new class of common shares without par value which Strathmore will create and issue as described in the Plan of Arrangement and for which the Strathmore Class A Shares are, in part, to be exchanged under the Plan of Arrangement and which, immediately after completion of the transactions comprising the Plan of Arrangement, will be identical in every relevant respect to the Strathmore Shares;

“Strathmore Options” means share purchase options issued pursuant to the Strathmore Stock Option Plan which are outstanding on the Effective Date;

“Strathmore Resources” means Strathmore Resources (US) Ltd., a wholly-owned subsidiary of Strathmore Minerals Corp., incorporated under the state laws of Nevada;

“Strathmore Securities” means Strathmore Shares, Strathmore Warrants and Strathmore Options;

“Strathmore Shares” means the common shares without par value which Strathmore is authorized to issue as the same are constituted on the date of this Information Circular;

“Strathmore Stock Option Plan” means the stock option plan of Strathmore;

“Strathmore Warrants” means common share purchase warrants of Strathmore which are outstanding on the Effective Date;

“Tax Act” means the Income Tax Act (Canada), as amended;

“United States” or “U.S.” means the United States of America;

“U.S. Mineral Properties” means the Chord Property, the New Mexico Properties, and the Wyoming Properties, all of which will continue to be held by Strathmore following completion of the Arrangement;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrantholder” means a holder of Strathmore Warrants; and

“Wyoming Properties” means the properties containing certain mining claims located in Wyoming, United States, 100% of which Strathmore owns.

AUDITORS’ CONSENTS

We have read the Information Circular of Strathmore Minerals Corp. (the “Company”) dated May 8, 2007 relating to the proposed arrangement involving the Company, its shareholders and Fission Energy Corp.  We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use in the above mentioned Information Circular of our report to the directors of the Company on the balance sheets of the Company as at December 31, 2006 and 2005 and the statements of operations and deficit and cash flows for the years then ended.  Our report is dated February 19, 2007 (except as to Note 13 which is as of May 8, 2007).

(Signed)  Davidson & Company LLP

Vancouver, Canada	Chartered Accountants

May 8, 2007

DIRECTORS’ APPROVAL

The contents and the sending of the Notice of Meeting and this Information Circular have been approved by the Board of Directors of Strathmore.

Dated this 8th day of May, 2007.

ON BEHALF OF THE BOARD
OF DIRECTORS OF STRATHMORE MINERALS CORP.

(signed) DEVINDER RANDHAWA

Devinder Randhawa
Chairman and Chief Executive Officer

CERTIFICATE

The foregoing, including all schedules attached hereto, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to be made a statement not misleading in the light of the circumstances in which it was made.

DATED: May 8, 2007

(signed) DEVINDER RANDHAWA

(signed) PATRICK GROENING

Chairman and Chief Executive Officer

Chief Financial Officer

- # -

SCHEDULE A

THE ARRANGEMENT RESOLUTION

RESOLUTION OF THE HOLDERS OF COMMON SHARES, OPTIONS AND WARRANTS OF STRATHMORE MINERALS CORP. (THE “SECURITYHOLDERS”)

BE IT RESOLVED as a special resolution that:

1.

The Arrangement Agreement dated effective May 7, 2007 between Strathmore Minerals Corp. (“Strathmore”) and Fission Energy Corp. (“Fission”), attached as Schedule “B” to the notice and annual and special meeting and management information circular (the “Circular”) of Strathmore dated effective May 8, 2007 is hereby confirmed, ratified and approved.

2.

The arrangement (the “Arrangement”) under Part 9, Division 5 of the Business Corporations Act (British Columbia) substantially as set forth in the Plan of Arrangement attached as Exhibit II to the Arrangement Agreement attached as Schedule “B” to the Circular is hereby approved and authorized.

3.

Notwithstanding that this special resolution has been passed by the Securityholders of Strathmore or has received the approval of the Supreme court of British Columbia, the board of directors of Strathmore may amend the Arrangement Agreement and the Plan of Arrangement to the extent permitted by the Arrangement Agreement and/or decide not to proceed with the Arrangement or revoke this special resolution at any time prior to the filing of the certified copy of the court order approving the Arrangement with the Registrar of Companies for British Columbia without further approval of the Securityholders of Strathmore.

4.

Any one director or officer of Strathmore is hereby authorized, for and on behalf of Strathmore to execute and deliver all documents and instruments and take all such other actions as may be necessary or desirable to implement this special resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

SCHEDULE B
ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

SCHEDULE C
FISSION ENERGY STOCK OPTION PLAN RESOLUTION

SCHEDULE D
FISSION ENERGY STOCK OPTION PLAN

SCHEDULE E
INTERIM ORDER AND NOTICE OF APPLICATION

SCHEDULE F
DISSENT RIGHTS UNDER THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

SCHEDULE G
STRATHMORE CONSOLIDATED FINANCIAL STATEMENTS FOR 2005 AND 2006

STRATHMORE MINERALS CORP.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

AUDITORS' REPORT

To the Shareholders of

Strathmore Minerals Corp.

We have audited the consolidated balance sheets of Strathmore Minerals Corp. as at December 31, 2006 and 2005 and the consolidated statements of operations and deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

February 16, 2007 (except as to Note 13, which is as of May 8, 2007)

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172

STRATHMORE MINERALS CORP.

CONSOLIDATED BALANCE SHEETS

YEAR ENDED DECEMBER 31

	2006	2005

ASSETS

Current
Cash and equivalents	$ 5,299,908	$ 12,143,821
Short term investments (Note 3)	27,412,579	9,001,064
Receivables	407,910	240,244
Prepaid expenses	30,593	26,651

	33,150,990	21,411,780

Property and equipment (Note 4)	690,904	208,229
Mineral property interests (Note 5)	7,702,446	5,579,778
Deferred exploration costs (Note 6)	11,946,014	3,570,990

	$ 53,490,354	$ 30,770,777

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 708,606	$ 171,356
Due to related parties (Note 9)	15,449	14,291

	724,055	185,647

Shareholders' equity
Capital stock (Note 7)	69,061,053	41,299,968
Subscriptions received in advance	-	3,600
Contributed surplus (Note 7)	1,591,993	4,857,621
Deficit	(17,886,747)	(15,576,059)

	52,766,299	30,585,130

	$ 53,490,354	$ 30,770,777

Nature of operations (Note 1)

Subsequent events (Note 13)

On behalf of the Board:

“Dev Randhawa”	Director	“Michael Halvorson”	Director

The accompanying notes are an integral part of these consolidated financial statements.

STRATHMORE MINERALS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

YEAR ENDED DECEMBER 31

	2006	2005

GENERAL AND ADMINISTRATIVE EXPENSES
Advertising and promotion	$ 90,532	$ 70,154
Amortization	64,749	43,046
Business development	111,876	96,636
Consulting fees	819,123	654,100
Investors relations	24,858	110,718
Office and miscellaneous	171,744	222,318
Professional fees	370,419	132,637
Property investigation costs	126,289	-
Regulatory fees	37,958	16,384
Rent	60,706	47,581
Shareholder communications	47,287	9,329
Short term investment fees	92,127	3,061
Stock-based compensation (Note 7)	731,026	476,610
Telephone	41,414	37,031
Transfer agent	17,791	16,105
Trade shows and conferences	379,389	229,792
Travel	47,644	36,009
Wages and benefits	448,492	158,628

Loss before other items	(3,683,424)	(2,360,139)

OTHER ITEMS
Investment income	1,393,310	365,930
Allowance for decline in investments (Note 3)	(20,574)	(4,817)

Loss before income taxes	(2,310,688)	(1,999,026)

Future income tax recovery (Note 10)	-	376,524

Loss for the year	(2,310,688)	(1,622,502)

Deficit, beginning of year	(15,576,059)	(13,953,557)

Deficit, end of year	$ (17,886,747)	$ (15,576,059)

Basic and diluted loss per common share	$ (0.03)	$ (0.03)

Weighted average number of common shares outstanding	66,314,107	53,550,088

The accompanying notes are an integral part of these consolidated financial statements.

#

STRATHMORE MINERALS CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$ (2,310,688)	$ (1,622,502)
Items not affecting cash
Amortization	64,749	43,046
Allowance for decline in investments	20,574	4,817
Stock-based compensation	731,026	476,610
Future income taxes	-	(376,524)
Property investigation costs	126,289	-

Changes in non-cash working capital items:
Increase in receivables	(167,666)	(205,678)
Increase in short term investments	(18,432,089)	(9,005,881)
Increase in prepaid expenses	(3,942)	(13,335)
(Decrease) increase in accounts payable and accrued liabilities	40,641	(12,247)
Increase in due to related parties	1,158	3,343

Cash used in operating activities	(19,929,948)	(10,708,351)

CASH FLOWS FROM INVESTING ACTIVITIES
Deferred exploration costs	(7,878,415)	(3,283,523)
Property and equipment purchased	(547,424)	(181,217)
Mineral property interests	(41,957)	(513,300)

Cash used in investing activities	(8,467,796)	(3,978,040)

CASH FLOWS FROM FINANCING ACTIVITIES
Subscriptions received in advance	-	3,600
Share issuance costs	(684,014)	(1,158,352)
Capital stock issued	22,237,845	18,901,938

Cash provided by financing activities	21,553,831	17,747,186

Change in cash and equivalents during the year	(6,843,913)	3,060,795

Cash and equivalents, beginning of year	12,143,821	9,083,026

Cash and equivalents, end of year	$ 5,299,908	$ 12,143,821

Supplemental disclosure with respect to cash flows (Note 8)

The accompanying notes are an integral part of these consolidated financial statements.

#

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

1.

NATURE OF OPERATIONS

Strathmore Minerals Corp. (the “Company”) is incorporated under the laws of the Province of British Columbia and is considered to be in the exploration stage.

The Company is in the process of exploring its mineral property interests and has not yet determined whether these properties contain ore reserves that are economically recoverable.  The recoverability of the amounts shown for mineral property interests and related deferred exploration costs is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production.

2.

SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Minera Peruran S.A. (incorporated under the laws of Peru), and Strathmore Resources (US) Ltd. (incorporated under the laws of Nevada, USA).  Significant inter-company balances and transactions are eliminated on consolidation.

Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period.  Actual results could differ from these estimates.

Cash and equivalents

Cash is comprised of cash on hand and demand deposits. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Short term investments

Short term investments are recorded at the lower of cost or market value on an aggregate basis.

Property and equipment

Property and equipment is recorded at cost and amortization is calculated using the declining-balance method,

unless otherwise

noted, at the following annual rates:

Office equipment	20%
Geological equipment	20%
Leasehold improvements	5 year straight-line
Computer equipment	30%
Computer software	50%

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Mineral property interests and deferred exploration costs

The Company records mineral property interests, which consist of the right to explore for mineral deposits, at cost.  The Company records deferred exploration costs, which consist of costs attributable to the exploration of mineral property interests, at cost.  All direct and indirect costs relating to the acquisition and exploration of these mineral property interests are capitalized on the basis of specific claim blocks until the mineral property interests to which they relate are placed into production, the mineral property interests are disposed of through sale or where management has determined there to be an impairment.  If a mineral property interest is abandoned, the mineral property interest and deferred exploration costs will be written off to operations in the period of abandonment.

On an ongoing basis, the capitalized costs are reviewed on a property-by-property basis to consider if there is any impairment on the subject mineral property interest.  Management’s determination for impairment is based on: i) whether the Company’s exploration programs on the mineral property interests have significantly changed, such that previously identified resource targets are no longer being pursued; ii) whether exploration results to date are promising and whether additional exploration work is being planned in the foreseeable future or iii) whether remaining lease terms are insufficient to conduct necessary studies or exploration work.  As at December 31, 2006 and 2005, management believes that no impairment relating to the mineral property interests and deferred exploration costs was required.

The recorded cost of mineral property interests and deferred exploration costs is based on cash paid and the value of share considerations issued for mineral property interest acquisitions and exploration costs incurred.  The recorded amount may not reflect recoverable value as this will be dependent on future development programs, the nature of the mineral deposit, commodity prices, adequate funding and the ability of the Company to bring its projects into production.

Foreign currency translation

The Company’s subsidiaries are integrated foreign operations and are translated into the Canadian dollar equivalent using the temporal method.  The monetary assets and liabilities of the Company that are denominated in foreign currencies are translated at the rate of exchange at the balance sheet date and non-monetary items are translated at historical rates.  Revenues and expenses are translated at rates approximating those in effect at the time of the transaction.  Exchange gains and losses arising on translation are included in the statement of operations.

Flow-through common shares

Resource expenditure deductions for income tax purposes related to exploration activities funded by flow-through share arrangements are renounced to investors in accordance with Canadian income tax legislation. The Company records a future income tax liability and a reduction in capital stock for the estimated tax benefits transferred to shareholders.

When the Company renounces flow-through expenditures, a portion of the Company’s future income tax assets that were not recognized in previous years, due to the recording of a valuation allowance, will be recognized as a recovery of income taxes in the statement of operations.

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Asset retirement obligations

An asset retirement obligation is a legal obligation associated with the retirement of tangible long-lived assets that the Company is required to settle.  The Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made.  The carrying amount of the related long-lived asset is increased by the same amount as the liability.

Stock-based compensation

The Company uses the fair value method whereby the Company recognizes compensation costs over the vesting period for the granting of all stock options and direct awards of stock.  Any consideration paid by the option holders to purchase shares is credited to capital stock.

Income taxes

Income taxes are recorded using the asset and liability method whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs.  To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments.  Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments.  It assumes that the proceeds would be used to purchase common shares at the average market price during the period.  For the years presented, this calculation proved to be anti-dilutive.

Basic loss per share is calculated using the weighted average number of shares outstanding during the year.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

3.

SHORT TERM INVESTMENTS

Short term investments are comprised of the following:

	2006	2005

Canadian bond funds	$ 20,325,270	$ 2,986,357
Canadian short term investment fund	7,087,309	6,014,707

	$ 27,412,579	$ 9,001,064

As at December 31, 2006, short term investments have an aggregate market value of $27,412,579 (2005 -$9,001,064).  During fiscal 2006, the Company recorded an allowance for decline of $20,574 (2005 - $4,817) to reflect the market value of the investments.

4.

PROPERTY AND EQUIPMENT

		2006			2005
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value

Office equipment	$ 108,821	$ 38,371	$ 70,450	$ 91,121	$ 24,142	$ 66,979
Geological equipment	132,430	19,090	113,340	43,276	7,471	35,805
Leasehold improvements	65,114	17,413	47,701	55,817	5,936	49,881
Land	370,703	-	370,703	-	-	-
Computer equipment	105,239	55,092	50,147	88,758	35,783	52,975
Computer software	48,343	9,780	38,563	4,254	1,665	2,589

	$ 830,650	$ 139,746	$ 690,904	$ 283,226	$ 74,997	$ 208,229

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

5.

MINERAL PROPERTY INTERESTS

	2006	2005

Athabasca property, Canada	$ 459,702	$ 459,702
Chord property, USA	137,282	137,282
Comstock property, Canada	494,271	297,271
Dieter Lake property, Canada	618,792	421,792
Duddridge Lake property, Canada	382,245	191,245
Fort Mcleod property, Canada	299,071	34,070
New Mexico properties, USA	1,720,833	1,272,616
Staked properties, Canada	831,260	798,153
Staked properties, Peru	69,580	69,580
Wyoming properties, USA	2,689,410	1,615,698
Pre-acquisition property costs	-	282,369

	$ 7,702,446	$ 5,579,778

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral property interests.  The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, title to all of its properties are in good standing.

Athabasca property, Canada

The Company acquired a 100% interest in a uranium property located in Alberta, Canada, by paying $98,192, incurring additional costs of $29,510 and issuing 200,000 common shares valued at $332,000. The property is subject to a 0.75% net smelter returns royalty on certain mineral production and a 4% gross over riding royalty on all diamond production from the property.

Chord property, USA

The Company acquired a 100% interest in a uranium property located in South Dakota, USA, by paying $48,640.  During fiscal 2003, the Company amended the terms of the lease agreement for consideration of 100,000 shares of the Company valued at $56,000 and incurred additional fees of $6,468.  To earn its interest, the Company is required to make annual payments of either 50,000 common shares or US$10,000 per year to July 1, 2009. In fiscal 2006, the Company paid $14,381 (US$10,000) (2005 - $12,558 (US$10,000)).  The property is subject to a 2% gross royalty.

Comstock property, Canada

The Company acquired a 100% interest in certain claims located in British Columbia, Canada by issuing 300,000 common shares valued at $491,000 and incurring additional fees of $3,271.

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

5.

MINERAL PROPERTY INTERESTS (cont’d...)

Dieter Lake property, Canada

The Company acquired a 100% interest in certain claims located in Quebec, Canada by issuing 300,000 common shares valued at $603,000 and incurring additional costs of $15,792. An additional 200,000 shares will be issued in the event a resource of more than 60 million pounds containing U3O8 (Uranium) is confirmed at the property.

Duddridge Lake property, Canada

The Company acquired a 100% interest in certain claims located in Saskatchewan, Canada by issuing 200,000 common shares valued at $344,000 and incurring additional fees of $38,245.

Fort Mcleod property, Canada

The Company acquired an option to purchase a 100% interest in certain claims located in Alberta, Canada, by paying $34,071 for staking costs and issuing 100,000 shares valued at $265,000. To earn its interest, the Company is required to issue an additional 100,000 common shares.

New Mexico properties, USA

The Company acquired a 100% interest in certain claims located in New Mexico, USA, by paying $293,752, incurring additional costs of $318,581 and issuing 600,000 common shares valued at $1,108,500. Certain claims are subject to a 1% royalty.

Staked properties, Canada

The Company acquired, by staking, a 100% interest in the following uranium properties located in north-central Saskatchewan: Davy Lake, Hall Lake, Patterson Lake, and Waterbury Lake.

Staked properties, Peru

The Company acquired, by staking, a 100% interest in certain uranium properties located in Peru.

Wyoming properties, USA

The Company acquired a 100% interest in certain claims located in Wyoming, USA by paying $87,560, incurring additional costs of $403,100 and issuing 1,150,000 common shares valued at $2,198,750.

Pre-acquisition property costs

The pre-acquisition property costs represent expenditures related to mineral property interests prior to implementation of the acquisition.  These costs will be added to the mineral property interest costs to which they relate on completion of the acquisition or written-off to operations should the acquisition not proceed.

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

6.

DEFERRED EXPLORATION COSTS

	Canada	USA	Peru	Total

As at December 31, 2004	$ 103,933	$ 63,716	$ -	$ 167,649
Airborne geophysics surveys	1,497,325	-	-	1,497,325
Camp costs	41,534	-	4,573	46,107
Claim fees	38,178	168,188	22,165	228,531
Geologists fees and supplies	418,162	370,852	129,554	918,568
General expenses	16,326	8,074	1,861	26,261
Helicopter rental and equipment fuel	586,482	-	-	586,482
Lab analysis and sampling	38,802	-	-	38,802
NI 43-101 reports	21,334	3,841	-	25,175
Report/map preparation	33,869	606	1,615	36,090

As at December 31, 2005	2,795,945	615,277	159,768	3,570,990
Airborne geophysics surveys	2,516,823	-	-	2,516,823
Camp costs	238,368	-	-	238,368
Claim fees	181,430	514,003	30,276	725,709
Geologists fees and supplies	1,743,786	1,582,897	131,355	3,458,038
General expenses	62,172	130,264	37,633	230,069
Travel	506,005	159,605	30,224	695,834
Helicopter rental and equipment fuel	424,851	494	-	425,345
Lab analysis and sampling	19,990	-	-	19,990
NI 43-101 reports	10,417	-	-	10,417
Report and map preparation	51,346	2,324	761	54,431

As at December 31, 2006	$ 8,551,133	$ 3,004,864	$ 390,017	$ 11,946,014

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

7.

CAPITAL STOCK AND CONTRIBUTED SURPLUS

	Number of Shares	Capital Stock	Contributed Surplus

Authorized
Unlimited number of common shares, without par value

Issued
As at December 31, 2004	36,241,257	$ 23,457,405	$ 2,420,262
Private placements	10,144,286	12,752,584	2,505,917
Exercise of options	887,000	466,080	(169,381)
Exercise of warrants	7,082,971	4,280,507	(875,269)
Acquisition of mineral property interests	1,400,000	2,377,750	-
Stock-based compensation	-	-	476,610
Share issuance costs	-	(1,657,834)	499,482
Tax benefits renounced to flow through share subscribers	-	(376,524)	-

As at December 31, 2005	55,755,514	41,299,968	4,857,621
Private placements	3,265,950	8,699,795	-
Exercise of options	2,370,000	2,815,678	(884,878)
Exercise of warrants	8,340,084	14,809,977	(3,199,127)
Acquisition of mineral property interests	900,000	2,207,000	-
Stock-based compensation	-	-	731,026
Share issuance costs	-	(771,365)	87,351

As at December 31, 2006	70,631,548	$ 69,061,053	$ 1,591,993

Included in issued capital stock are 75,000 common shares subject to an escrow agreement that may not be transferred, assigned or otherwise dealt with without the consent of the regulatory authorities.

In January, 2005, the Company issued 30,000 flow-through common shares at a price of $1.95 per share for proceeds of $58,500 which were received in fiscal 2004.

In February, 2005, the Company issued 10,000,000 units at $1.50 per unit for gross proceeds of $15,000,000. Each unit consists of one common share and one half of one share purchase warrant. One whole warrant is exercisable at $1.75 until February 21, 2006 and thereafter at $2.00 expiring February 21, 2007. An estimated fair value of $2,480,945 was allocated to the warrants and is included in contributed surplus. In connection with the placement the Company issued agents’ warrants to purchase 1,027,180 common shares at a price of $1.75 per share in the first year and $2.00 per share in the second year and paid commissions of $1,027,180, of which $169,892 was allocated to the commissions on the warrants and is included in contributed surplus.  The fair value of the agents warrants, being $802,026, was determined using the Black-Scholes option pricing model with a volatility of 62%, risk-free interest rate of 2.92%, expected life of 2 years, and a dividend rate of 0%.

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

7.

CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont’d...)

In October 2005, the Company issued 114,286 units at $1.75 per unit for gross proceeds of $200,001.  Each unit consists of one common share and one half of one share purchase warrant exercisable at $2.00 per share until October 26, 2007.  An estimated fair value of $24,972 was allocated to the warrants and is included in contributed surplus.

In May, 2006, the Company issued 1,697,300 flow-through shares at $3.00 per share and 1,568,650 units at $2.30 per unit for total proceeds of $8,699,795. Each unit consists of one common share and one half of one share purchase warrant. One whole warrant is exercisable at $3.25 and expires November 9, 2007. In connection with the placement, the Company paid commissions of $521,988 in cash and issued 195,957 agents’ warrants. Each warrant entitles the Agent to purchase one common share at $2.55 per share and expires May 9, 2007. The fair value of the agents’ warrants, being $87,351, was determined using the Black-Scholes option pricing model with a volatility of 53%, risk-free interest rate of 4.26%, expected life of 1 year, and a dividend rate of 0%.

Stock options and warrants

The Company has a stock option plan whereby, from time to time, at the discretion of the Board of Directors, stock options are granted to directors, officers, employees and certain consultants.  The exercise price of each option is based on the market price of the Company’s common stock at the date of grant less an applicable discount.  The options can be granted for a maximum term of five years with vesting provisions determined by the Board of Directors.

Stock option and share purchase warrant transactions are summarized as follows:

	Warrants		Stock Options
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

Outstanding, December 31, 2004	10,081,638	$ 0.54	3,275,000	$ 0.68
Granted	6,084,323	1.75	1,600,000	1.69
Exercised	(7,082,971)	0.48	(887,000)	0.33
Expired/cancelled	-	-	(100,000)	1.44

Outstanding, December 31, 2005	9,082,990	1.39	3,888,000	1.16
Granted	980,282	3.11	2,840,000	1.89
Exercised	(8,340,084)	1.39	(2,370,000)	0.81
Expired/cancelled	(2,500)	0.76	(163,000)	1.91

Outstanding, December 31, 2006	1,720,688	$ 2.53	4,195,000	$ 1.82

Number currently exercisable	1,720,688	$ 2.53	1,063,000	$ 1.89

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

7.

CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont’d…)

As at December 31, 2006, stock options and share purchase warrants were outstanding as follows:

	Number of Shares	Exercise Price	Expiry Date

Options	190,000	$ 1.75	January 14, 2007
	20,000	2.25	February 8, 2007
	300,000	2.20	April 29, 2007
	125,000	2.50	April 13, 2009
	945,000	1.50	October 6, 2010
	50,000	1.75	June 14, 2011
	1,765,000	1.70	August 31, 2011
	700,000	2.10	October 27, 2011
	100,000	3.00	December 15, 2010
Total	4,195,000

Warrants	683,263	2.00	February 21, 2007
	195,957	2.55	May 9, 2007
	57,143	2.00	October 26, 2007
	784,325	3.25	November 9, 2007
Total	1,720,688

Stock-based compensation

During fiscal 2006, the Company granted 2,840,000 (2005 – 1,600,000) options to employees, consultants and directors.  Accordingly, using the Black-Scholes option pricing model, the stock options are recorded at fair value in the statement of operations.  Total stock-based compensation recognized in the statement of operations during fiscal 2006 was $731,026 (2005 - $476,610) as a result of options granted and vested.  This amount was also recorded as contributed surplus on the balance sheet.  The weighted average fair value of options granted was $1.09 (2005 - $0.62) per option.

The following assumptions were used for the valuation of stock options:

	2006	2005

Risk-free interest rate	4.02%	3.00%
Expected life	3.6 years	2.3 years
Annualized volatility	79%	60%
Dividend rate	0.00%	0.00%

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

8.

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	2006	2005

Cash paid during the year for interest	$ -	$ -

Cash paid during the year for income taxes	$ -	$ -

Cash and equivalents:
Cash balances	$ 5,189,185	$ 12,032,505
Term deposits	110,723	111,316

	$ 5,299,908	$ 12,143,821

Significant non-cash transactions during the year ended December 31, 2006 included:

a)

Issuing 900,000 (2005 – 1,400,000) common shares valued at $2,207,000 (2005 – $2,377,750) pursuant to the acquisition of mineral property interests and issuing 195,957 (2005 – 1,027,180) agents’ warrants valued at $87,351 (2005 – $802,026) as finders’ fees on private placements.

b)

Accruing deferred exploration costs in accounts payable and accrued liabilities of $616,427 (2005 – $119,818) at December 31, 2006.

c)

Issuing 10,000 (2005 – 30,000) common shares for proceeds of $3,600 (2005 – $58,500) received in the prior year.

9.

RELATED PARTY TRANSACTIONS

The Company entered into transactions with related parties as follows:

a)

Paid or accrued $290,615 (2005 - $225,598) for consulting fees to a director and a company controlled by a director.

b)

Paid or accrued $290,415 (2005 - $225,684) for consulting fees to officers of the Company.

c)

Paid or accrued $116,000 (2005 - $NIL) for director’s fees, included in wages, to directors.

.

These transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Amounts due to related parties are due to directors and companies controlled by directors and are unsecured, non-interest bearing and have no specific repayment terms.

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

10.

INCOME TAXES

A reconciliation of current income taxes at statutory rates with the reported income taxes is as follows:

	2006	2005

Loss before income taxes	$ (2,310,688)	$ (1,999,026)

Expected income tax recovery	$ 834,621	$ 697,061
Other items not deductible for income tax purposes	(343,052)	(229,573)
Stock-based compensation not deductible for income tax purposes	(264,047)	(166,194)
Recognized (unrecognized) benefits of non-capital losses	(227,522)	75,230

Future income tax recovery	$ -	$ 376,524

The significant components of the Company’s future income tax assets are as follows:

	2006	2005

Future income tax assets:
Equipment	$ 61,021	$ 45,074
Mineral property interests and related exploration expenditures	1,102,853	888,852
Other assets	360,987	434,843
Non-capital losses available for future periods	859,747	1,001,692

	2,384,608	2,370,461

Valuation allowance	(2,384,608)	(2,370,461)

Net future income tax asset	$ -	$ -

The Company has available approximately $2,773,000 of non-capital losses which, if unutilized, will expire through 2026.  Subject to certain restrictions, the Company also has capital losses of $367,000 and resource exploration expenditures of approximately $23,332,338 available to reduce taxable income of future years.   Future tax benefits which may arise as a result of these losses and resource deductions have not been recognized in these financial statements, and have been offset by a valuation allowance.

During fiscal 2005, the Company renounced certain deductions for Canadian exploration expenditures incurred on the Company’s resource properties resulting in a future income tax recovery of $376,254 and a charge against capital stock.

11.

SEGMENTED INFORMATION

The Company primarily operates in one reportable operating segment, being the exploration of mineral property interests and considers its loss from operations for fiscal years 2006 and 2005 to relate to this segment.

STRATHMORE MINERALS CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

11.

SEGMENTED INFORMATION (cont’d...)

The Company has mineral property interests located in the USA, Canada and Peru and conducts administrative activities from Canada.  The total amount of capital assets attributable to Canada is $11,979,000 (2005 - $5,172,337), Peru is $459,597 (2005 - $229,348) and the USA is $7,900,767 (2005 - $3,957,312).

12.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and equivalents, short term investments, receivables, accounts payable and accrued liabilities and amounts due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments approximates their carrying value, unless otherwise noted. The Company is subject to financial risk arising from fluctuations in foreign currency exchange rates. The Company does not use any derivative instruments to reduce its exposure to fluctuations in foreign currency exchange rates.

13.

SUBSEQUENT EVENTS

Subsequent to December 31, 2006, the Company:

a)

Issued 1,441,075 common shares for proceeds of $3,197,018 pursuant to the exercise of stock options and warrants.

b)

Issued 100,000 common shares pursuant to the acquisition of mineral property interests.

c)

Entered into an option agreement with Yellowcake Minerals Inc.  (“Yellowcake”) to option an 80% interest in the Company’s Juniper Ridge property in Wyoming.  Pursuant to the agreement, the Company will receive 9,000,000 common shares of Yellowcake, US$500,000 in cash over five years, and Yellowcake will incur a total of US$8,000,000 in exploration expenditures over five years on the property.  Upon spending US$4,000,000 in exploration expenditures, Yellowcake will have earned a 40% interest.  The Company will maintain a 3% NSR on the optioned portion on all future production.  Further, the Company agreed to option a 50% interest in their Texas database to Yellowcake for consideration of US$25,000, Yellowcake incurring US$440,000 evaluating the database, and if a suitable target is identified, Yellowcake will incur the first US$500,000 in costs to acquire any mining leases.

d)

On February 14, 2007, granted an exclusive right to an undisclosed corporation to negotiate a joint venture agreement to develop its Roca Honda project and construct a uranium mill in the Grants Mineral Belt of New Mexico. Pursuant to the Exclusivity Agreement, the undisclosed party paid $US100,000 and has 90 days to negotiate a joint venture agreement with the Company.  On May 4, 2007, both companies agreed to extend the negotiation period until July 9, 2007.

e)

On April 5, 2007, entered into a Letter of Intent (“LOI”) with Yellowcake to option a 60% interest in the Company’s SKY property in Wyoming.  Pursuant to the agreement, Yellowcake will incur a total of US$7,500,000 in exploration expenditures over four years on the property.  Upon spending US$2,500,000 in exploration expenditures, Yellowcake will have earned a 25% interest.

f)

On April 12, 2007, entered into a LOI with Yellowcake to option a 60% interest in the Company’s Jeep property in Wyoming.  Pursuant to the agreement, Yellowcake will incur a total of US$10,000,000 in exploration expenditures over six years on the property.  Upon spending US$1,500,000 in exploration expenditures, Yellowcake will have earned a 25% interest.

SCHEDULE H
UNAUDITED PRO FORMA BALANCE SHEETS OF STRATHMORE AND FISSION ENERGY

COMPILATION REPORT ON

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

To the Directors of

Strathmore Minerals Corp

We have read the accompanying unaudited pro-forma balance sheet of Strathmore Minerals Corp. (“Strathmore”) and Fission Energy Corp. (“Fission”) as at December 31, 2006 and have performed the following procedures:

1.

Compared the figures in the column captioned “Strathmore Minerals Corp.” to the audited consolidated financial statements of the Company as at December 31, 2006 and found them to be in agreement.

2.

Made enquiries of certain officials of Strathmore and Fission who have responsibility for financial and accounting matters about:

a)

the basis for determination of the pro-forma adjustments; and

b)

whether the unaudited pro-forma balance sheets comply as to form in all material respects with regulatory requirements of the various security commissions and similar regulatory authorities in Canada.

The officials:

a)

described to us the basis for determination of the pro-forma adjustments; and

b)

stated that the unaudited pro-forma balance sheets comply as to form in all material respects with regulatory requirements of the various security commissions and similar regulatory authorities in Canada

3.

Read the notes to the unaudited pro-forma balance sheets, and found them to be consistent with the basis described to us for determination of the pro-forma adjustments.

4.

Recalculated the application of the pro-forma adjustments to the aggregate of the amounts in the column captioned “Strathmore Minerals Corp.” as at December 31, 2006, and found the amounts in the column captioned “Pro-forma Strathmore Minerals Corp.” and “Pro-forma Fission Energy Corp.” to be arithmetically correct.

A pro-forma balance sheet is based on management assumptions and adjustments which are inherently subjective.  The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management’s assumptions, the pro-forma adjustments, and the application of the adjustments to the historical financial information.  Accordingly, we express no such assurance.  The foregoing procedures would not necessarily reveal matters of significance to the pro-forma balance sheets, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

 (Signed)  Davidson & Company LLP

Vancouver, Canada

Chartered Accountants

May 8, 2007

STRATHMORE MINERALS CORP. AND

FISSION ENERGY CORP.

Pro Forma Balance Sheets

As at December 31, 2006

(Unaudited – See Compilation Report)

	Strathmore Minerals Corp. (Consolidated) $	Pro Forma Adjustments $	Reference	Pro Forma Strathmore Minerals Corp. (Consolidated) $	Pro Forma Fission Energy Corp. $

ASSETS

CURRENT
Cash and cash equivalents	5,299,908	(500,000)	Note 2(a)	4,799,908	500,000
Short term investments	27,412,579			27,412,579	-
Receivables	407,910			407,910	-
Prepaid expenses	30,593			30,593	-
	33,150,990			32,650,990	500,000

Equipment	320,201			320,201	-
Land	370,703			370,703	-
Mineral property interests	7,702,446	(3,154,921)	Note 2(a)	4,547,525	3,154,921
Deferred exploration costs	11,946,014	(8,941,150)	Note 2(a)	3,004,864	8,941,150
	53,490,354			40,894,283	12,596,071

LIABILITIES

CURRENT
Accounts payable and accrued
liabilities	708,606			708,606	-
Due to related parties	15,449			15,449	-
	724,055			724,055	-

SHAREHOLDERS’ EQUITY

Share capital	69,061,053	(12,596,071)	Note 2(a)	56,464,982	12,596,071
Contributed surplus	1,591,993	-		1,591,993	-
Deficit	(17,886,747)			(17,886,747)	-
	52,766,299			40,170,228	12,596,071
	53,490,354			40,894,283	12,596,071

Basis of presentation (Note 1)

Pro-forma transactions (Note 2)

The accompanying notes are an integral part of these pro-forma balance sheets.

STRATHMORE MINERALS CORP. AND

FISSION ENERGY CORP.

Pro Forma Balance Sheets

As at December 31, 2006

(Unaudited)

1.

BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated balance sheet of Strathmore Minerals Corporation (“Strathmore”) and unaudited pro forma balance sheet of Fission Energy Corp. (“Fission”) have been prepared by management for inclusion in the Management Information Circular (the “Circular) of Strathmore dated May 8, 2007. Strathmore intends to proceed with a reorganization which will have the result of dividing its present mineral assets into two separate companies. Upon implementation of a Plan of Arrangement, Fission will hold four properties (Dieter Lake, Duddridge Lake, Non-Principal and Staked Peruvian) and Strathmore will continue to hold the remaining mineral properties. These unaudited pro forma balance sheets have been derived from the audited financial statements of Strathmore as at December 31, 2006, and the assumptions contained in Note 2 below. Fission is a newly formed company incorporated in the province of British Columbia.

The unaudited pro forma balance sheets are prepared as if the reorganization of Strathmore into the two separate entities, Strathmore and Fission, had occurred on December 31, 2006 and the assumptions in Note 2 had occurred as at December 31, 2006. In the opinion of management, the unaudited pro forma balance sheets include all the adjustments necessary for fair presentation in accordance with Canadian generally accepted accounting principles, applied on a basis consistent with Strathmore’s accounting policies.

No unaudited pro forma income statement has been provided as all properties of Strathmore i.e. those being transferred to Fission and those being retained in Strathmore are in development stage and have no operations associated with them.

These unaudited pro forma balance sheets have been prepared and are not intended to reflect the financial position that would have occurred if the events reflected therein had been in effect at the dates indicated. Further, these unaudited pro forma balance sheets are not necessarily indicative of the financial position that may be obtained in the future. These unaudited pro forma balance sheets should be read in conjunction with the consolidated financial statements of Strathmore for the year ended December 31, 2006 as filed on www.sedar.com.

2.

PRO FORMA TRANSACTIONS

The pro-forma consolidated balance sheets were prepared based on the following assumptions:

a)

Strathmore is to transfer to Fission $500,000 cash and all of Strathmore’s investment in the following mineral properties:

i.

Dieter Lake Property in Quebec

ii.

Duddrige Lake Property in Saskatchewan

iii.

Non-Principal Canadian Properties

iv.

Staked Peruvian Properties

The property transfers are recorded at their carrying values of $12,096,071.

b)

The unaudited pro forma balance sheet assumes that Fission will be created and that shares will be issued directly to shareholders of Strathmore.